Exhibit 14c

                               SPONSOR'S GUIDE TO

                            ESTABLISHING AND ADOPTING

                        THE INVESTMENT COMPANY INSTITUTE

                      PROTOTYPE PROFIT SHARING/401(k) PLAN

                               SPONSOR'S GUIDE TO
                            ESTABLISHING AND ADOPTING
                        THE INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) PLAN

INTRODUCTION

            This guide is intended to be a reference for sponsors and to enable them to assist an employer who wishes to adopt the Investment Company Institute Prototype Profit Sharing/401(k) Plan sponsored by [NAME OF SPONSOR]. A prototype plan is a plan made available by a sponsoring organization and offered to various employers for adoption. Each adopting employer may select the funding medium of the plan from the choices made available by the sponsor.

            The prototype plan is a "standardized form plan." Standardized form plans are designed so that if the plan is adopted by an employer, the plan will meet the nondiscrimination rules, the benefit and contribution limitations, and the top-heavy provisions set forth in the Internal Revenue Code. Certain provisions of a standardized form prototype plan apply uniformly to each adopting employer; other provisions contain alternative features that are chosen individually by each adopting employer. Further information regarding selection of options by adopting employers is found at Tab 9.

            An employer who adopts this plan and who does not and has never before maintained another qualified plan (other than plans being amended by the adoption of this plan) does not need a separate determination letter from the Internal Revenue Service to obtain reliance on the plan's tax-qualified status.

            An employer who currently maintains any qualified plan other than this prototype plan (or master or prototype plans that are being amended by adoption of this plan) cannot rely on any IRS opinion letter obtained by this plan. Such an employer should consult with a tax advisor and apply for a determination letter with respect to this plan and any other plans the employer maintains.

            In addition, an employer who adopts any other plan after adopting this prototype plan cannot rely on any IRS opinion letter obtained by this plan. Such employers should apply for determination letters covering the prototype plan as well as the plans later adopted.

            An employer adopts the Investment Company Institute Prototype Profit Sharing/401(k) Plan by completing either Adoption Agreement #001 or Adoption Agreement #002. Information to assist an employer in deciding which adoption agreement to adopt is found in Tab 9.

            The plan is designed for use by corporations, partnerships or sole proprietorships. This guide explains the features of the plan and sets forth guidelines and procedures for adopting the plan. The guide discusses the benefits and limitations under the plan. In addition, the guide explains the alternative features that may be adopted in the adoption agreements and instructs the employer, on a provision-by-provision basis, as to how to complete the applicable adoption agreement.

            The guide is designed so sponsors can use the materials it contains to create a handbook for employers who want to adopt a plan. In most cases, such a handbook would include the materials at Tabs 1 through 25. Please note, however, that these materials describe all of the options available under the plan, including those that the sponsor has elected not to offer.

                               SPONSOR'S GUIDE TO
                            ESTABLISHING AND ADOPTING
                        THE INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) PLAN

                                TABLE OF CONTENTS


INTRODUCTION

      GENERAL CONSIDERATIONS......................................       TAB 1

      TAX-QUALIFIED STATUS OF PROTOTYPE PLANS.....................       TAB 2

      OPERATING A 401(k) PLAN.....................................       TAB 3

      GLOSSARY....................................................       TAB 4

PROCEDURES

      PROCEDURES FOR ESTABLISHING OR AMENDING A
      PROTOTYPE PLAN..............................................       TAB 5

      PROCEDURES FOR TRANSFERRING ASSETS BETWEEN TRUSTS...........       TAB 6

      PROCEDURES FOR DETERMINING METHOD OF INVESTMENT
      SELECTION...................................................       TAB 7

ADMINISTRATION

      NOTICE OF GENERAL ADMINISTRATIVE RESPONSIBILITIES...........       TAB 8

ADOPTION AGREEMENTS

      PROVISION-BY-PROVISION EXPLANATION AND INSTRUCTIONS
      FOR COMPLETING ADOPTION AGREEMENTS..........................       TAB 9

      ADOPTION AGREEMENT 001......................................      TAB 10

      ADOPTION AGREEMENT 002......................................      TAB 11
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                                      -ii-


PLAN, TRUST AND AMENDMENTS

      PROTOTYPE PROFIT SHARING/401(k) PLAN AND AMENDMENTS.........      TAB 12

      PROTOTYPE PROFIT SHARING/401(k) TRUST ......................      TAB 13

SUMMARY PLAN DESCRIPTIONS

      INSTRUCTIONS FOR PREPARING THE MODEL SUMMARY PLAN
      DESCRIPTION OF THE PROTOTYPE PROFIT SHARING/401(k) PLAN.....      TAB 14

      MODEL SUMMARY PLAN DESCRIPTIONS.............................      TAB 15

ADMINISTRATIVE FORMS..............................................  TABS 16-25

                             GENERAL CONSIDERATIONS

            Under defined contribution plans, contributions are made on behalf of each participant. The plan administrator is required to maintain a separate bookkeeping account for each participant. This may be accomplished most conveniently by setting up a separate mutual fund account for each participant. However, a separate mutual fund account is not required by law. The sum of the contributions to the participant's account, as adjusted by investment gains or losses, comprises the participant's retirement income. The employer's obligation to contribute is determined by the terms of the plan. The amounts the employer contributes will not increase or decrease on the basis of investment performance. Under a profit sharing plan, which is one type of defined contribution plan, the amount and allocation of contributions each year may be based on a specified formula, or as determined by the employer in its sole discretion.

Overall Limitations

            The maximum annual amount that can be allocated to any employee's account under all defined contribution plans of an employer is limited to the lesser of 25 percent of compensation or $30,000 (the $30,000 limit may be increased to reflect changes in the cost of living after 1994).

Special Rules for Self-Employed

            The limits are calculated differently for a self-employed person. Contributions are based on a percentage of a self-employed individual's earned income after making the contribution on his own behalf (earned income is reduced by the amount of the deductible contribution) and after one-half of his social security taxes (earned income is reduced by the deduction allowed for one-half of self-employment social security taxes).
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                                      -2-


            Because of these adjustments, calculating the contributions for self-employed individuals can be difficult. The following example illustrates one method of determining that limit. Assume the self-employed individual wishes to contribute 15% of compensation for himself and his other employees for 1994. Assume further that his net profit from self-employment in that business is $150,000 for that year. First, the employee would calculate his gross compensation ($150,000) less one-half of his self-employment taxes ($5,932), or $144,068. (Self-employment taxes equal 12.40% of his social security wages ($60,600) plus 2.90% of his medicare wages ($150,000)). Second, he would multiply this adjusted compensation by 13.0435% ($144,068 x 13.0435%) to determine his contribution, which is $18,791. Third, this contribution is then also deducted from gross compensation ($150,000 - ($5,932 + $18,791)) to produce his actual compensation of $125,277.

            It is this compensation amount that is used to determine whether the overall limit is satisfied. That is, the contribution cannot exceed the lesser of 25% of compensation (as calculated above) or $30,000. If compensation is less than $120,000 then the 25% limit applies but if compensation equals or exceeds $120,000, then the $30,000 limit applies.

Compensation Limitations

            The amount of compensation that is counted is also limited. For 1994 the limit is $150,000. The limit may increase in future years due to cost-of-living increases. Increases will only be made in increments of $10,000.

            This compensation limit applies whenever any calculation involving compensation is made. For example, in calculating contributions and deduction limits, only compensation up to this limit may be used.
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                                      -3-


Deduction Limitations

            Separate limits are imposed on deductions for plan contributions. Deductions for contributions to all of an employer's defined contribution plans are limited to 25 percent of the total compensation paid to all participants during that year. Of this, 15 percent of the total compensation paid to all plan participants during a year can generally be deducted as a contribution to a profit sharing plan.

            The rules concerning deductions for contributions on behalf of self-employed individuals are generally the same as those that apply to common law employees. However, if contributions to a profit sharing plan on behalf of a self-employed individual would exceed 13.0435 percent of earned income (before plan contributions but after one-half of self-employment taxes), a tax advisor should be consulted to ensure that contributions will be deductible and that the plan(s) will retain tax-qualified status.

                   TAX-QUALIFIED STATUS OF PROTOTYPE PLANS

            The Investment Company Institute has received an opinion letter from the Internal Revenue Service that its prototype profit sharing/401(k) plan qualifies for special tax treatment. Individual opinion letters will be issued to sponsors who adopt the plan on a word-for-word basis after submission of their applications to the IRS. Because this plan contains provisions regarding coverage, eligibility, vesting schedules, and contribution limits which are designed to meet tax qualification requirements, the employer meeting the conditions described below can rely on the sponsor's opinion letter as to the tax-qualified status of its plan and need not obtain an individual determination letter.

            To rely on the sponsor's favorable opinion letter, the employer must provide that the plan will:

            (1) cover all employees, including employees of Affiliated Employers, except:

                  (a) those who have not met the minimum age and service requirements for participation;

                  (b) certain union employees; and

                  (c) certain nonresident aliens.

            (2) not favor Key Employees as to eligibility to participate;

            (3) vest employees' accounts at least as rapidly as one of the Top-Heavy vesting schedules; and
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                                      -2-


            (4) require the employer to contribute a uniform percentage of compensation (in making this determination, the plan may consider benefits provided under the Social Security Act).

            If the employer has maintained, now maintains, or later adopts a qualified plan in addition to this ICI prototype plan (other than plans being amended by adoption of this plan), it will not be able to rely on the sponsor's opinion letter and will be required to apply for a separate determination letter.

                             OPERATING A 401(k) PLAN

I. Annual Nondiscrimination Test for Elective Deferrals

      In order to satisfy the requirements of section 401(k) plans, the elective deferrals to the plan must be tested at least annually (and preferably more frequently) to determine if the elective deferrals meet certain nondiscrimination tests. These tests are referred to as the actual deferral percentage or ADP tests.

      Before making the calculation, it is first necessary to determine what contributions are included in the test. For testing purposes, the contributions include all elective deferrals made by the employee for the year. In addition, employer matching contributions may be included if the contributions are fully vested when made. Finally, any qualified nonelective employer contributions will also be included in the test.

      The test is run by taking the deferrals (as listed above) for each employee as a percentage of compensation. For example, if an employee has $2,000 of elective deferrals in a plan year and $50,000 of compensation, the deferral percentage for that employee would be: $2,000/$50,000 = 4%. The deferral percentage for each employee participating in the plan is calculated in this manner to determine each participant's ADP.

      The next step in the calculation is to take these individual ADPs and average them for the Non-HighlyCompensated Employees participating in the plan. See the Glossary for definitions of who is HighlyCompensated and who is not. Once this average for the Non-HighlyCompensated group is determined, perform the same calculation for the HighlyCompensated group. The maximum amount of ADP, as an average, permitted for the HighlyCompensated group is determined from the following chart:
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                                      -2-


                     If The Non-Highly    The Limit On The
                      Compensated         HighlyCompensated
                      Group's ADP Is      Group's ADP Will Be
                      --------------      -------------------

                             0%                  0   %
                             1%                  2   %
                             2%                  4   %
                             3%                  5   %
                             4%                  6   %
                             5%                  7   %
                             6%                  8   %
                             7%                  9   %
                             8%                 10   %
                             9%                 11.25%
                            10%                 12.50%
                            15%                 18.75%
                            20%                 20   %

      It is important to keep in mind that the ADP limits for the HighlyCompensated group are an average. That is, an individual participant who is HighlyCompensated can have an ADP in excess of that limit as long as the average for the entire HighlyCompensated group does not exceed the limits specified in the chart above.

II. Annual Nondiscrimination Test for Matching Contributions and Employee Contributions

      Any employee contributions or matching contributions made to the plan are also subject to annual testing under the same formulas applicable to elective deferrals. The testing mechanism is the same except that the contribution percentages for individuals utilize the matching contributions and the employee contributions instead of the elective deferrals and other employer contributions.

      For example, if a participant makes $1,000 of employee contributions and has credited to his account a matching contribution of $3,000, the total contribution subject to this test would be $4,000.

If that employee had compensation of $50,000, the contribution percentage for that individual would be 8%.

      As in the case of the elective deferrals, these amounts are computed for the HighlyCompensated and Non-HighlyCompensated group and the limits are determined in the same fashion. That is, the limits for the HighlyCompensated group as an average are determined by reference to the average contribution percentages for the Non-HighlyCompensated group in accordance with the following chart:

                     If The Non-Highly        The Limit On The
                        Compensated          HighlyCompensated
                      Group's ACP Is         Group's ACP Will Be
                      --------------         -------------------

                            0%                     0   %
                            1%                     2   %
                            2%                     4   %
                            3%                     5   %
                            4%                     6   %
                            5%                     7   %
                            6%                     8   %
                            7%                     9   %
                            8%                    10   %
                            9%                    11.25%
                           10%                    12.50%
                           15%                    18.75%
                           20%                    20   %

III. Special Coordination Rules

      The plan contains special coordination rules with respect to HighlyCompensated employees who are subject to both the limits on Elective Deferrals and the limits on matching contributions and employee contributions. These coordination rules, if applicable, could cause a reduction in contributions.

IV. Seven Thousand Dollar Limit

      All contributions to the plan are subject to various special limitations, including the nondiscrimination rules described above. In addition, however, elective deferrals by an individual participant are limited to a specified amount per calendar year regardless of any other applicable limits. This limitation was $7,000 for 1987, $7,313 in 1988, $7,627 in 1989, $7,979 in 1990,
and is subject to adjustment in subsequent years. This limit only applies to elective deferrals, not matching contributions or other employer contributions.

V. Excess Contributions

      If contributions are made in excess of any of the limits described in section I, II, III or IV, above, there will be adverse tax consequences and potential plan qualification problems. As a result, steps should be taken to preclude excess deferrals and contributions if at all possible and if excess deferrals occur, prompt action should be taken to eliminate the excess.

      If excess deferrals are in excess of the $7,000 per calendar year limit (described in section IV, above), then the participant will be taxed twice on the excess part of the elective deferral unless the excess amount is distributed by the April 15 following the calendar year in which the excess amount is deferred. The distribution must include any income allocable to the excess amount as well as the excess amount itself.

      Similarly, if amounts are contributed in excess of the ADP limits (described in section I, above), the ACP limits (described in section II, above), or the special coordination rules limit, the excess amount plus any earnings on that excess amount should be distributed within 2 1/2 months following the close of the plan year in order to minimize the adverse tax consequences. While the distribution of this amount will be taxable to the participant, the distribution will not be subject to any penalty taxes or have other adverse tax consequences.

      Other correction mechanisms are available under the plan and the details of the plan provisions should be studied carefully if excess contributions are made.

                                    GLOSSARY


      Affiliated Employer(s). The Employer and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Internal Revenue Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Internal Revenue Code) with the Employer, or any service organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) or (o) of the Internal Revenue Code) which includes the Employer.

      Employer. The corporation, proprietorship, partnership or other organization which adopts the plan by execution of an adoption agreement.

      Equivalency Method. A method for determining Hours of Service.

      Family Members. A Family Member is an employee's spouse or a lineal ancestor or descendant of the employee or the spouse of a lineal ancestor or descendant. Compensation paid to Family Members of five percent owners and the top 10 Highly-Compensated Employees is considered as paid to the Highly-Compensated Employee.

      Fiduciary. The plan administrator, the trustee and any other person who has discretionary authority or discretionary control regarding the operation and administration of the plan or its assets, including any person who provides investment advice for a fee. The "named fiduciary" is the plan administrator and any other person designated in the adoption agreement.

      Highly-Compensated Employee. Those employees who (1) are or were five percent owners; (2) receive compensation in excess of $75,000; (3) receive compensation in excess of $50,000 and are in the top-paid group and (4) are or have been officers and receive more than 50 percent of the dollar limit for defined benefit plans ($51,291 in 1990).

      For purposes of the definition of Highly-Compensated Employee, compensation means compensation as defined by Code section 415(c)(3), generally W-2 compensation. However, compensation in excess of $200,000 is not considered.

      Moreover, in determining who is highly-compensated in the current year, a special rule may apply. Except for five percent owners, an employee not considered highly-compensated in the prior plan year will not be considered highly-compensated for the current plan year unless the employee is also one of the top 100 employees by compensation. Thus, an employee who is not highly-compensated in the prior year is not considered highly-compensated unless he is a five percent owner or one of the top 100 employees by compensation.

      A former employee is treated as a Highly-Compensated Employee if the employee was highly-compensated when he separated from service or the employee was highly-compensated at any time after reaching age 55.

      Hour of Service. Each hour for which an employee is paid, or entitled to payment. This includes hours for which back pay is awarded, and hours for which an employee is paid but performs no duties due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited on account of any single, continuous period during which an employee performs no duties. In addition, an uncompensated authorized leave of absence of up to two years, or military leave while the employee's reemployment rights are protected by law will be credited to prevent loss of rights if the employee returns to employment at the end of his leave of absence or within 90 days after the end of his military leave, whichever is applicable. Also, solely for purposes of determining whether an employee has a break in service, Hours of Service will also include absence from work for maternity or paternity reasons.

      Joint and Survivor Annuity. An annuity for the life of a plan participant with a survivor annuity for the life of the participant's spouse which is 50 percent of the amount of the annuity payable during the participant's life.

      Key Employee. Any employee, former employee, or beneficiary of an employee or former employee who, at any time during the plan year including the determination date or any of the four preceding plan years, is:

            (a) an officer of the Employer, if such officer has total annual compensation from the Employer in excess of $51,291 (for 1990); or

            (b) an employee or beneficiary owning one of the 10 largest interests in the Employer if such individual's compensation exceeds $30,000 (for
1990); or

            (c) a more than five percent shareholder or owner of the Employer;
or

            (d) a more than one percent shareholder or owner of the Employer, if such employee has total annual Compensation from the Employer of more than $150,000.

      Non-Key Employee. Any employee or former employee who is not a Key Employee. In addition, any beneficiary of a Non-Key Employee shall be treated as a Non-Key Employee.

      Officers. If an employer has no officer who earns the requisite amount of annual compensation ($51,291 for 1990), the highest paid officer of the employer will be considered an officer for this purpose. Partnerships are deemed to have officers. However, no more than 50 employees are to be counted as officers for this purpose (or, if less than 50, no more than the greater of three employees or 10 percent of the employees).

      Owner-Employee. An individual who is a sole proprietor, or who is a partner owning more than ten percent of either the capital or profits interest of a partnership.

      Predecessor Employer. An employer which maintained the current plan prior to the current employer or employed the current employer's employees.

      Predecessor Plan. A plan maintained by the current employer or a Predecessor Employer prior to adoption of the prototype plan.

      Preretirement Survivor Annuity. An annuity, payable as the result of a participant's death prior to retirement, for the life of the participant's spouse, which is the actuarial equivalent of the participant's plan account.

      Shareholder-Employee. An employee or officer who owns (or is considered as owning within the meaning of section 318(a)(1) of the Internal Revenue Code) five percent or more of an S corporation.

      Social Security Integration. A combination of employer contributions under the plan and employer contributions for Social Security in a way that will make total employer contributions for retirement benefits proportionately equal for participants at all compensation levels.

      Top-Paid Group. To determine those employees comprising the top-paid 20 percent of employees, the employer need only consider the total number of active, not former, employees. The employer should exclude:

            (a) employees with less than six months of service;

            (b) part-time and seasonal employees working less than 17.5 hours weekly or six months per year;

            (c) employees under age 21; and

            (d) employees in a collective bargaining unit.

      If desired, a shorter period of service, lower number of hours or months or lower age may be substituted in items (1), (2) and (3).

      Year of Service. A twelve month period during which an employee of the Employer has completed at least 1,000 Hours of Service (whether or not continuous) with the Employer. The Employer may, in Adoption Agreement #002, specify a lesser number of hours.

           PROCEDURES FOR ESTABLISHING OR AMENDING A PROTOTYPE PLAN

      There are a number of steps that an employer must take to establish or amend a prototype plan. For an employer establishing a new plan, the adoption agreement must be completed and executed prior to the end of the employer's taxable year. These steps are set out below:

      1. Plan Documents. The employer should obtain a complete, up-to-date copy of the prototype plan document, the trust agreement, and the applicable adoption agreement. The employer should study the provisions carefully and consult with a tax advisor or legal counsel before completing the adoption agreement.

      2. Complete the Adoption Agreement. The employer must complete an adoption agreement. To select alternative or optional plan features and complete the adoption agreement, see Tab 9, which contains Provision-by-Provision Instructions for Completing the Adoption Agreement. The completed adoption agreement must be dated and signed by the employer and sent to the plan sponsor [INSERT NAME AND ADDRESS OF PLAN SPONSOR].

      3. Adopt the Plan. A corporate employer should adopt a resolution authorizing the adoption and implementation of the plan. A model resolution is contained at Tab 16. A sole proprietor should execute the plan document and a partnership should adopt the plan using the procedures set forth in its partnership agreement (or in state law) for executing legal documents.

      4. Appoint the Plan Trustee. The employer must name one or more trustees to oversee the investment of plan assets. The trustees may be individuals or institutions with trust powers. A corporate employer is not permitted to serve as trustee. The trustees should acknowledge their acceptance of their duties and obligations by signing the Adoption Agreement at section XVI of

Adoption Agreement #001 and section XVII of Adoption Agreement #002, or in a separate written document.

      5. Appoint the Plan Administrator. The employer, or the trustees appointed by the employer, must name an administrator to manage the recordkeeping and reporting activities regarding the plan. The plan administrator may be the employer, an officer or committee of officers of the employer, or an external administrative agent. A corporate employer can be the plan administrator. See Tab 8, Notice of General Administrative Responsibilities.

      6. Establish the Trust. The trustees appointed by the employer should open a trust account with the sponsor. To the extent that plan assets are invested in shares of the sponsor, the sponsor will establish individual accounts for each plan participant and provide them with periodic reports. If the plan has assets other than shares of the sponsor, the trustees must maintain and report on individual accounts for each participant in the plan. If assets from an existing plan are to be transferred into the trust, see Tab 6, Procedures for Transferring Assets Between Trusts.

      7. Determine Method of Investment Selection. The employer must choose among the optional methods of selecting investments under the prototype plan. See Tab 7, Procedures for Determining Method of Investment Selection.

      8. Communicate the Plan to Employees. After the employer has adopted the plan, the employer should communicate the adoption and principal provisions of the plan to employees.

      The adoption can be communicated by posting or delivering a "Notice to Interested Parties" to current employees, former employees who are eligible for benefits, and beneficiaries of deceased employees. If the plan is a new plan, only current employees need be notified. The employer or the plan administrator must post the notice between 9 and 23 days after the employer has adopted the plan and between 6 and 20 days after adoption if the notice is mailed to employees. Model notices and instructions for completing them are at Tab 22.

            The principal plan provisions can be communicated to employees by providing participants with a copy of the summary plan description. See section 10 below.

      9. Bonding and Insurance. If a plan covers common law employees, the plan administrator, any individual trustees, and any person who handles funds or property belonging to the plan must be covered by a surety bond equal to 10 percent of the plan assets as of the beginning of the plan year (but not less than $1,000 nor more than $500,000). For example, an employee who signs checks transferring assets to the trustee should be bonded. This bond normally may be obtained from an insurance company at a minimal cost. A bond is not required if the plan only covers the individual and/or spouse who are the sole owners of the proprietorship or corporation.

            The employer may also wish to obtain fiduciary liability insurance covering the plan administrator and any individual trustees. Fiduciary liability insurance must be paid for by the employer unless it permits recovery against individual fiduciaries. It may not be paid from plan assets. Fiduciary liability insurance is not required by law, however.

      10. Prepare the Summary Plan Description. The employer must inform each participant under the plan of his rights under the plan in a manner that is understandable to the participants. To do this, the employer should complete the appropriate Model Summary Plan Description at Tab 15 according to the instructions provided. The plan administrator should provide a copy of the completed description within 90 days after participation begins, to each new participant under the plan. In addition, a copy of the summary plan description must be filed with the Department of Labor by the plan administrator within 120 days after adoption of the plan.

      11. Consult a Professional. Because of the many statutory and regulatory requirements imposed on tax-qualified plans, all actions taken with respect to establishing such a plan should be reviewed by a tax advisor or legal counsel.

                          INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) PLAN
                               BASIC DOCUMENT #02

                          INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) PLAN
                               BASIC DOCUMENT #02

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE 1
                                     GENERAL

1.1   Purpose...........................................................     1
1.2   Trust.............................................................     1


                                    ARTICLE 2
                                   DEFINITIONS

2.1   Account...........................................................     1
2.2   Adoption Agreement................................................     1
2.3   Affiliated Employers..............................................     1
2.4   Beneficiary.......................................................     1
2.5   Break in Service..................................................     2
2.6   Code..............................................................     2
2.7   Compensation......................................................     2
2.8   Custodian.........................................................     3
2.9   Determination Date................................................     3
2.10  Early Retirement Date.............................................     3
2.11  Earned Income.....................................................     3
2.12  Effective Date....................................................     3
2.13  Elective Deferrals................................................     3
2.14  Eligibility Computation Period....................................     4
2.15  Employee..........................................................     4
2.16  Employee Contributions............................................     4
2.17  Employer..........................................................     4
2.18  Employer Contributions............................................     4
2.19  Entry Dates.......................................................     4
2.20  ERISA.............................................................     4
2.21  Excess Elective Deferrals.........................................     4
2.22  Highly-Compensated Employee.......................................     5

2.23  Hour of Service...................................................     6
2.24  Integration Level.................................................     9
2.25  Key Employee......................................................     9
2.26  Leased Employee...................................................     9
2.27  Matching Contributions............................................    10
2.28  Maximum Profit Sharing Disparity Rate.............................    11
2.29  Non-Key Employee..................................................    11
2.30  Normal Retirement Age.............................................    11
2.31  Owner-Employee....................................................    11
2.32  Participant.......................................................    11
2.33  Plan..............................................................    12
2.34  Plan Administrator................................................    12
2.35  Plan Year.........................................................    12
2.36  Qualified Matching Contributions..................................    12
2.37  Qualified Nonelective Contributions...............................    12
2.38  Self-Employed Individual..........................................    12
2.39  Shares............................................................    12
2.40  Sponsor...........................................................    12
2.41  Taxable Wage Base.................................................    12
2.42  Total and Permanent Disability....................................    13
2.43  Trust.............................................................    13
2.44  Trust Agreement...................................................    13
2.45  Trustee...........................................................    13
2.46  Valuation Date....................................................    13
2.47  Vesting Computation Period........................................    13
2.48  Year of Service...................................................    13

                                    ARTICLE 3
                        ELIGIBILITY AND YEARS OF SERVICE

3.1   Eligibility Requirements..........................................    13
3.2   Participation and Service Upon Reemployment.......................    14
3.3   Predecessor Employers.............................................    14

                                    ARTICLE 4
                                  CONTRIBUTIONS

4.1   Employer Contributions............................................    15
4.2   Payment...........................................................    15

4.3   Employee Contributions............................................    16
4.4   Elective Deferrals................................................    16
4.5   Rollovers.........................................................    17
4.6   Direct Transfers..................................................    18
4.7   Limits for Highly-Compensated.....................................    19
4.8   Excess Contributions..............................................    24
4.9   Excess Elective Deferrals.........................................    28
4.10  Excess Aggregate Contributions....................................    30
4.11  Hardship Suspensions..............................................    31

                                    ARTICLE 5
                                   ALLOCATIONS

5.1   Individual Accounts...............................................    31
5.2   Minimum Allocation................................................    33
5.3   Allocation of Employer Contributions and Forfeitures..............    34
5.4   Coordination of Social Security Integration.......................    35
5.5   Withdrawals and Distributions.....................................    35
5.6   Determination of Value of Trust Fund and of Net Earnings or Losses    35
5.7   Allocation of Net Earnings or Losses..............................    36
5.8   Responsibilities of the Plan Administrator........................    37

                                    ARTICLE 6
                           LIMITATIONS ON ALLOCATIONS

6.1   Employers Who do not Maintain Other Qualified Plans...............    37
6.2   Employers Who Maintain Other Qualified Master or Prototype Defined
      Contribution Plans................................................    38
6.3   Employers Who, in Addition to This Plan, Maintain Other Qualified
      Plans Which Are Defined  Contribution  Plans  Other Than  Master
      or  Prototype Plans ...............................................   40
6.4   Employers,  Who in Addition to This Plan,  Maintain a Qualified
      Defined Benefit Plan...............................................   40
6.5   Definitions.......................................................    40


                                    ARTICLE 7
                                   TRUST FUND

7.1   Receipt of Contributions by Trustee...............................    45

7.2   Investment Responsibility.........................................    45
7.3   Investment Limitations............................................    46


                                    ARTICLE 8
                                     VESTING

8.1   Employee Contributions and Elective Deferral Contributions and
      Earnings .........................................................    46
8.2   Rollovers, Transfers and Earnings.................................    47
8.3   Employer Contributions, Matching Contributions and Earnings.......    47
8.4   Amendments to Vesting Schedule....................................    47
8.5   Determination of Years of Service.................................    48
8.6   Forfeiture of Non-Vested Amounts..................................    49
8.7   Reinstatement of Benefit..........................................    49


                                    ARTICLE 9
                   JOINT AND SURVIVOR ANNUITY REQUIREMENTS

9.1   General...........................................................    50
9.2   Qualified Joint and Survivor Annuity..............................    50
9.3   Qualified Preretirement Survivor Annuity..........................    50
9.4   Definitions.......................................................    50
9.5   Notice Requirements...............................................    52
9.6   Safe Harbor Rules.................................................    54
9.7   Transitional Rules................................................    55


                                   ARTICLE 10
                             DISTRIBUTION PROVISIONS

10.1  Vesting on Distribution Before Break in Service...................    57
10.2  Restrictions on Immediate Distributions...........................    58
10.3  Commencement of Benefits..........................................    60
10.4  Early Retirement With Age and Service Requirement.................    60
10.5  Nontransferability of Annuities...................................    60
10.6  Conflicts With Annuity Contracts..................................    60

                                   ARTICLE 11
                        TIMING AND MODES OF DISTRIBUTION

11.1  General Rules.....................................................    61
11.2  Required Beginning Date...........................................    61
11.3  Limits on Distribution Periods....................................    61
11.4  Determination of Amount to be Distributed Each Year...............    61
11.5  Death Distribution Provisions.....................................    62
11.6  Designation of Beneficiary........................................    64
11.7  Definitions.......................................................    64
11.8  Transitional Rule.................................................    67
11.9  Optional Forms of Benefit.........................................    68


                                   ARTICLE 12
                                   WITHDRAWALS

12.1  Withdrawal of Nondeductible Voluntary Contributions...............    70
12.2  Withdrawals of Elective Deferrals.................................    70
12.3  Hardship Withdrawals..............................................    70
12.4  Manner of Making Withdrawals......................................    71
12.5  Limitations on Withdrawals........................................    71


                                   ARTICLE 13
                                      LOANS

13.1  General Provisions................................................    72
13.2  Administration of Loan Program....................................    73
13.3  Amount of Loan....................................................    74
13.4  Manner of Making Loans............................................    74
13.5  Terms of Loan.....................................................    74
13.6  Security for Loan.................................................    75
13.7  Segregated Investment.............................................    75
13.8  Repayment of Loan.................................................    75
13.9  Default on Loan...................................................    75
13.10 Unpaid Amounts....................................................    76

                                   ARTICLE 14
                                    INSURANCE

14.1  Insurance.........................................................    76
14.2  Policies..........................................................    76
14.3  Beneficiary.......................................................    77
14.4  Payment of Premiums...............................................    77
14.5  Limitation on Insurance Premiums..................................    77
14.6  Insurance Company.................................................    78
14.7  Distribution of Policies..........................................    79
14.8  Policy Features...................................................    80
14.9  Changed Conditions................................................    81
14.10 Conflicts.........................................................    81


                                   ARTICLE 15
                                 ADMINISTRATION

15.1  Duties and  Responsibilities  of  Fiduciaries;  Allocation
      of Fiduciary Responsibility.......................................    81
15.2  Powers and Responsibilities of the Plan Administrator.............    81
15.3  Allocation of Duties and Responsibilities.........................    83
15.4  Appointment of the Plan Administrator.............................    83
15.5  Expenses..........................................................    84
15.6  Liabilities.......................................................    84
15.7  Claims Procedure..................................................    84


                                   ARTICLE 16
                        AMENDMENT, TERMINATION AND MERGER

16.1  Sponsor's Power to Amend..........................................    86
16.2  Amendment by Adopting Employer....................................    86
16.3  Vesting Upon Plan Termination.....................................    86
16.4  Vesting Upon Complete Discontinuance of Contributions.............    86
16.5  Maintenance of Benefits Upon Merger...............................    86
16.6  Special Amendments................................................    87

                                   ARTICLE 17
                                  MISCELLANEOUS

17.1  Exclusive Benefit of Participants and Beneficiaries...............    87
17.2  Nonguarantee of Employment........................................    88
17.3  Rights to Trust Assets............................................    88
17.4  Nonalienation of Benefits.........................................    88
17.5  Aggregation Rules.................................................    88
17.6  Failure of Qualification..........................................    89
17.7  Applicable Law....................................................    89

                                    ARTICLE 1
                                     GENERAL

      1.1 Purpose. The Employer hereby establishes this Plan to provide retirement, death and disability benefits for eligible Employees and their Beneficiaries. This Plan is a standardized prototype defined contribution profit sharing plan. The provisions herein and the selections made by the Employer by execution of the profit sharing Adoption Agreement shall constitute the Plan. It is intended that the Plan and Trust qualify under sections 401 and 501 of the Internal Revenue Code of 1986, as amended, and that it comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      1.2 Trust. The Employer has simultaneously adopted a Trust to receive, invest, and distribute funds in accordance with the Plan.

                                    ARTICLE 2
                                   DEFINITIONS

      2.1 Account. The aggregate of the individual bookkeeping subaccounts established for each Participant, as provided in section 5.1.

      2.2 Adoption Agreement. The written agreement or agreements of the Employer and the Trustee by which the Employer establishes this Plan and adopts the Trust Agreement forming a part hereof, as the same may be amended from time to time. The Adoption Agreement contains all the options that may be selected by the Employer. The information set forth in the Adoption Agreement executed by the Employer shall be deemed to be a part of this Plan as if set forth in full herein.

      2.3 Affiliated Employers. The Employer and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the
Code) with the Employer, or any service organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) or (o) of the Code) which includes the Employer.

      2.4 Beneficiary. The person or persons (natural or otherwise) designated by a Participant in accordance with section 11.6 to receive any undistributed amounts credited to the Participant's Account under the Plan at the time of the Participant's death.

      2.5 Break in Service. An Eligibility Computation Period or Vesting Computation Period in which an Employee fails to complete more than five hundred
(500) Hours of Service.

      2.6 Code. The Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

      2.7 Compensation.

            (a) Compensation will mean all of each Participant's W-2 earnings.

            (b) For any self-employed individual covered under the Plan, Compensation will mean Earned Income.

            (c) Compensation shall include only that Compensation that is actually paid to the Participant during the Plan Year.

            (d) Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code. The effective date of this subsection shall be elected by the Employer in the Adoption Agreement.

            (e) The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed two hundred thousand dollars ($200,000), as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted two hundred thousand dollar ($200,000) limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the Integration Level to the extent this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

            (f) The effective date of this subsection shall be the first Plan Year beginning on or after January 1, 1989.

      2.8 Custodian. The custodian, if any, designated in the Adoption
Agreement.

      2.9 Determination Date. With respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

      2.10 Early Retirement Date. The first day of the month coincident with or next following the date upon which the Participant satisfies the early retirement age and service requirements in the Adoption Agreement; provided, however, such requirements may not be less than age fifty-five (55), nor more than fifteen (15) Years of Service.

      2.11 Earned Income. The net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

      2.12 Effective Date. The first day of the first Plan Year for which the Plan is effective as specified in the Adoption Agreement.

      2.13 Elective Deferrals. Any employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all such employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement.

      2.14 Eligibility Computation Period. For purposes of determining Years of Service and Breaks in Service for eligibility to participate, the initial Eligibility Computation Period shall be the twelve (12) consecutive month period beginning with the day the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding twelve (12) consecutive month periods commence with the first anniversary of the Employee's employment commencement date.

      2.15 Employee. Any person, including a Self-Employed Individual, who is employed by the Employer maintaining the Plan or any other employer required to be aggregated with such Employer under sections 414(b), (c), (m) or (o) of the Code. The term "Employee" shall also include any Leased Employee deemed to be an Employee of any Employer described above as provided in sections 414(n) or (o) of the Code.

      2.16 Employee Contributions. Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

      2.17 Employer. The corporation, proprietorship, partnership or other organization that adopts the Plan by execution of an Adoption Agreement.

      2.18 Employer Contributions. The contribution of the Employer to the Plan and Trust as set forth in section 4.1 and the Adoption Agreement.

      2.19 Entry Dates. The Effective Date shall be the first Entry Date. Thereafter, the Entry Dates shall be the first day of each Plan Year and the first day of the seventh month of each Plan Year.

      2.20 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      2.21 Excess Elective Deferrals. Those Elective Deferrals that are includable in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

      2.22 Highly-Compensated Employee.

            (a) The term "Highly-Compensated Employee" shall include highly-compensated active Employees and highly-compensated former Employees.

            (b) A highly-compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:

                  (i) received Compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to section 415(d) of the Code);

                  (ii) received Compensation from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or

                  (iii) was an officer of the Employer and received Compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code.

            (c) The term "Highly-Compensated Employee" also includes:

                  (i) Employees who are both described in the preceding subsection if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the determination year; and

                  (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

            (d) (i) If no officer has satisfied the Compensation requirement of subsection (b)(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-Compensated Employee.

                  (ii) For this purpose, the determination year shall be the Plan year. The look-back year shall be the twelve (12) month period immediate preceding the determination year.

            (e) A highly-compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly-compensated active Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

            (f) If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly-Compensated Employee who is one of the ten (10) most Highly-Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and five percent (5%) owner or top ten (10) Highly-Compensated Employee shall be aggregated. In such case, the family member and five percent (5%) owner or top ten (10) Highly-Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent (5%) owner or top ten (10) Highly-Compensated Employee. For purposes of this section, family member includes the Spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

            (g) The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

      2.23 Hour of Service.

            (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee only for the computation period or periods in which the duties are performed; and

            (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than five hundred one
(501) Hours of Service shall be credited under this paragraph to an Employee on account of any single, continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by this reference.

            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

            (d) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include an uncompensated authorized leave of absence not in excess of two (2) years, or military leave while the Employee's reemployment rights are protected by law or such additional or other periods as granted by the Employer as military leave (credited on the basis of forty (40) Hours of Service per each week or eight (8) Hours of Service per working day), provided the Employee returns to employment at the end of his leave of absence or within ninety (90) days of the end of his military leave, whichever is applicable.

            (e) Hours of Service will be credited for employment with other members of an affiliated service group (under section 414(m)), a controlled group of corporations (under section 414(b)), or a group of trades or businesses under common control (under section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) of the Code and the regulations thereunder.

            (f) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include absence from work for maternity or paternity reasons, if the absence begins on or after the first day of the first Plan Year beginning after 1984. During this absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight (8) hours per day. An absence from work for maternity or paternity reasons means an absence:

                  (i) by reason of the pregnancy of an Employee;

                  (ii) by reason of the birth of a child of the Employee;

                  (iii) by reason of the placement of a child with the Employee in connection with adoption; or

                  (iv) for purposes of caring for such a child for a period immediately following such birth or placement.

These Hours of Service shall be credited in the computation period following the computation period in which the absence begins, except as necessary to prevent a Break in Service in the computation period in which the absence begins. However, no more than five hundred one (501) Hours of Service will be credited for purposes of any such maternity or paternity absence from work.

            (g) The Employer may elect to compute Hours of Service by the use of one of the service equivalencies in the Adoption Agreement. Only one method may be selected. If selected, the service equivalency must be applied to all Employees covered under the Plan.

            (h) If the Employer amends the method of crediting service from the elapsed time method described in section 1.410(a)-7 of the Treasury regulations to the Hours of Service computation method by the adoption of this Plan, or an Employee transfers from a plan under which service is determined on the basis of elapsed time, the following rules shall apply for purposes of determining the Employee's service under this Plan up to the time of amendment or transfer:

                  (i) the Employee shall receive credit, as of the date of amendment or transfer, for a number of Years of Service equal to the number of one (1) year periods of service credited to the Employee as of the date of the amendment or transfer; and

                  (ii) the Employee shall receive credit in the applicable computation period which includes the date of amendment or transfer, for a number of Hours of Service determined by applying the weekly service equivalency specified in paragraph (g) to any fractional part of a year credited to the Employee under this paragraph (h) as of the date of amendment or transfer. The use of the weekly service equivalency shall apply to all Employees who formerly were credited with service under the elapsed time method.

      2.24 Integration Level. The Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

      2.25 Key Employee.

            (a) Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under section 415(b)(1)(A) of the Code; an owner (or considered an owner under section 318 of the Code) of one of the ten (10) largest interests in the Employer if such individual's Compensation exceeds one hundred percent (100%) of the dollar limitation under section 415(c)(1)(A) of the Code; a five percent (5%) owner of the Employer; or a one percent (1%) owner of the Employer who has annual Compensation of more than one hundred fifty thousand dollars ($150,000).

            (b) For purposes of this section, annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

            (c) For purposes of this section, determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

      2.26 Leased Employee.

            (a) Any person (other than an Employee of any of the Affiliated Employers) who, pursuant to an agreement between any of the Affiliated Employers and any other person ("leasing organization"), has performed service for any of the Affiliated Employers (or for any of the Affiliated Employers and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the Affiliated Employer's business field. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Affiliated Employer shall be treated as provided by the Affiliated Employer.

            (b) A Leased Employee shall not be considered an Employee of an Affiliated Employer if:

                  (i) such employee is covered by a money purchase pension plan providing:

                        (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined in section 415(c)(3) of the Code), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code;

                        (2) immediate participation; and

                        (3) full and immediate vesting.

and

                  (ii) Leased Employees do not constitute more than twenty percent (20%) of the Affiliated Employer's non-Highly-Compensated workforce.

            (c) The determination of whether a person is a Leased Employee will be made pursuant to section 414(n) of the Code.

      2.27 Matching Contributions. A contribution by the Employer made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

      2.28 Maximum Profit Sharing Disparity Rate. The lesser of:

            (a) two and seven-tenths percent (2.7%);

            (b) the applicable percentage determined in accordance with the table below:

            If the Integration Level is

                                                     The Applicable
            More Than         But Not More Than      Percentage Is:
            ------------      -----------------      --------------
            $0                X                           2.7%
            X */ of TWB       80% of TWB                  1.3%
            80% of TWB        Y **/                       2.4%

*/    X = the greater of $10,000 or 20% of the Taxable Wage Base.

**/   Y = any amount more than 80% of the Taxable Wage Base but less than 100%
of the Taxable Wage Base.

If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is two and seven-tenths percent (2.7%).

      2.29 Non-Key Employee. Any Employee or former Employee who is not a Key Employee. In addition, any Beneficiary of a Non-Key Employee shall be treated as a Non-Key Employee.

      2.30 Normal Retirement Age. Unless otherwise specified in the Adoption Agreement, Normal Retirement Age shall be age sixty-five (65). If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

      2.31 Owner-Employee. An individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of a partnership.

      2.32 Participant. A person who has met the eligibility requirements of section 3.1 and whose Account hereunder has been neither completely forfeited nor completely distributed.

      2.33 Plan. The prototype defined contribution profit sharing plan provided under this basic plan document.

      2.34 Plan Administrator. The person, persons, or entity appointed by the Employer pursuant to ARTICLE 15 to manage and administer the Plan.

      2.35 Plan Year. Unless otherwise specified in the Adoption Agreement, the Plan Year shall be the twelve (12) month period ending with the last day of December each year.

      2.36 Qualified Matching Contributions. Matching Contributions that are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

      2.37 Qualified Nonelective Contributions. Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; that are distributable only in accordance with distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions and that are made by the Employer pursuant to section 4.7(c).

      2.38 Self-Employed Individual. An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income for the taxable year but for the fact that the trade or business had no net profits for the taxable year.

      2.39 Shares. Shares of stock in any regulated investment company registered under the Investment Company Act of 1940 that are made available for investment purposes as an investment option under this Plan.

      2.40 Sponsor. The sponsor designated in the Adoption Agreement that has made this Plan available to the Employer.

      2.41 Taxable Wage Base. The maximum amount of earnings that may be considered wages for a year under section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

      2.42 Total and Permanent Disability. The inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which condition, in the opinion of a physician chosen by the Plan Administrator, can be expected to last for a continuous period of not less than twelve (12) months.

      2.43 Trust. The fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.

      2.44 Trust Agreement. The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered, and managed. The provisions of the Trust Agreement shall be considered an integral part of this Plan as if set forth fully herein.

      2.45 Trustee. The individual or corporate Trustee or Trustees under the Trust Agreement as they may be constituted from time to time.

      2.46 Valuation Date. The last day of each Plan Year and such other dates as may be determined by the Plan Administrator, as provided in section 5.6 for valuing the Trust assets.

      2.47  Vesting Computation Period.  The Plan Year.

      2.48 Year of Service. An Eligibility Computation Period, Vesting Computation Period, or Plan Year, whichever is applicable, during which an Employee has completed at least one thousand (1,000) Hours of Service (whether or not continuous). The Employer may, in the Adoption Agreement, specify a fewer number of hours.

                                    ARTICLE 3
                        ELIGIBILITY AND YEARS OF SERVICE

      3.1 Eligibility Requirements.

            (a) Each Employee of the Affiliated Employers shall become a Participant in the Plan as of the first Entry Date after the date on which the Employee has satisfied the minimum age and service requirements specified in the Adoption Agreement.

            (b) The Employer may elect in the Adoption Agreement to exclude from participation:

                  (i) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer; and

                  (ii) nonresident aliens who receive no earned income from the Employer which constitutes income from sources within the United States.

      3.2 Participation and Service Upon Reemployment. Upon the reemployment of any Employee, the following rules shall determine his eligibility to participant in the Plan and his credit for prior service.

            (a) Participation. If the reemployed Employee was a Participant in the Plan during his prior period of employment, he shall be eligible upon reemployment to resume participation in the Plan. If the reemployed Employee was not a Participant in the Plan, he shall be considered a new Employee and required to meet the requirements of section 3.1 in order to be eligible to participate in the Plan, subject to the reinstatement of credit for prior service under paragraph (b) below.

            (b) Credit for Prior Service. In the case of any Employee who is reemployed before or after incurring a Break in Service, any Hour of Service and Year of Service credited to the Employee at the end of his prior period of employment shall be reinstated as of the date of his reemployment.

      3.3 Predecessor Employers. If specified in the Adoption Agreement, Years of Service with a predecessor employer will be treated as service for the Employer for eligibility purposes;

provided, however, if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

                                    ARTICLE 4
                                  CONTRIBUTIONS

      4.1 Employer Contributions.

            (a) Discretionary Contributions. For each Plan Year, the Employer shall contribute to the Trust an amount as may be determined by the Employer in accordance with the formula set forth in the Adoption Agreement.

            (b) Matching Contributions. For each Plan Year, the Employer shall contribute to the Trust an amount as may be determined by the Employer in accordance with the matching contribution formula specified in the Adoption Agreement.

            (c) Eligible Participants. Subject to the Minimum Allocation rules of section 5.2 and the exclusions specified in this section, each Participant shall be eligible to share in the Employer Contribution. An Employer may elect in the Adoption Agreement that Participants who terminate employment during the Plan Year with not more than five hundred (500) Hours of Service and who are not Employees as of the last day of the Plan Year (other than Participants who die, retire or become totally and Permanently Disabled during the Plan Year) shall not be eligible to share in the Employer Contribution. An Employer may further elect in the Adoption Agreement to allocate a contribution on behalf of a Participant who completes fewer than five hundred (500) Hours of Service and is otherwise ineligible to share in the Employer Contribution. If the Employer fails to specify in the Adoption Agreement the number of Hours of Service required to share in the Employer Contribution, the number shall be five hundred
(500) Hours of Service.

            (d) Contribution Limitation. In no event shall any Employer Contribution (plus any Elective Deferrals) exceed the maximum amount deductible from the Employer's income under section 404 of the Code, or the maximum limitations under section 415 of the Code provided in ARTICLE 6.

      4.2 Payment. All Employer Contributions to the Trust for any Plan Year shall be made either in one lump-sum or in installments in U.S. currency, by check or in Shares within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the Employer's federal income tax return for the taxable year with or within which such Plan Year ends.

      4.3 Employee Contributions.

            (a) If the Adoption Agreement so provides and the Employer elects, a Participant may make voluntary nondeductible contributions ("Employee Contributions") to the Trust in each Plan Year, in accordance with rules that the Plan Administrator may establish from time to time. Employee Contributions are fully vested and nonforfeitable.

            (b) (i) The Employee Contributions of a Participant shall be limited in accordance with the provisions of this section, section 4.7, and any other applicable provisions of the Plan. The Plan Administrator may refuse to accept any or all prospective Employee Contributions to be contributed by a Participant.

                  (ii) Employee Contributions shall not be permitted to the extent they would cause the Annual Additions to exceed the limits specified in
ARTICLE 6.

            (c) Employee Contributions shall be collected by the Employer by payroll deduction or direct contribution, in accordance with rules that the Plan Administrator may establish from time to time. Participants may change the amounts designated to be deducted from payroll at any time and such changes will become effective on the next payroll period following by at least thirty (30) days the submission of such change of designation, unless a shorter period is agreed to by the Plan Administrator. Employee Contributions shall be paid to the Trust within thirty (30) days after receipt by the Employer.

      4.4 Elective Deferrals.

            (a) (i) If the Adoption Agreement so provides and the Employer elects, a Participant may make Elective Deferrals to the Trust in amounts not to exceed the limitations specified in the Adoption Agreement.

                  (ii) A Participant's Elective Deferrals shall be made by direct reduction of Compensation, with such reduction to be accomplished through regular payroll reduction, bonus reduction or in any other method approved by the Plan Administrator.

            (b)(i) The Elective Deferrals of a Participant shall be limited in accordance with the provisions of this section, section 4.7 and any other applicable provisions of the Plan. The Plan Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant if such prospective Elective Deferrals may cause violations of the limits set forth under section 4.7.

                  (ii) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year.

                  (iii) Elective Deferrals shall not be permitted to the extent Elective Deferrals would cause the Annual Additions to exceed the limits specified in ARTICLE 6.

            (c) (i) Participants may elect to commence Elective Deferrals at least once each calendar year during a period established by the Plan Administrator. Such election may not be made retroactively and the election must remain in effect until modified or terminated in accordance with subsection
(c)(ii).

                  (ii) Elective Deferrals shall be collected by the Employer by a reduction in Compensation or Earned Income in accordance with rules that the Plan Administrator may establish from time to time. Participants may terminate the election or change the amounts designated to be deducted at any time and such changes will become effective on the next payroll period following by at least ten (10) days the submission of such change of designation, unless a shorter period is agreed to by the Administrator.

            (d) An Employee's eligibility to make Elective Deferrals under this Plan may not be conditioned upon the completion of more than one (1) Year of Service or the attainment of more than age twenty-one (21). No contributions or benefits (other than Matching Contributions or Qualified Matching Contributions) may be conditioned upon an Employee's Elective Deferrals. Under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.

      4.5 Rollovers.

            (a) Subject to the approval of the Plan Administrator, a Participant who has participated in any other qualified plan described in section 401(a) of the Code or in a qualified annuity plan described in section 403(a) of the Code shall be permitted to make a rollover contribution in the form of cash to the Trustee of an amount received by the Participant that is attributable to participation in such other plan (reduced by any nondeductible voluntary contributions he made to the plan), provided that the rollover contribution complies with all requirements of section 402(a)(5), section 403(a)(4) or section 408(d)(3)(A)(ii) of the Code, whichever is applicable.

            (b) Before approving such a Participant rollover, the Plan Administrator may request from the Participant or the Employer any documents that the Plan Administrator, in its discretion, deems necessary for such rollover.

            (c) Any rollover contribution to the Trust shall be credited to the Participant's rollover subaccount established under section 5.1 and separately accounted for.

      4.6 Direct Transfers.

            (a) The Plan shall accept a transfer of assets directly from another plan qualified under sections 401(a) or 403(a) of the Code only if the Plan Administrator, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer the Plan Administrator shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification of the Plan under section 401(a) of the Code. Acceptance of any such transfer shall not preclude the Plan Administrator from refusing any subsequent such transfers.

            (b) Any transfer of assets accepted under this section shall be credited to the Participant's direct transfer subaccount and shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by section 411(d)(6) of the Code (including, but not limited to, any rights to Qualified Joint and Survivor Annuities and qualified preretirement survivor annuities) as if such provisions were part of the Plan. In all other respects, however, such transferred assets will be subject to the provisions of the Plan.

            (c) Assets accepted under this section shall be fully vested and nonforfeitable.

            (d) Before approving such a direct transfer, the Plan Administrator may request from the Participant or the Employer (or the prior employer) any documents the Plan Administrator, in its discretion, deems necessary for such direct transfer.

      4.7 Limits for Highly-Compensated.

            (a) Matching Contributions, Elective Deferrals, Qualified Nonelective Contributions and Employee Contributions allocable to the Accounts of Highly-Compensated Employees shall not in any Plan Year exceed the limits specified in this section. The Plan Administrator may make the adjustments authorized in this section to ensure that the limits of subsection (b) (or any other applicable limits) are not exceeded, regardless of whether such adjustments affect some Participants more than others. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code. The Actual Deferral Percentage for any Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the Actual Deferral Percentage test) allocated to his or her accounts under two (2) or more arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or
both) were made under a single arrangement. If a Participant who is a Highly-Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            (b) (i) The Actual Deferral Percentage of the Participants who are Highly-Compensated Employees shall not exceed, in any Plan Year, the greater of:

                        (1) one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Eligible Participants; or

                        (2) the lesser of two hundred percent (200%) of the Actual Deferral Percentage for all other Eligible Participants or such percentage plus two (2) percentage points.

                  (ii) The Average Contribution Percentage of the Participants who are Highly-Compensated Employees shall not exceed, in any Plan Year, the greater of:

                        (1) one hundred twenty-five percent (125%) of the Average Contribution Percentage for all other Eligible Participants; or

                        (2) the lesser of two hundred percent (200%) of the Average Contribution Percentage for all other Eligible Participants or such percentage plus two (2) percentage points.

            (c) For purposes of determining the Actual Deferral Percentage test, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

            (d) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

            (e) The following terms shall have the meanings specified herein for purposes of this section and section 4.7:

                  (i) Actual Deferral Percentage. The average, for a specified group of Participants for a Plan Year, of the ratios (calculated separately for each Participant in such group) of (1) the amount of employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). For this purpose, employer contributions on behalf of any Participant shall include (1) any employer contributions made pursuant to the Participant's Elective Deferral, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Average Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferrals), and (2) under such rules as the Secretary of the Treasury may prescribe, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                  (ii) Aggregate Limit. The sum of (1) one hundred twenty-five percent (125%) of the greater of the Actual Deferral Percentage of the non-Highly-Compensated Employees for the Plan Year or the Average Contribution Percentage of non-Highly-Compensated Employees under the Plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (2) the lesser of two hundred percent (200%) or two (2) plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage.

                  (iii) Average Contribution Percentage. The average of the Contribution Percentages of the Eligible Participants in a group.

                  (iv) Compensation. To the extent regulations permit the definition of Compensation in ARTICLE II to be used, then such definition shall be applied; provided, however, that to the extent such definition is not so permitted, then Compensation shall include all compensation required to be counted or excluded under section 414(s) of the Code; provided, further, however, that this definition shall not apply for purposes of the definition of Highly-Compensated Employee in section 2.22.

                  (v) Contribution Percentage. The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

                  (vi) Contribution Percentage Amounts. The sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Elective Deferrals are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Average Contribution Percentage test.

                  (vii) Eligible Participant. Any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

                  (viii) Participant. Any Employee who is eligible to participate in the Plan under ARTICLE III.

            (f) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

            (g) (i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly-Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two
(2) or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly-Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  (ii) For purposes of determining the Contribution Percentage of a Participant who is a five percent (5%) owner or one of the ten (10) most highly-paid Highly-Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Family members, with respect to Highly-Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly-Compensated Employees and for Participants who are Highly-Compensated Employees.

                  (iii) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

                  (4) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions or both, used in such test.

                  (5) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            (h) If one or more Highly-Compensated Employees participate in both a cash or deferred arrangement and a plan maintained by the Employer that is subject to the Average Contribution Percentage test and the sum of the Actual Deferral Percentage and the Average Contribution Percentage of those Highly-Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly-Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly-Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly-Compensated Employee's Average Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage of the Highly-Compensated Employees is determined after any corrections required to meet the Actual Deferral Percentage and the Average Contribution Percentage tests. Multiple use does not occur if both the Actual Deferral Percentage and the Average Contribution Percentage of the Highly-Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Average Contribution Percentage of the non-Highly-Compensated Employees.

                  (i) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      4.8 Excess Contributions.

            (a) Excess Contributions shall be corrected as provided in this section. The Plan Administrator may also prevent anticipated Excess Contributions as provided in this section.

The Plan Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

            (b) The Plan Administrator may refuse to accept any or all prospective Elective Deferrals or Employee Contributions to be contributed by a Participant.

            (c) (i) The Employer may, in its sole discretion, elect to contribute a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 4.6.

                  (ii) Qualified Nonelective Contributions for a Plan Year shall be allocated to the Accounts of Participants who are not Highly-Compensated Employees in the ratio in which each such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

                  (iii) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

                  (iv) Qualified Nonelective Contributions may, at the Employer's election, be included in the Contribution Percentage Amounts.

            (d) (i) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan year. Such distributions shall be made to Highly-Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees.

                  (ii) Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Contributions, including amounts recharacterized, shall be treated as Annual Additions under the Plan.

            (e) (i) The Plan Administrator may recharacterize any or all Excess Contributions for a Plan Year as Employee Contributions in accordance with the provisions of this subsection. Any Excess Contributions that are so recharacterized shall be treated as if the Participant had elected to instead receive cash Compensation on the earliest date that any Elective

Deferral made on behalf of the Participant during the Plan Year would have been received had the Participant originally elected to receive such amount in cash and then contributed such amount as an Employee Contribution. Excess Contributions may not be recharacterized to the extent such recharacterization would cause the Employee Contributions to exceed any Plan limitations on Employee Contributions. To the extent required by the Internal Revenue Service, however, such recharacterized Excess Contributions shall continue to be treated as if such amounts were not recharacterized.

                  (ii) The Plan Administrator shall report any recharacterized Excess Contributions as Employee Contributions to the Internal Revenue Service and to the affected Participants at such times and in accordance with such procedures as are required by the Internal Revenue Service. The Plan Administrator shall take such other actions regarding the amounts so recharacterized as may be required by the Internal Revenue Service.

                  (iii) Excess Contributions may not be recharacterized under this subsection more than two and one-half (2 1/2) months after the close of the Plan Year to which the recharacterization relates. Recharacterization is deemed to occur when the Participant is so notified (as required by the Internal Revenue Service).

            (f) (i) The Plan Administrator may distribute any or all Excess Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve (12) months of the close of such Plan Year. In the event of the termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income (or loss) allocable to the amounts so distributed, as determined under this subsection. The Plan Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

                  (ii) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:

                        (1) income or loss allocable to the Participant's Elective Deferral subaccount (and, if applicable, the Qualified Nonelective Contribution subaccount or the Qualified Matching Contributions subaccount or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and

                        (2) ten percent (10%) of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

                  (iii) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant's subaccounts in the following order:

                        (1) from the Participant's Elective Deferral subaccount and Matching Contribution subaccount (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year; and

                        (2) from the Participant's Qualified Nonelective Contribution subaccount to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral subaccount and Matching Contribution subaccount.

            (g) (i) The term "Excess Contribution" shall mean, with respect to a Plan Year, the excess of the Elective Deferrals (including any Qualified Nonelective Contributions and Matching Contributions that are treated as Elective Deferrals under sections 401(k)(2) and 401(k)(3) of the Code) on behalf of eligible Highly-Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under sections 401(k)(2) and 401(k)(3) of the Code.

                  (ii) The amount of Excess Contributions for a Highly-Compensated Employee for a Plan year is to be determined by the following leveling method under which the Actual Deferral Percentage of the Highly-Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to:

                        (1) enable the Plan to satisfy section 4.6; or

                        (2) cause such Highly-Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly-Compensated Employee with the next highest Actual Deferral Percentage. This process is repeated until the Plan satisfies section 4.6. For each Highly-Compensated Employee, the amount of Excess Contributions is equal to the total Elective Deferrals (plus Qualified Nonelective Contributions and Matching Contributions treated as Elective Deferrals) on behalf of the Participant, (determined prior to the application of this paragraph (g)(ii)(2)) minus the amount determined by multiplying the Participant's Actual Deferral Percentage (determined after application of this paragraph (g)(ii)(2)) by his or her Compensation used in determining such Actual Deferral Percentage.

      4.9 Excess Elective Deferrals.

            (a) Excess Elective Deferrals shall be corrected as provided in this section. The Plan Administrator may also prevent anticipated Excess Elective Deferrals as provided in this section. The Plan Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. A distribution of an Excess Elective Deferral under this section may be made without regard to any notice or consent otherwise required pursuant to section 411(a)(11) and section 417 of the Code. This section shall be administered and interpreted in accordance with sections 401(k) and 402(g) of the Code.

            (b) The Plan Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

            (c) (i) The Plan Administrator shall distribute all Excess Elective Deferrals to the Participant on whose behalf such Excess Elective Deferrals were made before the close of the taxable year. Distributions under this subsection include income allocable to the Excess Elective Deferrals so distributed, as determined under this section.

                  (ii) Distribution under this subsection shall only be made if all the following conditions are satisfied:

                        (1) the Participant seeking the distribution designates the distribution as an Excess Elective Deferral;

                        (2) the distribution is made after the date the Excess Elective Deferral is received by the Plan; and

                        (3) the Plan designates the distribution as a distribution of an Excess Elective Deferral.

                  (iii) The income allocable to the Excess Elective Deferrals distributed under this section shall be determined in the same manner as under subsection (d)(iii), except that income shall only be determined for the period from the beginning of the taxable year to the date on which the distribution is made.

            (d) (i) The Plan Administrator may distribute any or all Excess Elective Deferrals to the Participant to whose Account such Excess Elective Deferrals were allocated for the preceding taxable year. Distribution under this subsection shall only be made if the Participant timely provides the notice required under subsection (d)(ii) and such distribution is made after the preceding taxable year and before the first April 15 following the close of the preceding taxable year. Distributions under this subsection shall include income allocable to the Excess Elective Deferrals so distributed, as determined under this subsection.

                  (ii) Any Participant seeking a distribution of an Excess Elective Deferral in accordance with this subsection must notify the Plan Administrator in writing of such request no later than the first March 15 following the taxable year in which such Excess Elective Deferral was allocated. The Plan Administrator may agree to accept notification received after such date (but before the first April 15 following the preceding taxable year) if it determines that it would still be administratively practicable to make such distribution in view of the delayed notification. Such notification shall specify the amount of such Excess Elective Deferrals for the preceding taxable year and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 403(b) or 408(k) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferrals occurred.

                  (iii) Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:

                        (1) income or loss allocable to the Participant's Elective Deferral subaccount for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and

                        (2) ten percent (10%) of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

            (e) Excess Elective Deferrals that are distributed after April 15 are includable in the Participant's gross income in both the taxable year in which deferred and the taxable year in which distributed.

      4.10 Excess Aggregate Contributions.

            (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

            (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Contribution subaccount, Matching Contribution subaccount (if any, and if all amounts therein are not used in the Actual Deferral Percentage test) and, if applicable, Qualified Nonelective Contribution subaccount and Elective Deferral subaccount for the Plan Year, multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

            (c) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions.

            (d) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Employee Contribution subaccount and Matching Contribution subaccount (and, if applicable, the Participant's Qualified Nonelective Contribution subaccount or Elective Deferral subaccount, or both).

            (e) (i) The term "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                        (1) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly-Compensated Employees for such Plan Year; over

                        (2) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly-Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                  (ii) Such determination shall be made after first determining Excess Elective Deferrals pursuant to section 4.8 and then determining Excess Contributions pursuant to section 4.7.

      4.11 Hardship Suspensions. In the event of a hardship withdrawal to a Participant under section 12.3, such Employee shall be suspended from making Elective Deferrals (and Employee Contributions) to the extent necessary to comply with the requirements of section 12.3.

                                    ARTICLE 5
                                   ALLOCATIONS

      5.1 Individual Accounts. The Plan Administrator shall establish and maintain an Account in the name of each Participant. The Account shall contain the following subaccounts:

            (a) a discretionary contribution subaccount to which shall be credited each such Participant's share of (i) Employer Contributions under section 4.1(a); (ii) forfeitures; (iii) the net earnings or net losses on the investment of the assets of the trust; (iv) distributions and (v) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount;

            (b) a nondeductible voluntary contribution subaccount to which shall be credited (i) nondeductible voluntary contributions by the Participant under section 4.3; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount;

            (c) an Elective Deferral subaccount to which shall be credited (i) each such Participant's Elective Deferrals made under section 4.4; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

            (d) a Qualified Nonelective Contribution subaccount to which shall be credited (i) each such Participant's Qualified Nonelective Contributions made under section 4.7(c); (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

            (e) a Matching Contribution subaccount to which shall be credited
(i) each such Participant's Matching Contributions made under section 4.1(b);
(ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

            (f) a direct transfer subaccount to which shall be credited (i) contributions to the Trust accepted under section 4.6; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount; and

            (g) a rollover subaccount to which shall be credited (i) contributions to the Trust accepted under section 4.5; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount.

      5.2 Minimum Allocation.

            (a) Except as otherwise provided in subsections (c) and (d) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the first two hundred thousand dollars ($200,000) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan); or (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or
(iii) Compensation less than a stated amount. For purposes of this subsection, all defined contribution plans required to be included in an aggregation group under section 416(g)(2)(A)(i) shall be treated as a single plan.

            (b) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in section 6.5(b) of the Plan.

            (c) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

            (d) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

            (e) The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D).

      5.3 Allocation of Employer Contributions and Forfeitures.

            (a) All discretionary contributions and forfeitures from a Participant's profit sharing contribution subaccount shall be allocated to the Account of each Participant in the ratio that such Participant's Compensation bears to the Compensation of all Participants. However, if the discretionary contribution formula selected in the Adoption Agreement is integrated with Social Security, discretionary contributions for the Plan Year plus any forfeitures shall be allocated to Participants' Accounts as follows:

                  (i) Step One. Contributions and forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation bears to all Participants' total Compensation, but not in excess of three percent (3%) of each Participant's Compensation.

                  (ii) Step Two. Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each Participant's Account in the ratio that each Participant's Compensation for the Plan Year in excess of the Integration Level bears to the excess Compensation of all Participants, but not in excess of three percent (3%).

                  (iii) Step Three. Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each Participant's Account in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants' total Compensation and Compensation in excess of the Integration Level, but not in excess of the Profit Sharing Maximum Disparity Rate.

                  (iv) Step Four. Any remaining contributions or forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that year.

            (b) All Elective Deferrals and Matching Contributions shall be allocated to the Account of the Participant on whose behalf such contribution was made.

           (c) All Qualified Nonelective Contributions shall be allocated as provided in section 4.7(c).

            (d) All distributions of Excess Contributions shall be distributed as provided in section 4.7.

      5.4 Coordination of Social Security Integration. If the Employer maintains plans involving integration with Social Security other than this Plan, and if any Participant is eligible to participate in more than one of such plans, all such plans will be considered to be integrated if the extent of the integration of all such plans does not exceed one hundred percent (100%). For purposes of the preceding sentence, the extent of integration of a plan is the ratio (expressed as a percentage) to which the actual benefits, benefit rate, offset rate, or Employer Contribution rate under the plan bears to the integration limitation applicable to such plan.

      5.5 Withdrawals and Distributions. Any distribution to a Participant or his Beneficiary, any amount transferred from a Participant's Account directly to the trustee of any other qualified plan described in section 401(a) of the Code or to a qualified annuity plan described in section 403(a) of the Code, or any withdrawal by a Participant shall be charged to the appropriate subaccount(s) of the Participant as of the date of the distribution or the withdrawal.

      5.6 Determination of Value of Trust Fund and of Net Earnings or Losses. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust (excluding with respect to Shares and other assets specifically allocated to a specific Participant's subaccount,
(i) dividends and capital gain distributions from Shares; (ii) receipts or income attributable to insurance policies; (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets) which shall reflect accrued but unpaid interest, dividends, gains, or losses realized from the sale, exchange or collection of assets, other income received, appreciation in the fair market value of assets, depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is applicable, and the value as of the date of disposition or the current Valuation Date, whichever is applicable.

      5.7 Allocation of Net Earnings or Losses.

            (a) As of each Valuation Date the net earnings or losses of the Trust (excluding with respect to Shares and other assets specifically allocated to a specific Participant's subaccount, (i) dividends and capital gain distributions from Shares; (ii) dividends or credits attributable to insurance policies; (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets, all of which shall be allocated to such Participant's subaccount) for the valuation period then ending shall be allocated to the Accounts of all Participants (or Beneficiaries) having credits in the Trust both on such date and at the beginning of such valuation period. Such allocation shall be made by the application of a fraction, the numerator of which is the value of the Account of a specific Participant (or Beneficiary) as of the immediately preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date, and the denominator of which is the total value of all such Accounts as of that preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date.

            (b) To the extent that Shares and other assets are specifically allocated to a specific Participant's subaccount:

                  (i) dividends and capital gain distributions from Shares;

                  (ii) dividends or credits attributable to insurance policies; and

                  (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets;

shall be allocated to such Participant's subaccount.

      5.8 Responsibilities of the Plan Administrator. The Plan Administrator shall maintain accurate records with respect to the contributions made by or on behalf of Participants under the Plan, and shall furnish the Trustee with written instructions directing the Trustee to allocate all Plan contributions to the Trust among the separate Accounts of Participants in accordance with section
5.1 above. In making any such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.


                                    ARTICLE 6
                           LIMITATIONS ON ALLOCATIONS

      6.1 Employers Who Do Not Maintain Other Qualified Plans.

            (a) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in section 6.5(a), the amount of Annual Additions that may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution, including any Elective Deferral, that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

            (b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

            (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation and actual Elective Deferrals for the Limitation Year.

            (d) If, pursuant to subsection (c) or as a result of the allocation of forfeitures, there is an Excess Amount the excess will be disposed of as follows:

                  (i) Any nondeductible voluntary contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant.

                  (ii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  (iii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  (iv) If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

      6.2 Employers Who Maintain Other Qualified Master or Prototype Defined Contribution Plans.

            (a) This section applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer which provides an Annual Addition as defined in section 6.5(a), during any Limitation Year. The Annual Additions that may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's Account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution or Elective Deferral that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

            (b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in section 6.1(b).

            (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

            (d) If, pursuant to section 6.2(c), or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

            (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                  (i) the total Excess Amount allocated as of such date, times

                  (ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

            (f) Any Excess Amount attributable to this Plan will be disposed of in the manner described in section 6.1(d).

      6.3 Employers Who, in Addition to This Plan, Maintain Other Qualified Plans Which are Defined Contribution Plans Other Than Master or Prototype Plans. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with section 6.2 as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in the Adoption Agreement.

      6.4 Employers Who, in Addition to This Plan, Maintain a Qualified Defined Benefit Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Adoption Agreement.

      6.5 Definitions. Unless otherwise expressly provided herein, for purposes of this ARTICLE only, the following definitions and rules of interpretation shall apply:

            (a) Annual Additions. The sum of the following amounts credited to a Participant's Account for the Limitation Year:

                  (i) Employer Contributions (including Matching Contributions, Qualified Nonelective Contributions and Elective Deferrals);

                  (ii) Employee Contributions;

                  (iii) forfeitures; and

                  (iv) amounts allocated after March 31, 1984 to an individual medical account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

For this purpose, any Excess Amount applied under sections 6.1(d) or 6.2(f) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

            (b) Compensation. A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                  (i) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension to the extent such contributions are excluded from the Employee's gross income, or any distributions from a plan of deferred compensation;

                  (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

            For purposes of applying the limitations of this ARTICLE, Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such year.

            Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is Totally and Permanently Disabled (as defined in section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly-Compensated Employee (as defined in section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

            (c) Defined Benefit Fraction. A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred percent (100%) of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or one hundred forty percent (140%) of Highest Average Compensation including any adjustments under section 415(b) of the Code.

            Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred percent (100%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

            (d) Defined Contribution Dollar Limitation. Thirty thousand dollars ($30,000) or, if greater, one fourth (1/4) of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

            (e) Defined Contribution Fraction. A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible voluntary contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code and individual medical accounts, as defined in section 415(l)(2) of the Code maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred percent (100%) of the dollar limitation in effect under section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.

            If the Participant was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as Annual Additions.

            (f) Employer. For purposes of this ARTICLE, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code), or affiliated service groups (as defined in section 414(m) of the Code) of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

            (g) Excess Amount. The excess of the Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount.

            (h) Highest Average Compensation. The average Compensation for the three (3) consecutive Plan Years that produce the highest average.

            (i) Limitation Year. A Plan Year, or the twelve (12) consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

            (j) Master or Prototype Plan. A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

            (k) Maximum Permissible Amount. The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                  (i)   the Defined Contribution Dollar Limitation; or

                  (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

            The Compensation limitation referred to in subsection (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code.

            If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                Number of Months in the Short Limitation Year
                ---------------------------------------------
                                      12

            (l) Projected Annual Benefit. The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  (i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later); and

                  (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.


                                    ARTICLE 7
                                   TRUST FUND

      7.1 Receipt of Contributions by Trustee. All contributions to the Trust that are received by the Trustee, together with any earnings thereon, shall be held, managed and administered by the Trustee named in the Adoption Agreement in accordance with the terms and conditions of the Trust Agreement and the Plan. The Trustee may use a Custodian designated by the Sponsor to perform recordkeeping and custodial functions. The Trustee shall be subject to the proper directions of the Employer or the Plan Administrator made in accordance with the terms of the Plan and ERISA.

      7.2 Investment Responsibility.

            (a) If the Employer elects in the Adoption Agreement to exercise investment authority and responsibility, the selection of the investments in which assets of the Trust are invested shall be the responsibility of the Plan Administrator and each Participant will have a ratable interest in all assets of the Trust.

            (b) If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, no person, including the Trustee and the Plan Administrator, shall be liable for any loss or for any breach of fiduciary duty which results from such Participant's or Beneficiary's exercise of control.

            (c) If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, the Employer or the Plan Administrator must complete a schedule of Participant designations.

            (d) If Participants and Beneficiaries are permitted to select the investment in their Accounts, all investment related expenses, including administrative fees charged by brokerage houses, will be charged against the Accounts of the Participants.

            (e) The Plan Administrator may at any time change the selection of investments in which the assets of the Trust are invested, or subject to such reasonable restrictions as may be imposed by the Sponsor for administrative convenience, may submit an amended schedule of Participant designations. Such amended documents may provide for a variance in the percentages of contributions to any particular investment or a request that Shares in the Trust be reinvested in whole or in part in other Shares.

      7.3 Investment Limitations. The Sponsor may impose reasonable investment limitations on the Employer and the Plan Administrator relating to the type of permissible investments in the Trust or the minimum percentage of Trust assets to be invested in Shares.


                                    ARTICLE 8
                                     VESTING

      8.1 Employee Contributions and Elective Deferral Contributions and Earnings. The Participant's nondeductible voluntary contribution subaccount, Elective Deferral subaccount and Qualified Nonelective Contribution subaccount shall be fully vested and nonforfeitable at all times and no forfeitures will occur as a result of an Employee's withdrawal of such contributions.

      8.2 Rollovers, Transfers and Earnings. The Participant's rollover subaccount and direct transfer subaccount shall be fully vested and nonforfeitable at all times.

      8.3 Employer Contributions and Matching Contributions and Earnings. Notwithstanding the vesting schedule selected by the Employer in the Adoption Agreement, the Participant's discretionary contribution subaccount and Matching Contribution subaccount shall be fully vested and nonforfeitable upon the Participant's death, disability, attainment of Normal Retirement Age, or, if the Adoption Agreement provides for an Early Retirement Date, attainment of the required age and completion of the required service. In the absence of any of the preceding events, the Participant's discretionary contribution subaccount and Matching Contribution subaccount shall be vested in accordance with a minimum vesting schedule specified in the Adoption Agreement. The schedule must be at least as favorable to Participants as either schedule (a) or (b) below.

            (a) Graduated vesting according to the following schedule:


                        Years of Service   Percent Vested
                        ----------------   --------------

                        Less than 2               0%
                        2 but less than 3        20%
                        3 but less than 4        40%
                        4 but less than 5        60%
                        5 but less than 6        80%
                        6 or more               100%


            (b) Full one hundred percent (100%) vesting after three (3) Years of Service.

      8.4 Amendments to Vesting Schedule.

            (a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For any Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three
(3) Years of Service" where such language appears.

            (b) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                  (i) sixty (60) days after the amendment is adopted;

                  (ii) sixty (60) days after the amendment becomes effective; or

                  (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

            (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

      8.5 Determination of Years of Service. For purposes of determining the vested and nonforfeitable percentage of the Participant's Employer Contribution subaccounts, all of the Participant's Years of Service with the Employer or an Affiliated Employer shall be taken into account. If specified in the Adoption Agreement, Years of Service with a predecessor employer will be treated as service for the Employer; provided, however, that if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

      8.6 Forfeiture of Nonvested Amounts.

            (a) For Plan Years beginning before 1985, any portion of a Participant's Account that is not vested shall be forfeited by him as of the last day of the Plan Year in which a Break in Service occurs. For Plan Years beginning after 1984, any portion of a Participant's Account that is not vested shall be forfeited by him as of the last day of the Plan Year in which his fifth consecutive Break in Service occurs. Any amounts thus forfeited shall be reallocated as provided in ARTICLE 5 and shall not be considered part of a Participant's Account in computing his vested interest. The remaining portion of the Participant's Account will be nonforfeitable.

            (b) If a distribution is made at a time when a Participant has a vested right to less than one hundred percent (100%) of the value of the Participant's Account attributable to Employer Contributions and forfeitures, as determined in accordance with the provisions of section 8.3, and the nonvested portion of the Participant's Account has not yet been forfeited in accordance with paragraph (a) above:

                  (i) a separate remainder subaccount shall be established for the Participant's interest in the Plan as of the time of the distribution; and

                  (ii) at any relevant time the Participant's vested portion of the separate remainder subaccount shall be equal to an amount ("X") determined by the formula:

                         X = P(AB + (R x D)) - (R x D).

            For purposes of applying the formula, P is the vested percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

      8.7 Reinstatement of Benefit. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.


                                    ARTICLE 9
                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

      9.1 General. The provisions of this ARTICLE shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in section 9.7.

      9.2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

      9.3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

      9.4 Definitions.

            (a) Election Period.

                  (i) The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account balance as of the date of separation, the Election Period shall begin on the date of separation.

                  (ii) A Participant who has not yet attained age thirty-five
(35) as of the end of any current Plan Year may make a special Qualified Election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under section 9.5. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this ARTICLE.

            (b) Earliest Retirement Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

            (c) Qualified Election.

                  (i) A waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity. Any waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity shall not be effective unless:

                        (1) the Participant's Spouse consents in writing to the election;

                        (2) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

                        (3) the Spouse's consent acknowledges the effect of the election; and

                        (4) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

            (ii) Any consent by a Spouse obtained under this provision (or establishment that the consent of Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in section 9.5.

            (d) Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which equals fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

            (e) Spouse (Surviving Spouse). The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

            (f) Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

            (g) Vested Account Balance. The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including rollovers and direct transfers), whether vested before or upon death, including the proceeds of insurance contracts if any, on the Participant's life. The provisions of this ARTICLE shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Employee Contributions (or both) at the time of death or distribution.

      9.5 Notice Requirements.

            (a) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:

                  (i) the terms and conditions of a Qualified Joint and Survivor Annuity;

                  (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                  (iii) the rights of a Participant's Spouse; and

                  (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

            (b) In the case of a qualified preretirement survivor annuity as described in section 9.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subsection (a) applicable to a Qualified Joint and Survivor Annuity.

            (c) The applicable period for a Participant is whichever of the following periods ends last:

                  (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

                  (ii) a reasonable period ending after the individual becomes a Participant;

                  (iii) a reasonable period ending after subsection (e) ceases to apply to the Participant;

                  (iv) a reasonable period ending after this ARTICLE first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

            (d) For purposes of applying subsection (c), a reasonable period ending after the enumerated events described above in subsections (ii), (iii) and (iv) is the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two
(2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

            (e) Notwithstanding the other requirements of this section, the respective notices prescribed by this section need not be given to a Participant if:

                  (i) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity; and

                  (ii) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse Beneficiary.

            For purposes of this subsection, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

      9.6 Safe Harbor Rules.

            (a) This section shall apply to a Participant in a profit sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan) if the following conditions are satisfied:

                  (i) the Participant does not or cannot elect payments in the form of a life annuity; and

                  (ii) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary.

            (b) The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the ninety (90) day period following the date of the Participant's death. The Account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions.

            (c) This section shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of sections 401(a)(11) and 417 of the Code. If this section is operative, then the provisions of this ARTICLE, other than section 9.7, shall be inoperative.

            (d) The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of section 9.4(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

            (e) For purposes of this section, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate Account balance attributable solely to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in section 9.4(g).

      9.7 Transitional Rules.

            (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this ARTICLE must be given the opportunity to elect to have the prior sections of this ARTICLE apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

            (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subsection (d).

            (c) The respective opportunities to elect (as described in subsections (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

            (d) Any Participant who has elected pursuant to subsection (b) and any Participant who does not elect under subsection (a) or who meets the requirements of subsection (a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                  (i) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                        (1) begins to receive payments under the Plan on or after Normal Retirement Age; or

                        (2) dies on or after Normal Retirement Age while still working for the Employer; or

                        (3) begins to receive payments on or after the qualified early retirement age; or

                        (4) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                  (ii) Election of Early Survivor Annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age; or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

            (e) The following terms shall have the meanings specified herein:

                  (i) Qualified Early Retirement Age. The latest of:

                        (1) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

                        (2) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

                        (3) the date the Participant begins participation.

                  (ii) Qualified Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in section 9.4(d).


                                   ARTICLE 10
                             DISTRIBUTION PROVISIONS

      10.1 Vesting on Distribution Before Break in Service.

            (a) If an Employee terminates service, and the value of the Employee's Vested Account Balance derived from Employer and Employee contributions is not greater than three thousand five hundred dollars ($3,500), the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an Employee's Vested Account Balance is zero, the Employee shall be deemed to have received a distribution of such Vested Account Balance. A Participant's Vested Account Balance shall not include accumulated deductible Employee Contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

            (b) If an Employee terminates service and elects, in accordance with this ARTICLE, to receive the value of his Vested Account Balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer Contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested Employer derived Account balance.

            (c) If an Employee receives a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one (1) year Breaks in Service, upon the reemployment of such Employee, the Employer-derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

      10.2 Restrictions on Immediate Distributions.

            (a) If the value of a Participant's Vested Account Balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) three thousand five hundred dollars ($3,500) and the Account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

            (b) Notwithstanding the provisions of subsection (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to section 9.6 of the Plan, only the Participant need consent to the distribution of an Account balance that is immediately distributable). Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) within the same controlled group.

            (c) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains

(or would have attained if not deceased) the later of Normal Retirement Age or age sixty-two (62).

            (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's Vested Account Balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code.

      10.3 Commencement of Benefits.

            (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                  (i) the Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

                  (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan occurs; or

                  (iii) the Participant terminates service with the Employer.

            (b) Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 10.2 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

      10.4 Early Retirement With Age and Service Requirement. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

      10.5 Nontransferability of Annuities. Any annuity contract distributed herefrom must be nontransferable.

      10.6 Conflicts With Annuity Contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

                                   ARTICLE 11
                        TIMING AND MODES OF DISTRIBUTION

      11.1 General Rules.

            (a) Subject to ARTICLE 9, the requirements of this ARTICLE shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this ARTICLE apply to calendar years beginning after December 31, 1984.

            (b) All distributions required under this ARTICLE shall be determined and made in accordance with the income tax regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

      11.2 Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

      11.3 Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

            (a) the life of the Participant;

            (b) the life of the Participant and a Designated Beneficiary;

            (c) a period certain not extending beyond the Life Expectancy of the Participant; or

            (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

      11.4 Determination of Amount to be Distributed Each Year.

            (a) Individual Account.

                  (i) If a Participant's Benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar

Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                  (ii) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

                  (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in subsection (a)(i) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

                  (iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

            (b) Other Forms. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

      11.5 Death Distribution Provisions.

            (a) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (b) Distribution Beginning After Death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                  (i) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (ii) if the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

            (c) If the Participant has not made an election pursuant to this section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of
(1) December 31 of the calendar year in which distributions would be required to begin under this section; or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (d) For purposes of subsection (b) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (b), with the exception of paragraph (ii) therein, shall be applied as if the Surviving Spouse were the Participant.

            (e) For purposes of this section, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

            (f) For the purposes of this section, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if subsection (d) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to subsection (b) above). If distribution in the form of an annuity described in section 11.4(b) above irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

      11.6 Designation of Beneficiary. Subject to the rules of ARTICLE 9, a Participant (or former Participant) may designate from time to time any person or persons (who may be designated contingently or successively and may be an entity other than a natural person) as his Beneficiary who will be entitled to receive any undistributed amounts credited to the Participant's separate Account under the Plan at the time of the Participant's death. Any such Beneficiary designation by a Participant shall be made in writing in the manner prescribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Participant's lifetime. A Participant may change or revoke his Beneficiary designation at any time in the manner prescribed by the Plan Administrator. If any portion of the Participant's Account is invested in insurance pursuant to ARTICLE 14, the Beneficiary of the benefits under the insurance policy shall be the person or persons designated under the policy. If the Designated Beneficiary (or each of the Designated Beneficiaries) predeceases the Participant, the Participant's Beneficiary designation shall be ineffective. If no Beneficiary designation is in effect at the time of the Participant's death, his Beneficiary shall be his estate.

      11.7 Definitions.

            (a) Applicable Life Expectancy. The Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with section 11.4(b) before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

            (b) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) and the proposed regulations thereunder.

            (c) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to section 11.5 above.

            (d) Life Expectancy.

                  (i) Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the income tax regulations.

                  (ii) Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in section 11.5(b)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

            (e) Participant's Benefit.

                  (i) The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                  (ii) For purposes of subsection (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

            (f) Required Beginning Date.

                  (i) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

                  (ii) Transitional Rules. The Required Beginning Date of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                        (1) Non-Five-Percent Owners. The Required Beginning Date of a Participant who is not a Five Percent (5%) Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 1/2) occurs.

                        (2) Five Percent Owners. The Required Beginning Date of a Participant who is a Five Percent (5%) Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                              (A) the calendar year in which the Participant
attains age seventy and one-half (70 1/2); or

                              (B) the earlier of the calendar year with or
within which ends the Plan Year in which the Participant becomes a Five Percent (5%) Owner, or the calendar year in which the Participant retires.

The Required Beginning Date of a Participant who is not a Five Percent (5%) Owner who attains age seventy and one-half (70 1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                  (iii) Five Percent Owner. A Participant is treated as a Five Percent (5%) Owner for purposes of this section if such Participant is a Five Percent (5%) Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent year.

                  (iv) Once distributions have begun to a Five Percent (5%) Owner under this section, they must continue to be distributed, even if the Participant ceases to be a Five Percent (5%) Owner in a subsequent year.

      11.8 Transitional Rule.

            (a) Notwithstanding the other requirements of this ARTICLE and subject to the requirements of ARTICLE 9, distribution on behalf of any Employee, including a Five Percent (5%) Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (i) The distribution by the Trust is one which would not have disqualified such trust under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (ii) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  (iii) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                  (iv) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  (v) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

            (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

            (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a)(i) and (a)(v).

            (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the regulations thereunder but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

      11.9 Optional Forms of Benefit.

            (a) Except to the extent benefits are required to be paid in the form of an automatic joint and survivor annuity under ARTICLE 9, any amount which a Participant shall be entitled to receive under the Plan shall be distributed in one or a combination of the following ways:

                  (i) in a lump-sum payment of cash, the amount of which shall be determined by redeeming all Shares credited to the Participant's Account under the Plan as of the date of distribution;

                  (ii) in a lump-sum payment including a distribution in kind of all Shares credited to the Participant's Account under the Plan as of the date of distribution;

                  (iii) in substantially equal monthly, quarterly, or annual installment payments of cash, or the distribution of Shares in kind, over a period certain not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and his Beneficiary, determined in each case as of the earlier of: (1) the end of the Plan Year in which occurs the event entitling the Participant to a distribution of benefits, or (2) the date such installments commence;

                  (iv) if permitted by the Sponsor, in monthly, quarterly, or annual installment payments of cash, or the distribution of Shares in kind, so that the amount distributed in each Plan Year equals the quotient obtained by dividing the Participant's Account at the beginning of that Plan Year by the joint and last survivor Life Expectancy of the Participant and the Beneficiary for that Plan Year. The Life Expectancy will be computed using the recomputation method described in section 11.7(d). Unless the Spouse of the retired Participant is the Beneficiary, the actuarial present value of all expected payments to the retired Participant must be more than fifty percent (50%) of the actuarial present value of payments to the retired Participant and the Beneficiary; or

                  (v) by application of the Participant's vested Account to the purchase of a nontransferable immediate or deferred annuity contract, on an individual or group basis. Unless the Spouse of the retired Participant is the Beneficiary, the actuarial present value of all expected payments to the retired Participant must be more than fifty percent (50%) of the actuarial present value of payments to the retired Participant and the Beneficiary.

            (b) If the Participant fails to select a method of distribution, except as may be required by ARTICLE 9, all amounts which he is entitled to receive under the Plan shall be distributed to him in a lump-sum payment.


                                   ARTICLE 12
                                   WITHDRAWALS

      12.1 Withdrawal of Nondeductible Voluntary Contributions. Subject to the Qualified Election requirements of ARTICLE 9 and section 12.4, any Participant who has made nondeductible voluntary contributions may, upon thirty (30) days notice in writing filed with the Plan Administrator, have paid to him all or any portion of the fair market value of his nondeductible voluntary contribution subaccount.

      12.2 Withdrawal of Elective Deferrals. Subject to the Qualified Election requirements of ARTICLE 9 and section 12.4, any Participant who has made Elective Deferrals and who has attained age fifty-nine and one-half (59 1/2) may, upon thirty (30) days notice in writing filed with the Plan Administrator, have paid to him all or any portion of the fair market value of his elective deferral subaccount.

      12.3 Hardship Withdrawals.

            (a) Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in sections 401(a)(11) and 417 of the Code, unless section 9.6 is applicable.

            (b) The only financial needs considered immediate and heavy are the following:

                  (i) deductible medical expenses (within the meaning of section 213(d) of the Code) of the Employee, the Employee's Spouse, children or dependents;

                  (ii) the purchase (excluding mortgage payments) of a principal residence for the Employee;

                  (iii) payment of tuition for the next quarter or semester of post-secondary education for the Employee, the Employee's Spouse, children or dependents; or

                  (iv) the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

            (c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (i) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  (ii) all plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve (12) months after the receipt of the hardship distribution;

                  (iii) the distribution is not in excess of the amount of an immediate and heavy financial need; and

                  (iv) all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

      12.4 Manner of Making Withdrawals. Any withdrawal by a Participant under the Plan shall be made only after the Participant files a written request with the Plan Administrator specifying the nature of the withdrawal (and the reasons therefor, if a hardship withdrawal), and the amount of funds requested to be withdrawn. Upon approving any withdrawal, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the withdrawal in a lump-sum payment of cash to the Participant. In making any withdrawal payment, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto. Unless section 9.6 is applicable, if the Participant is married, his Spouse must consent to the withdrawal pursuant to a Qualified Election (as defined in section 9.4(c)) within the ninety (90) day period ending on the date of the withdrawal.

      12.5 Limitations on Withdrawals. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times a Participant may make a withdrawal under the Plan during any Plan Year, and the minimum amount a Participant may withdraw on any single occasion.


                                   ARTICLE 13
                                      LOANS

      13.1 General Provisions.

            (a) If the Adoption Agreement so provides and the Employer so elects, loans shall be made available to any Participant or Beneficiary who is a party-in-interest (as defined in section 3(14) of ERISA) on a reasonably equivalent basis. A Participant or Beneficiary who is not a party-in-interest (as defined in section 3(14) of ERISA) shall not be eligible to receive a loan under this ARTICLE.

            (b) Loans shall not be made available to Highly-Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

            (c) Loans must be adequately secured and bear a reasonable interest rate.

            (d) No Participant loan shall exceed the present value of the Participant's Vested Account Balance.

            (e) Unless section 9.6 is applicable, a Participant must obtain the consent of his or her Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal or other revision of the loan.

            (f) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

            (g) Loans will not be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

            (h) If a valid spousal consent has been obtained in accordance with subsection (e), then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

      13.2 Administration of Loan Program.

            (a) The Plan's loan program will be administered by the Plan Administrator.

            (b) Loan requests shall be made on a form prescribed by the Plan Administrator and shall comply with section 13.4.

            (c) Loan requests that comply with all the requirements of this ARTICLE shall be approved by the Plan Administrator.

            (d) The rate of interest to be charged on loans shall be determined under section 13.5.

            (e) The only collateral that may be used as security for a loan, and the limitations and requirements applicable, are determined under section 13.6.

            (f) The rules regarding defaults are set forth in section 13.9.

      13.3 Amount of Loan. Loans to any Participant or Beneficiary will not be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of:

            (a) fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

            (b) one-half (1/2) the present value of the nonforfeitable accrued benefit of the Participant.

            (c) For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c) and 414(m) of the Code are aggregated.

      13.4 Manner of Making Loans. A request by a Participant for a loan shall be made in writing to the Plan Administrator and shall specify the amount of the loan, and the subaccount(s) or Shares of the Participant from which the loan should be made. The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and nondiscriminatory basis with respect to all Participants. If a Participant's request for a loan is approved by the Plan Administrator, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Participant. In making any loan payment under this ARTICLE, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

      13.5 Terms of Loan. Loans shall be made on such terms and subject to such limitations as the Plan Administrator may prescribe. Furthermore, any loan shall, by its terms, require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. The rate of interest to be charged shall be determined by the Plan Administrator in accordance with the rates quoted by representative financial institutions in the local area for similar loans.

      13.6 Security for Loan. Any loan to a Participant under the Plan shall be secured by the pledge of all the Participant's right, title and interest in the Trust except that Elective Deferrals shall not be security for loans except to the extent necessary to adequately secure the loan. Such pledge shall be evidenced by the execution of a promissory note by the Participant which shall provide that, in the event of any default by the Participant on a loan repayment, the Plan Administrator shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the Participant's wages or salary to be thereafter paid by the Employer, and to take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section. In the event the value of the Participant's vested Account at any time is less than one hundred twenty five percent (125%) of the outstanding loan balance, the Plan Administrator shall request additional collateral of sufficient value to adequately secure the repayment of the loan. Failure to provide such additional collateral upon a request of the Plan Administrator shall constitute an event of default.

      13.7 Segregated Investment. Loans shall be considered a Participant directed investment and, for the limited purposes of allocating earnings and losses pursuant to ARTICLE 5, shall not be considered a part of the common fund under the Trust.

      13.8 Repayment of Loan. The Plan Administrator shall have the sole responsibility for ensuring that a Participant timely makes all loan repayments, and for notifying the Trustee in the event of any default by the Participant on the loan. Each loan repayment shall be paid to the Trustee, and shall be accompanied by written instructions from the Plan Administrator that identify the Participant on whose behalf the loan repayment is being made.

      13.9 Default on Loan.

            (a) In the event of a termination of the Participant's employment with the Affiliated Employers or a default by a Participant on a loan repayment, all remaining payments on the loan shall be immediately due and payable. The Employer shall, upon the direction of the Plan Administrator, to the extent permitted by law, deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salaries payable to the Participant by the Employer in accordance with the Participant's promissory note. In addition, the Plan Administrator shall take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. However, attachment of the Participant's Account pledged as security will not occur until a distributable event occurs under the Plan.

            (b) For purposes of this section, the term "default" shall mean failure, by a period of at least ten (10) days, to make any loan payment (whether principal or interest or both) that is due and payable. Neither the Plan Administrator nor any other fiduciary is required to give any written or oral notice of default.

      13.10.Unpaid Amounts. Upon the occurrence of a Participant's retirement or death, or upon a Participant's fifth (5th) consecutive Break in Service or earlier distribution, the unpaid balance of any loan, including any unpaid interest, shall be deducted from any payment or distribution from the Trust to which such Participant or his Beneficiary may be entitled. If after charging the Participant's Account with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.


                                   ARTICLE 14
                                    INSURANCE

      14.1 Insurance. If the Adoption Agreement so provides and the Employer elects to allocate or permit Participants to allocate a portion of their Accounts to purchase life insurance, the ensuing subsections of this ARTICLE shall apply.

      14.2 Policies. The Plan Administrator shall instruct the Trustee to procure one or more life insurance policies on the Participant's life, the terms of which shall conform to the requirements of the Plan and the Code. The policies and the companies which write them shall be subject to the approval of the Plan Administrator and the Trustee. The Trustee shall procure and hold such policies in its name or the name of the nominee. The Trustee shall be the sole owner of all contracts purchased hereunder, and it shall be so designated in each policy and application therefor.

      14.3 Beneficiary. The Participant shall have the right to name the Beneficiary and choose the benefit option under the policy for the Beneficiary. The Trustee shall designate the Beneficiary of all such policies in accordance with the written directions of the Plan Administrator and the policy terms. Such designation may be outlined in the original application as forwarded to the issuing company. However, the Plan Administrator shall have available and shall furnish the Participant with the necessary forms for any Beneficiary designation or change of Beneficiary and it will keep a copy of all executed designations as part of its records. Upon a Participant's death, the Plan Administrator will promptly furnish the Trustee a copy of the last designation and shall authorize the Trustee to complete such forms as the insurance company may require in order to effect the benefit option.

      14.4 Payment of Premiums. Subject to the provisions of sections 7.3 and 14.5, premium payments to the insurer may be made only by the Trustee with respect to any insurance policy purchased on behalf of a Participant and shall constitute first an investment of a portion of the funds of the Participant's Employer Contribution subaccounts up to the maximum amount of such subaccounts permitted to be applied toward such premium payments, as provided in section
14.5. If a Participant's subaccounts lack sufficient assets to pay premiums on a life insurance policy due on his behalf, the Trustee, at the direction of the Plan Administrator, acting upon the request of the Participant, shall borrow under the policy loan provisions, if any, the amount necessary to pay such premiums, using the cash value of the insurance as security, or the Trustee may liquidate assets held in the Participant's Account, in the same order, of sufficient value to pay such premiums. Any loans shall be repaid by the application of earnings, contributions, or forfeitures to the Account of the Participant insured by such policy. In the absence of the Plan Administrator's direction to borrow or to liquidate assets to pay premiums, the life insurance policy shall be put on a paid-up basis or, if it has no cash value, cancelled.

      14.5 Limitation on Insurance Premiums. The Trustee shall not pay, nor shall anyone on behalf of the Trustee pay, any life insurance premium for any Participant out of the Participant's Employer Contribution subaccounts unless the amount of such payment, plus all premiums previously so paid on behalf of the Participant, is less than fifty percent (50%) of the Employer Contributions and forfeitures allocated to the Participant's Employer Contribution subaccounts as determined on the date such premium is paid with respect to reserve life insurance policies and shall be less than twenty-five percent (25%) thereof with respect to nonreserve (term) policies, or, if both reserve life and term insurance are purchased on the life of any Participant, the sum of the term insurance premium plus one-half of the reserve life premiums may not exceed twenty-five percent (25%) of the Employer Contributions made on behalf of such Participant. For purposes of these incidental insurance provisions, reserve life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. Dividends received on life insurance policies shall be considered a reduction of premiums paid in such computations.

      If payment of premiums on a Participant's life insurance policy is prohibited because of the limitation, the Trustee, as directed by the Plan Administrator, shall permit the Participant to maintain that part of the coverage made available by the prohibited premiums, either by payment of the amount of the prohibited premium by the Participant from sources other than the Trust or by distributing the policy to the extent of the Participant's vested interest to the Participant and eliminating it from the Trust.

      Nothing contained in the foregoing provisions of section 14.4 and this section 14.5 shall be deemed to authorize the payment of any premium or premiums for any Participant which would result in a failure to maintain any mandatory investment in Shares required by the Sponsor in the Account or subaccounts of any such Participant.

      14.6 Insurance Company. No insurance company which may issue any policies for the purposes of this Plan shall be required to take or permit any action contrary to the provisions of said policies, nor shall such insurance company be deemed to be a party to, or responsible for the validity of, this Plan for any purpose. No such insurance company shall be required to look into the terms of this Plan or question any action of the Trustee hereunder, nor be responsible to see that any action of the Trustee is authorized under the terms of this Plan. Any such issuing insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, as the case may be, or for any change made or action taken by such insurance company upon such direction and no such insurance company shall be obliged to see to the distribution or further application of any monies paid by it. The certificate of the Trustee signed by one of its trust officers, assistant secretary, or other authorized representative thereof may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Plan, and any insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for so doing.

      14.7 Distribution of Policies. Upon a Participant's death, the Trustee, upon direction of the Plan Administrator, shall procure the payment of the proceeds of any policy held by the Participant in accordance with its terms and this Plan. The Trustee shall be required to pay over all the proceeds of any policy to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated Beneficiary unless a Qualified Election has been made in accordance with section 9.4(c) of the Plan. Under no circumstances shall the Trust retain any part of the proceeds. Subject to the joint and survivor annuity requirements of section ARTICLE 9, the policies shall be converted or distributed upon commencement of benefits in accordance with the provisions of this section. Upon a Participant's retirement at or after his Normal Retirement Age, unless there is a single sum distribution in which case any policy shall be distributed, any such policy shall be converted to a paid-up contract and delivered to the Participant but the Plan Administrator may, with the Participant's consent, direct that a portion or all of such cash value of the policy be converted to provide retirement income as permitted within the terms of the policy and this Plan. Upon a Participant's retirement due to Total and Permanent Disability, any such policy shall be held for his account and assigned or delivered to the Participant in addition to any other benefits provided by this Plan. Upon a Participant's termination of employment for reasons other than death, Total and Permanent Disability or retirement as stated above, to the extent of life insurance purchased by Employer Contributions, he shall be entitled to a vested interest in any policy held for his account as his interest is vested in the remainder of his Employer Contribution subaccounts (exclusive of any such policy). Whenever the Participant is entitled to one hundred percent (100%) vesting, then such policy shall be assigned and delivered to the Participant in accordance with its terms and the terms of this Plan. Whenever the Participant is entitled to a vesting of less than one hundred percent (100%), then the Participant shall be entitled to a vested interest of the cash surrender value of any such policy equal to his vested interest in his Employer Contribution subaccounts, exclusive of the policy, and one of the following distribution procedures shall apply:

            (a) If the nonvested portion of the cash surrender value of all policies held for the Participant's Account is less than the amount of his vested termination benefit exclusive of the policies, then, such policy shall be assigned to the Participant and the remainder of the Participant's vested interest in the Participant's Employer Contribution subaccounts shall be reduced by the cash surrender value of the nonvested portion of all policies, after which it shall be paid or distributed to the Participant in accordance with the terms of the Plan; or

            (b) If the nonvested portion of the cash surrender value of all policies held for the Participant's Account exceeds the Participant's vested interest in the Employer Contribution subaccount exclusive of such policies, the Participant shall be given the opportunity to purchase such policies by paying to the Trustee the amount of such excess within thirty (30) days after notice to him of the amount to be paid. Upon receipt of such payment said policy shall be assigned and delivered to the Participant to the full satisfaction of all termination benefits under this Plan. Any such policy not so purchased shall be surrendered by the Trustee for its cash value and the proceeds thereof deposited in the Trust for reallocation pursuant to ARTICLE 5.

            It is the intention hereof that the total termination benefit of a Participant whose interest is not fully vested shall be equal to the sum of the vested percentage of his Employer Contribution subaccounts exclusive of all such policies and the same percentage of the cash value of all such policies held for his Account. To the extent possible under the foregoing provisions, such total termination benefits shall be satisfied by the transfer and delivery to the Participant of one or more such policies with the balance, if any, to be paid in cash or in kind.

      14.8 Policy Features. The Trustee shall arrange, where possible, that all policies purchased for the benefit of a Participant shall have the same dividend option which shall be on the premium reduction plan, and as nearly as may be possible all policies issued under the Plan shall have the same anniversary date. To the extent any dividends or credits earned on insurance policies are not applied toward the next premiums due, they shall be allocated to the Participant's Employer Contribution subaccount in the same manner as a Participant directed investment.

      14.9 Changed Conditions. From time to time because of changed conditions, the Trustee, acting at the direction of the Plan Administrator upon the election of the Participant concerned, shall obtain an additional contract or policy or make such change in the contracts or policies maintained by the Trustee on the life of the Participant as may be required by such changed conditions, within the limits permitted by the insurance company which issued or is requested to issue a contract and the limits established by this Plan.

      14.10.Conflicts. In the event of any conflict between the terms of the Plan and the provisions of any contract issued hereunder, the terms of the Plan shall control.


                                   ARTICLE 15
                                 ADMINISTRATION

      15.1 Duties and Responsibilities of Fiduciaries; Allocation of Fiduciary Responsibility. A fiduciary of the Plan shall have only those specific powers, duties, responsibilities, and obligations as are explicitly given him under the Plan and Trust Agreement. In general, the Employer shall have the sole responsibility for making contributions to the Plan required under ARTICLE 4; appointing the Trustee and the Plan Administrator; and determining the funds available for investment under the Plan. The Plan Administrator shall have the sole responsibility for the administration of the Plan, as more fully described in section 15.2. It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and Trust Agreement, and shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

      15.2 Powers and Responsibilities of the Plan Administrator.

            (a) Administration of the Plan. The Plan Administrator shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to approve and ensure the repayment of any loan to a Participant under the Plan; to resolve any claim for benefits in accordance with section 15.7; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Plan Administrator's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Plan Administrator shall be final, conclusive and binding. All actions by the Plan Administrator shall be taken pursuant to uniform standards applied to all persons similarly situated. The Plan Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

            (b) Records and Reports. The Plan Administrator shall be responsible for maintaining sufficient records to reflect the Eligibility Computation Periods in which an Employee is credited with one or more Years of Service for purposes of determining his eligibility to participate in the Plan, and the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan. The

Plan Administrator shall be responsible for submitting all required reports and notifications relating to the Plan to Participants or their Beneficiaries, the Internal Revenue Service and the Department of Labor.

            (c) Furnishing Trustee with Instructions. The Plan Administrator shall be responsible for furnishing the Trustee with written instructions regarding all contributions to the Trust, all distributions to Participants in accordance with ARTICLE 10, all withdrawals by Participants in accordance with
ARTICLE 12, all loans to Participants in accordance with ARTICLE 13 and all purchases of life insurance in accordance with ARTICLE 14. In addition, the Plan Administrator shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any returns to the Internal Revenue Service or Department of Labor as may be required by the Trustee.

            (d) Rules and Decisions. The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

            (e) Application and Forms for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Plan Administrator may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

            (f) Facility of Payment. Whenever, in the Plan Administrator's opinion, a person entitled to receive a payment of a benefit or installment thereof is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, as determined by a court of competent jurisdiction, it may direct the Trustee to make payments to such person or to the legal representative or to a relative or friend of such person for that person's benefit, or it may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

      15.3 Allocation of Duties and Responsibilities. The Plan Administrator may, by written instrument, allocate among its members or employees any of its duties and responsibilities not already allocated under the Plan or may designate persons other than members or employees to carry out any of the Plan Administrator's duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities allocated to him.

      15.4 Appointment of the Plan Administrator. The Employer shall designate in the Adoption Agreement the Plan Administrator who shall administer the Employer's Plan. Such Plan Administrator may consist of an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), or the Employer itself. The Plan Administrator shall be charged with the full power and the responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator by the Employer is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator of the Plan. The Plan Administrator may be removed by the Employer, or may resign by giving notice in writing to the Employer, and in the event of the removal, resignation, death, or other termination of service by the Plan Administrator, the Employer shall, as soon as practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

      15.5 Expenses. The Employer shall pay all expenses authorized and incurred by the Plan Administrator in the administration of the Plan except to the extent such expenses are paid from the Trust.

      15.6 Liabilities. The Plan Administrator and each person to whom duties and responsibilities have been allocated pursuant to section 15.3 may be indemnified and held harmless by the Employer with respect to any alleged breach of responsibilities performed or to be performed hereunder. The Employer and each Affiliated Employer shall indemnify and hold harmless the Sponsor against all claims, liabilities, fines, and penalties and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable attorney's fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan.

      15.7 Claims Procedure.

            (a) Filing a Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Plan Administrator or with a person named by the Plan Administrator to receive claims under the Plan.

            (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or Beneficiary under the Plan ("claimant"), claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within ninety (90) days after receipt of his claim by the Plan Administrator unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said ninety (90) day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

            (c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Plan Administrator issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Plan Administrator; provided, however, that such written request must be received by the Plan Administrator (or its delegate to receive such requests) within sixty (60) days after receipt by the claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Plan Administrator in appropriate cases.

            (d) Decision on Review. A decision shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty (120) days after the receipt of such request for review. Any decision by the Plan Administrator shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

            (e) Court Action. No Participant or Beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this section.


                                   ARTICLE 16
                        AMENDMENT, TERMINATION AND MERGER

      16.1 Sponsor's Power to Amend. The Sponsor may amend any part of the Plan. For purposes of Sponsor's amendments, the mass submitter shall be recognized as the agent of the Sponsor. If the Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

      16.2 Amendment by Adopting Employer.

            (a) The Employer may:

                  (i) change the choice of options in the Adoption Agreement;

                  (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy section 415 or section 416 of the Code because of the required aggregation of multiple plans; and

                  (iii) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

            (b) An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

      16.3 Vesting Upon Plan Termination. In the event of the termination or partial termination of the Plan, the Account balance of each affected Participant will be nonforfeitable.

      16.4 Vesting Upon Complete Discontinuance of Contributions. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable.

      16.5 Maintenance of Benefits Upon Merger. In the event of a merger or consolidation with, or transfer of assets to any other plan, each Participant will receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, consolidation or transfer (if the Plan had been terminated).

      16.6 Special Amendments. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy section 415 or 416 of the Code. Any such amendment will be adopted by the Employer by completing overriding Plan language in the Adoption Agreement. In the event of such an amendment, the Employer must obtain a separate determination letter from the Internal Revenue Service to continue reliance on the Plan's qualified status.

                                   ARTICLE 17
                                  MISCELLANEOUS

      17.1 Exclusive Benefit of Participants and Beneficiaries.

            (a) All assets of the Trust shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in section 17.1(b).

            (b) To the extent permitted or required by ERISA and the Code, contributions to the Trust under this Plan are subject to the following conditions:

                  (i) if a contribution or any part thereof is made to the Trust by the Employer under a mistake of fact, such contribution or part thereof shall be returned to the Employer within one (1) year after the date the contribution is made;

                  (ii) In the event the Plan is determined not to meet the initial qualification requirements of section 401 of the Code, contributions made in respect of any period for which such requirements are not met shall be returned to the Employer within one (1) year after the Plan is determined not to meet such requirements, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (iii) contributions to the Trust are specifically conditioned on their deductibility under the Code and, to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one (1) year after the date of the disallowance of the deduction.

      17.2 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

      17.3 Rights to Trust Assets. No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

      17.4 Nonalienation of Benefits. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

      17.5 Aggregation Rules.

            (a) Except as provided in ARTICLE 6, all Employees of the Employer or any Affiliated Employer will be treated as employed by a single employer.

            (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which the Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) for the Employees of this and all other trades or businesses.

            (c) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

            (d) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

            (e) For purposes of paragraphs (b), (c) and (d), an Owner-Employee or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                  (i) own the entire interest of an unincorporated trade or business; or

                  (ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

            For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning an interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

      17.6 Failure of Qualification. If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype plan and will be considered an individually designed plan.

      17.7 Applicable Law. Except to the extent otherwise required by ERISA, as amended, this Plan shall be construed and enforced in accordance with the laws of the state in which the Employer's principal place of business is located, as specified in the Adoption Agreement.

                           INSTRUCTIONS FOR PREPARING
                       THE MODEL SUMMARY PLAN DESCRIPTION
                                     OF THE
                      PROTOTYPE PROFIT SHARING/401(k) PLAN

      Each employer who adopts the Prototype Profit Sharing/401(k) Plan is required by Department of Labor regulations to provide employees with a summary plan description. A summary plan description is intended to provide employees with the information they need to properly understand their rights under such a retirement plan.

      The summary plan description distributed to employees must accurately reflect the provisions of the Plan, in accordance with the choices made in the Adoption Agreement. The model summary plan description was designed to assist in producing such a document.

      The model summary plan description contains several sections where the employer must choose which language is appropriate, or whether language should be included in the summary plan description at all. These decisions should be made by looking at the Adoption Agreement and determining which language, if any, is appropriate. Instructions are included wherever possible to help make these decisions. Once the choices have been made, the employer simply checks off the appropriate language in the spaces provided. Employers may then wish to have the summary plan description retyped to delete those provisions which do not apply to the Plan.

            PROCEDURES FOR DETERMINING METHOD OF INVESTMENT SELECTION

      Under the prototype plan, contributions may be invested at the direction of one of several parties. Thus, in completing the adoption agreement for the plan, the employer must designate who will have investment authority under the plan and the extent of such authority.

      1. Select Investment Authority. The employer must determine whether plan contributions are to be invested at the instruction of:

            (a) the employer via the plan administrator;

            (b) the trustee; or

            (c) each participant.

      2. Determine Extent of Authority. The employer may wish to limit the authority designated above. If the employer delegates investment decisions to the trustee, the trustee must be informed as to whether decisions may be made among unlimited options or whether decisions must be made among certain designated investment options. If the employer elects to permit participants to make investment decisions, then the employer must designate whether the participant may direct the investment of employer contributions or employee contributions or both.

      3. Schedule of Participant Designations. If participants are permitted to direct investments of contributions to their individual accounts, then the plan administrator must prepare a schedule indicating the investment selections available to the participants.

                PROCEDURES FOR TRANSFERRING ASSETS BETWEEN TRUSTS

      If the adoption of the prototype plan constitutes the amendment of an existing plan, the newly amended prototype plan provisions must not decrease the rights of participants under the existing plan. For example, if participants' accounts are 100 percent vested under the existing plan, these accounts must be 100 percent vested under the new plan.

      In addition, the assets of the existing plan must be transferred to the trustee of the prototype plan. If existing plan assets are invested solely in shares of the sponsor, and the existing plan has a custodian (rather than a trustee), shares must be transferred from the custodial accounts into the name of the trustee. Sponsors will typically make this change on their records when the employer adopts the plan.

      If existing plan assets are held in a trust, or if there are assets other than shares of the sponsor, the following steps should be taken:

      1. The Employer. The employer should inform the trustee or custodian of the prior plan that the plan assets are to be transferred to the trustee of the newly amended prototype plan. The employer also should request a final accounting of the prior plan. In addition, if the employer has elected to exercise investment authority or if participants direct their own investments, the plan administrator should instruct the trustee of the newly amended prototype plan how to invest the assets upon receipt.

      2. The Trustee or Custodian of the Prior Plan. The trustee or custodian of the prior plan should request verification of the employer's adoption of the newly amended prototype plan and of the appointment of a trustee and custodian for the newly amended prototype plan. The trustee or custodian should prepare a final accounting of the prior plan, liquidate the assets of the plan, and transfer them directly to the trustee of the newly amended prototype plan. The trustee or custodian should request acknowledgment from the trustee of the newly amended prototype plan of the receipt of the plan assets.

      3. The Trustee of the Newly Amended Prototype Plan. The trustee of the newly amended prototype plan should advise the trustee or custodian of the prior plan how the assets are to be forwarded to the new trustee, and acknowledge receipt of the assets. The trustee of the newly amended prototype plan should then invest the plan assets according to the method of investment selection designated in the adoption agreement.

                NOTICE OF GENERAL ADMINISTRATIVE RESPONSIBILITIES

      The plan administrator is responsible for the administration and recordkeeping under the plan. The plan administrator may be the trustee, the employer (including a corporate employer), an individual, or a committee of two or more individuals. Among its duties, the plan administrator must comply with many reporting and disclosure requirements. These requirements apply to communications to government agencies and to plan participants. The following list, which is not exhaustive, identifies the primary areas of administrative responsibility.

      1. Record Keeping. The plan administrator must compile the employee data necessary to credit employees with service for eligibility and vesting purposes. The plan administrator should also have each participant designate a beneficiary. If the participant is married, the participant cannot designate a beneficiary other than his or her spouse without the spouse's consent. If the participant marries or remarries after designating a beneficiary, the new spouse must consent to any beneficiary (other than that spouse) who has been named by the participant. See Beneficiary Designation Form at Tab 17.

      2. Accounting. The plan administrator must collect all contributions from the employer and from employees. Also, the plan administrator must establish an individual account for each participant and account separately for the employer contributions and employee contributions allocated to the accounts, as well as for investment gains or losses. The plan administrator must also account for amounts rolled over or transferred from other tax-qualified plans.

      3. Investment Selection. The plan administrator must record the participant's instructions directing the investment of contributions.

      4. Notices. The plan administrator must provide participants with a number of notices. For example, the plan administrator must notify participants of any benefits that will be forfeited in the event of the participant's death. The plan administrator must also notify participants of the receipt of any court order requiring the plan to pay out any part of the participant's account to or on behalf of the participant's former spouse or as child support. See Notice of Domestic Relations Order at Tab 21.

      The plan administrator must also provide participants with a general notice of the participant's ability to elect not to receive annuity benefits in the form of a Joint and Survivor Annuity and to elect not to have a Preretirement Survivor Annuity paid to the participant's surviving spouse. This notice can be permanently posted in the locations customarily used to inform employees of labor-management relations matters. Specific information on the effect of a Joint and Survivor Annuity or Preretirement Survivor Annuity must also be provided to participants who request it. See Tabs 18 and 19 for a Notice of Preretirement Survivor Annuity and Explanation of Joint and Survivor Annuity and Tab 20 for Specific Information About Joint and Survivor Annuity.

      5. Distributions. The plan administrator must determine which employees are entitled to receive distributions of benefits under the plan. With respect to such distributions, the plan administrator must distribute and collect any participant elections concerning the time or manner of distribution.

      If participants receive distributions in a lump-sum, the plan administrator must provide them with Form 1099-R. If participants receive distributions in a periodic payment, the plan administrator must provide them with Form W-2P. If the distribution could be rolled over to an individual retirement account, the plan administrator must inform participants that a rollover is possible. Tab 23 contains an Explanation of Rollovers, Capital Gains and Forward Averaging Treatment.

      The plan administrator must also comply with the withholding requirements under the Code unless the duty to withhold has been delegated to the sponsor or payor of benefits.

      6. Reporting. The plan administrator is responsible for submitting a number of reports or statements to government agencies or to plan participants. The plan administrator must provide a summary plan description to each participant within 90 days of commencing participation and to the Department of Labor within 120 days of adoption of the Plan. A summary plan description and instructions for completing it are at Tabs 14 and 15. If there are significant changes in the plan, the plan administrator must provide participants and the Department of Labor with a statement of material modifications. The sponsor will inform the plan administrator of significant changes in the plan and will provide model statements of material modifications if required.

      An annual report must be filed with the Internal Revenue Service. Form 5500 is used for plans with 100 or more employees, and Form 5500-C/R for plans with less than 100 employees. Certain one-participant plans may file Form 5500EZ. A summary annual report and a benefit statement must be provided to participants each year.

                NOTICE OF GENERAL ADMINISTRATIVE RESPONSIBILITIES

      The plan administrator is responsible for the administration and recordkeeping under the plan. The plan administrator may be the trustee, the employer (including a corporate employer), an individual, or a committee of two or more individuals. Among its duties, the plan administrator must comply with many reporting and disclosure requirements. These requirements apply to communications to government agencies and to plan participants. The following list, which is not exhaustive, identifies the primary areas of administrative responsibility.

      1. Record Keeping. The plan administrator must compile the employee data necessary to credit employees with service for eligibility and vesting purposes. The plan administrator should also have each participant designate a beneficiary. If the participant is married, the participant cannot designate a beneficiary other than his or her spouse without the spouse's consent. If the participant marries or remarries after designating a beneficiary, the new spouse must consent to any beneficiary (other than that spouse) who has been named by the participant. See Beneficiary Designation Form at Tab 17.

      2. Accounting. The plan administrator must collect all contributions from the employer and from employees. Also, the plan administrator must establish an individual account for each participant and account separately for the employer contributions and employee contributions allocated to the accounts, as well as for investment gains or losses. The plan administrator must also account for amounts rolled over or transferred from other tax-qualified plans.

      3. Investment Selection. The plan administrator must record the participant's instructions directing the investment of contributions.

      4. Notices. The plan administrator must provide participants with a number of notices. For example, the plan administrator must notify participants of any benefits that will be forfeited in the event of the participant's death. The plan administrator must also notify participants of the receipt of any court order requiring the plan to pay out any part of the participant's account to or on behalf of the participant's former spouse or as child support. See Notice of Domestic Relations Order at Tab 21.

      The plan administrator must also provide participants with a general notice of the participant's ability to elect not to receive annuity benefits in the form of a Joint and Survivor Annuity and to elect not to have a Preretirement Survivor Annuity paid to the participant's surviving spouse. This notice can be permanently posted in the locations customarily used to inform employees of labor-management relations matters. Specific information on the effect of a Joint and Survivor Annuity or Preretirement Survivor Annuity must also be provided to participants who request it. See Tabs 18 and 19 for a Notice of Preretirement Survivor Annuity and Explanation of Joint and Survivor Annuity and Tab 20 for Specific Information About Joint and Survivor Annuity.

      5. Distributions. The plan administrator must determine which employees are entitled to receive distributions of benefits under the plan. With respect to such distributions, the plan administrator must distribute and collect any participant elections concerning the time or manner of distribution.

      If participants receive distributions in a lump-sum, the plan administrator must provide them with Form 1099-R. If participants receive distributions in a periodic payment, the plan administrator must provide them with Form W-2P. If the distribution could be rolled over to an individual retirement account, the plan administrator must inform participants that a rollover is possible. Tab 23 contains an Explanation of Rollovers, Capital Gains and Forward Averaging Treatment.

      The plan administrator must also comply with the withholding requirements under the Code unless the duty to withhold has been delegated to the sponsor or payor of benefits.

      6. Reporting. The plan administrator is responsible for submitting a number of reports or statements to government agencies or to plan participants. The plan administrator must provide a summary plan description to each participant within 90 days of commencing participation and to the Department of Labor within 120 days of adoption of the Plan. A summary plan description and instructions for completing it are at Tabs 14 and 15. If there are significant changes in the plan, the plan administrator must provide participants and the Department of Labor with a statement of material modifications. The sponsor will inform the plan administrator of significant changes in the plan and will provide model statements of material modifications if required.

      An annual report must be filed with the Internal Revenue Service. Form 5500 is used for plans with 100 or more employees, and Form 5500-C/R for plans with less than 100 employees. Certain one-participant plans may file Form 5500EZ. A summary annual report and a benefit statement must be provided to participants each year.

                            SECRETARY'S CERTIFICATION
                       OF ADOPTION OF CORPORATE RESOLUTION
                          [INSERT NAME OF CORPORATION]

            The undersigned hereby certifies that he/she is the Secretary of [INSERT NAME OF CORPORATION], (the "Corporation"), a corporation organized and existing under the laws of [INSERT NAME OF STATE], and that the following resolutions were duly adopted by the Corporation's Board of Directors on [INSERT DATE OF MEETING OR UNANIMOUS CONSENT ACTION]; that such resolutions are in full force and effect as of the date of this certification; and that the following is a true copy of the resolutions as adopted:

|_| [CHECK IF THE ADOPTION OF THIS PROTOTYPE CONSTITUTES AN AMENDMENT AND RESTATEMENT OF AN EXISTING PLAN]

      1. RESOLVED, that the [INSERT NAME OF PLAN] is hereby amended by the actions taken pursuant to the following resolutions; and

      - or -

|_| [CHECK IF THE ADOPTION OF THIS PROTOTYPE CONSTITUTES THE ESTABLISHMENT OF A NEW PLAN]

      1. RESOLVED, that the Corporation adopt the [INSERT NAME OF SPONSOR'S PROTOTYPE PLAN AND TRUST] by executing and delivering the Adoption Agreement; and

      2. RESOLVED, that the Corporation adopt the [INSERT NAME OF SPONSOR'S PROTOTYPE PLAN AND TRUST] by executing and delivering the Adoption Agreement; and

      3. RESOLVED, that the proper officers of the Corporation are hereby authorized to take all steps necessary to notify the employees concerning the Plan, properly execute said Adoption Agreement, and do all things as they, in their discretion and with advice of counsel, deem necessary or desirable to establish and maintain the Plan and Trust, including, but not limited to, making contributions in accordance with the terms of the Plan; and

      4. RESOLVED, that the Trustee(s) and the Plan Administrator designated in the Adoption Agreement be appointed to serve in accordance with the terms of the Plan and Trust.

            IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed the seal of the Corporation this _____ day of __________________, 19
___.

[Corporate Seal]                    __________________________________________
                                    Corporate Secretary

               PROVISION-BY-PROVISION EXPLANATION AND INSTRUCTIONS
                      FOR COMPLETING THE ADOPTION AGREEMENT

      As indicated in the introductory material to the Adoption Agreement, the Employer should consult with a tax advisor or attorney before completing an Adoption Agreement. The consultation is advised because adopting a retirement plan has substantial financial and legal consequences. Establishing a plan imposes contribution obligations on the Employer and subjects the Employer to additional tax laws. In addition, the Employer assumes new administrative responsibilities and fiduciary obligations. These consequences should be known and carefully assessed with professional tax or legal assistance before deciding to adopt any retirement plan.

      Two alternative Adoption Agreements are provided for adoption of the plan. Adoption Agreement #001 provides the simplest and easiest to administer method of adopting the plan. Adoption Agreement #002 should be used if the Employer wishes to utilize some of the more complex features of the plan.

      The following explanation will review both Adoption Agreements and by comparison will illustrate the features available through the adoption of Adoption Agreement #002.

                                  EMPLOYER DATA
                       (Section II of Adoption Agreements)

      Name of Employer. The name and employer identification number (EIN) of the Employer should include the names and EINs of all Affiliated Employers. If there are a number of Affiliated Employers, their names and EINs can be listed on an attachment to the Adoption Agreement and all the Affiliated Employers should execute the Adoption Agreement. Failure to list all Affiliated Employers can jeopardize the tax-qualified status of the plan.
Examples of an Affiliated Employer are:

      1. A corporation or unincorporated business that owns 80 percent or more of the Employer.

      2. A corporation or unincorporated business that is 80 percent or more owned by the Employer.

      3. Certain businesses that perform services for or with the Employer and that are owned in part by the Employer.

      4. Certain businesses that are owned in part by the Employer and for which the Employer provides services.

      Amendment to Existing Plan. The sponsor may impose reasonable investment limitations on the Employer regarding the type of investments selected for the trust or the minimum percentage of trust assets that must be invested in mutual funds. If the adoption of a prototype plan constitutes an amendment to an existing plan, it may be necessary to change the existing investments to conform to these limitations.

                                   ELIGIBILITY
                      (Section III of Adoption Agreements)

      The eligibility provisions of a plan govern which employees participate in a plan and the date on which an employee begins to participate in the plan. An employee can be required to complete both age and service requirements before participation begins.

      Years of Service. The Employer may require an employee to complete one Year of Service with the Employer (including Affiliated Employers). Alternatively, the Employer may permit immediate participation without any service requirement. A Year of Service is a 12-month period of employment during which an employee must complete at least 1,000 Hours of Service, unless the

Employer chooses a lesser number of hours under Section IV of Adoption Agreement #002. If the Employer does not maintain records that make it possible to determine an employee's Hours of Service, the Employer, under Adoption Agreement #002, may use an Equivalency Method that will credit an employee with a specified number of Hours of Service based upon designated periods of service. See CREDITED SERVICE herein.

      Age. The Employer may require an employee to reach a specified age, up to 21 years of age, to be eligible to participate in the plan. However, the Employer may permit immediate participation upon employment or upon completion of stated service requirements without any age requirement.

      Coverage. Under Adoption Agreement #001, all employees of the Employer and of Affiliated Employers must be eligible to participate. Under Adoption Agreement #002, an Employer may exclude union employees who have bargained in good faith with the Employer for retirement benefits, and nonresident alien employees.

                                CREDITED SERVICE
                       (Section IV of Adoption Agreements)

      Hours of Service. Under the plan, a Year of Service requires 1,000 Hours of Service. The Employer is permitted to reduce the number of required hours if Adoption Agreement #002 is chosen. The Employer is not permitted, however, to change the method of counting Hours of Service. Under the plan, one Hour of Service is counted for each hour for which an employee is paid or entitled to be paid for work, vacation, holiday, illness, incapacity, maternity or paternity leave, layoff, jury duty, military duty, or leave of absence. However, no more than 501 Hours of Service will be credited on account of any period during which no duties are performed by the employee.

      Equivalency Methods. Under Adoption Agreement #002, the Employer may designate how Hours of Service will be determined. If the Employer has records of actual hours for which an employee is paid or entitled to payment, the Employer can use actual hours to determine Hours of

Service. If the Employer does not wish to use this method, or does not have the necessary records, the Employer should choose an alternate method based on days, weeks, semimonthly payroll periods, or months worked. If no Equivalency Method is indicated, the Employer will be deemed to use actual hours and must keep appropriate records.

      Note: If the plan is an amendment to a prior plan that used the elapsed time method of calculating service, the plan provides special rules for converting elapsed time service to Years of Service and Hours of Service. These rules count Hours of Service for partial periods on the basis of the weekly method, under which employees are credited with 45 Hours of Service for each week in which they perform one Hour of Service.

      Service with Predecessor Employer. Under Adoption Agreement #001, no credit will be given generally for hours worked for a Predecessor Employer. If, however, the adoption of the prototype plan is a continuation of a Predecessor Plan or a successor plan to a Predecessor Plan, then hours counted under the Predecessor Plan must be counted under the prototype plan. For example, if a partnership maintained a Keogh plan before it incorporated, and adopts the prototype plan after it incorporates, the hours counted under the Keogh plan must be counted under the corporate plan.

      Under Adoption Agreement #002, the Employer has the discretion as to whether to count hours worked for a predecessor employer. For example, if a business is sold, the new Employer may count hours worked by employees for the old business under the prototype plan. If, however, the plan is a continuation of a Predecessor Plan, service under the Predecessor Plan must be counted.

                                  COMPENSATION
                       (Section V of Adoption Agreements)

      Definition of Compensation. Generally, Compensation under the plan means all of the employee's W-2 earnings. The Employer may elect, however, in the Adoption Agreements, to expand the definition to include amounts contributed pursuant to a salary reduction agreement, such as contributions to a cafeteria plan under section 125 of the Code or a tax-deferred annuity under section 403(b) of the Code.

                          CONTRIBUTIONS AND ALLOCATIONS
                     (Section VI of Adoption Agreement #001)
                (Sections VI and VII of Adoption Agreement #002)

      Employer Contributions. An Employer may choose from several contribution formulas in Adoption Agreement #002. An Employer may make a discretionary contribution pursuant to Employer resolution (or, if no resolution is adopted, the Employer may specify a certain percentage of participants' compensation). Or, the Employer may contribute a percentage of participants' compensation plus additional discretionary amounts, if any, pursuant to Employer resolution. See section VI.A.1., 2. and 3. of Adoption Agreement #002.

      In addition, an Employer may make a "Matching Contribution" equal to a percentage (specified in the Adoption Agreement) of voluntary deductible contributions ("Elective Deferrals") made by participants. Or, if the Employer elects in the Adoption Agreement, the Matching Contribution could equal a percentage of Elective Deferrals up to a certain percent of the participant's compensation plus a different percentage of a participant's additional Elective Deferrals (such percentages to be specified in the Adoption Agreement). See section VI.B. of Adoption Agreement #002. The Employer shall elect in the Adoption Agreement whether or not to permit participants to make Elective Deferrals.

      Adoption Agreement #001 permits only Elective Deferrals and Matching Contributions.

      The Employer may choose to use Social Security Integration with Adoption Agreement #002. When Social Security Integration is used, the Employer's contributions are adjusted to take into account the Employer's Social Security contribution for old age and disability benefits for an employee.

      Employers considering integration of their plans should consult with a tax advisor.

      Allocation Formula. If the Employer chooses Adoption Agreement #002 and does not use Social Security Integration, item VII.A.1. should be checked. Item VII.A.2. should be checked if the plan uses Social Security Integration. The plan's integration level may be set at the Social Security taxable wage base, at a dollar amount below the Social Security taxable wage base, or at a specified percentage of the Social Security taxable wage base.

      If the Employer allows the integration level to vary with changes in the Social Security Act, the level of compensation required in order to receive plan contributions will generally increase.

      Employee Contributions. Under Adoption Agreement #002, the Employer may allow employees to make voluntary nondeductible contributions to the plan, and may require a minimum contribution. A maximum employee contribution of 10 percent of aggregate compensation is an aggregate limit imposed on all qualified plans maintained by the Employer. Voluntary contributions are annual additions that are counted as part of the maximum annual additions that may be allocated to a participant's individual account in any year. As a result, if the sum of Employer contributions and forfeitures allocated to a participant's account under the plan exceeds 15 percent of compensation, voluntary contributions for the year must be less than 10 percent.

      The rules on voluntary contributions are somewhat different if the plan covers self-employed individuals. Contributions on behalf of self-employed participants must first be converted from a percent of earned income before deductible plan contributions to a percent of earned income after deductible plan contributions. This conversion is shown below:

                       Contributions as    Contributions as
                       a Percentage of     a Percentage of
                       Earned Income       Earned Income
                       Before Deductible   After Deductible
                       Contributions       Contributions
                       -----------------   ----------------

                           20.00%              25.00%
                           19.00%              23.46%
                           18.00%              21.95%
                           17.00%              20.48%
                           16.00%              19.05%
                           15.00%              17.65%
                           14.00%              16.28%
                           13.00%              14.94%
                           12.00%              13.64%
                           11.00%              12.36%
                           10.00%              11.11%
                            9.00%               9.89%
                            8.00%               8.70%
                            7.00%               7.53%
                            6.00%               6.38%
                            5.00%               5.26%
                            4.00%               4.17%
                            3.00%               3.09%
                            2.00%               2.04%
                            1.00%               1.01%

      The preceding rules on permitting voluntary contributions then apply. Of course, annual additions cannot exceed $30,000.

      Contribution Eligibility. This provision of Adoption Agreement #002 concerns the contribution for the year in which an employee terminates employment with the Employer with not more than 500 Hours of Service and is not an Employee on the last day of the plan year.

                                  DISTRIBUTIONS
                    (Section VII of Adoption Agreement #001)
                    (Section VIII of Adoption Agreement #002)

      Normal Retirement Age. Generally, normal retirement age is 65 years of age. However, the Employer may choose a different age (item A.1.), or may choose a combination of age and Years of Service (item A.2.), provided the age does not exceed 65 and is not less than 55, and no more than 5 Years of Service is required.

      Early Retirement Date. The Employer has the discretion, in Adoption Agreement #002, to allow benefits to be paid upon a designated early retirement date. The early retirement age must be at least 55, and no more than 15 years of service can be required.

                                OPTIONAL FEATURES
                     (Section IX of Adoption Agreement #001)
                     (Section X of Adoption Agreement #002)

      Adoption Agreement #002 allows participant loans, purchases of insurance, and hardship withdrawals. Adoption Agreement #001 contains only one optional feature -- hardship withdrawals. Withdrawals of voluntary employee contributions are permitted under Adoption Agreement #002. If the participant is married, spousal consent is required for all distributions, including hardship withdrawals and withdrawals of nondeductible voluntary employee contributions.

      Hardship Withdrawals. The Employer may allow hardship withdrawals of Elective Deferrals and matching contributions if the plan is not integrated with Social Security benefits. This feature is not available if item VII.A.2. of Adoption Agreement #002 is selected.

      Loans. Under Adoption Agreement #002, the Employer may choose to allow loans to participants to be made from plan assets, provided the loans meet the requirements specified in the plan, including a reasonable interest rate, adequate security, and a fixed repayment term. If the loans do not meet these requirements, they may result in plan disqualification. If loans are permitted, the plan administrator assumes the additional administrative responsibility of seeing that the loans are repaid in a timely fashion.

      A participant loan will be treated as a distribution to the extent that the sum of all a participant's loans under all the Employer's qualified plans (taking into account the highest principal balance of any loan outstanding at any time during the preceding 12 months) exceeds the lesser of $50,000 or 50 percent of the participant's vested account balance, unless it is less than $10,000. It will also be treated as a distribution if it is not repaid within five years.

      The plan does not permit loans to Owner-Employees or to Shareholder-Employees in subchapter S corporations.

      Life Insurance Contracts. Under Adoption Agreement #002, the Employer may permit a participant to use a portion of the plan assets allocated to him to purchase life insurance contracts. The maximum amount that may be used to purchase whole life policies is 50 percent of the participant's account balance. Also, the maximum amount that may be used to purchase term life insurance is 25 percent of the participant's account balance.

                                     VESTING
                     (Section X of Adoption Agreement #001)
                     (Section XI of Adoption Agreement #002)

      Vesting is the rate at which an employee earns a nonforfeitable right to the Employer contributions allocated to his account. Adoption Agreement #001 provides for automatic 100% vesting. Adoption Agreement #002 allows the Employer to choose among four vesting schedules.

                   INVESTMENT CHOICES (Section XI of Adoption
            Agreement #001) (Section XII of Adoption Agreement #002)

      Subject to limitations imposed by the sponsor, the Employer may limit the investment of plan assets to investment options offered by the sponsor or permit a designated percentage of plan assets to be invested in other investment options.

                              INVESTMENT AUTHORITY
                    (Section XII of Adoption Agreement #001)
                    (Section XIII of Adoption Agreement #002)

      Under Adoption Agreement #002, the Employer may choose whether plan assets are to be invested according to the instructions of the Employer, the plan administrator, the participants, or some combination of the above. If participants are to be permitted to direct the investment of voluntary employee contributions, Elective Deferrals or Employer contributions, items XIII.C.1. or XIII.C.2. of Adoption Agreement #002 should be checked.

                 ALLOCATION LIMITATIONS (Section XIV of Adoption
             Agreement #001) (Section XV of Adoption Agreement #002)

      This section is applicable only if the Employer maintains or ever maintained other qualified plans in addition to this prototype plan. If not, section 6.1 of the plan will automatically apply.

                                 ADMINISTRATION
                     (Section XV of Adoption Agreement #001)
                    (Section XVI of Adoption Agreement #002)

      Plan Administrator. The Employer must designate the plan administrator, unless the Employer is going to be the plan administrator. The plan administrator is generally responsible for implementing and interpreting the plan; deciding all questions concerning eligibility, distribution of benefits and loan provisions; employing investment, legal, or accounting professionals; keeping all records and filing all administrative reports; furnishing instructions to the plan trustees; adopting rules and procedures for employee elections and benefit claims; and collecting all forms and applications from employees.

      Named Fiduciaries. The plan administrator is the named fiduciary under the plan. Additional named fiduciaries also may be designated in the Adoption Agreement. If any powers or duties under the plan are allocated between the named fiduciaries or to third parties, they should be specified in item C.

                                   THE TRUSTEE
                    (Section XVI of Adoption Agreement #001)
                    (Section XVII of Adoption Agreement #002)

      Unless the sponsor has designated a trustee, the Employer must designate individuals or institutions with trust powers to serve as trustees of the plan. If the Employer wishes to have individuals as trustees, more than one individual should be chosen. The designated parties must be informed of their fiduciary obligations regarding the plan and must expressly accept those obligations in writing.

                               EMPLOYER SIGNATURE
                    (Section XVII of Adoption Agreement #001)
                   (Section XVIII of Adoption Agreement #002)

      The Employer must execute the Adoption Agreement on the last page. If the Employer is a corporation, the individual executing the agreement must be a corporate officer who is duly authorized, pursuant to a corporate resolution, to act on behalf of the corporation. Any Affiliated Employers also should execute the Adoption Agreement.

                    NOTICE OF PRE-RETIREMENT SURVIVOR ANNUITY

            As a married participant in the [NAME OF PLAN], if you die before commencing distributions from your account, your entire account will be used to purchase a qualified survivor annuity for your spouse, which will be distributed in monthly installments over his or her lifetime.

            You may elect to waive the requirement that your spouse receive a survivor annuity during any Plan year in which you are at least age 35. However, your spouse must consent in writing to this waiver before a Plan representative or notary public.

            You may also elect to waive the requirement that your spouse be your primary beneficiary during any Plan year in which you are at least age 35. Again, your spouse must consent to this waiver in writing before a Plan representative or notary public. If you do elect to waive both the survivor annuity and the designation of your spouse as beneficiary, and your spouse has consented in writing, you may designate any beneficiary as the recipient of your account balance.

            You may revoke your waiver at any time before your death and make a new election. Should you choose to make an election change, or should you have a change in marital status, notify the Plan Administrator promptly.

                    WAIVER OF PRERETIREMENT SURVIVOR ANNUITY

            I, _________________________________________, a participant in the
_____________________________________ Plan (the "Plan"), am married. With the consent of my spouse, ______________________________, I hereby elect to waive the right of my spouse to receive a preretirement survivor annuity in the event I die before my annuity starting date. This annuity would have entitled my surviving spouse to an annuity for the remainder of his/her life, the actuarial equivalent of which is not less than fifty percent (50%) of my account on the date of my death.

            The foregoing election is effective upon receipt by the Plan administrator and revokes any and all previous elections made by me concerning the preretirement survivor annuity. The Plan administrator is authorized to act under this election unless it is revoked by me in writing at any time prior to my death or unless my spouse revokes his/her consent to this Waiver of Preretirement Survivor Annuity at any time prior to my death. Such revocation of consent must be in writing on a form obtained from and submitted to the Plan administrator.


--------------------------------------    -------------------------------------
Witness                                   Participant


Dated:  _____________________


                                Consent of Spouse

            I, _____________________________________________, spouse of
_________________________________________, in accordance with section 417 of the
Internal Revenue Code, hereby consent to the Waiver of Preretirement Survivor Annuity by my spouse and acknowledge that with this consent I forfeit my right to receive an annuity for the remainder of my life in the event my spouse dies before his/her retirement benefits commence. Such annuity would have been equal to my spouse's benefit (actuarially adjusted) on the date of his/her death. I understand that my consent to this Waiver of Preretirement Survivor Annuity may be revoked by me at any time before my spouse's death. The effect of such revocation will be to restore my right to receive a preretirement survivor annuity in the event my spouse dies before his/her annuity starting date.

Dated:
      --------------------------------    -------------------------------------
                                          Spouse of Participant

            The foregoing Waiver of Preretirement Survivor Annuity and Consent of Spouse were signed in my presence.


Dated:
      --------------------------------    -------------------------------------
                                          Plan Administrator

[If not so witnessed, the following notarization must be executed]

                        )
                        )     s
                        )

            I, ______________________________________, a notary public in and for the jurisdiction above named, do hereby certify that ______________________________________ did personally appear before me and did acknowledge that he/she executed the foregoing Consent of Spouse as his/her free act and deed.

            Subscribed and sworn to before me this ___________ day of __________________________, 19_____.


                                          -------------------------------------
                                          Notary Public

My Commission
Expires:    ___________________

            Receipt of this Waiver of Preretirement Survivor Annuity is hereby acknowledged.

Dated:
      --------------------------------    -------------------------------------
                                          Plan Administrator

                                  NAME OF PLAN

                             Beneficiary Designation


------------------------------------------      ------------------------------
Employee's Name (last, first, middle)           Social Security Number

Birth Date: ______________________________

Marital Status _____ Married _____ Single _____ Divorced _____ Widowed

================================================================================
I.    Primary

                                                            Percent (Paid
                                                            Equally Unless
Last Name, First Name, Middle Initital        Relationship  Otherwise Noted)
--------------------------------------        ------------  ----------------

--------------------------------------------  -----------   ----------------

--------------------------------------------  -----------   ----------------

--------------------------------------------  -----------   ----------------

--------------------------------------------  -----------   ----------------


II.   Contingent

      If all of the above beneficiaries are not living, then pay:

                                                            Percent (Paid
                                                            Equally Unless
Last Name, First Name, Middle Initital        Relationship  Otherwise Noted)
--------------------------------------        ------------  ----------------

--------------------------------------------  -----------   ----------------

--------------------------------------------  -----------   ----------------

      Note: If more than one primary beneficiary is named and a primary beneficiary dies before payment is made, the amounts designated for the deceased primary beneficiary will be reallocated to the other primary beneficiaries (in accordance with the indicated proportions). Similar rules apply for contingent beneficiaries.

      The foregoing designation is effective upon receipt by the Plan administrator and revokes any and all previous designations made by the employee. The Plan administrator is authorized to act under this Beneficiary Designation unless it is revoked or changed by the employee in writing.


---------------------------------   ------------------------------------------
Witness                             Employee

================================================================================

      [In the event the employee designates someone other than his or her spouse, the following Consent of Spouse must be completed by the employee's spouse.]

                                Consent of Spouse

      I, _______________________________________________________, spouse of
__________________________________________, in accordance with section 417 of the Internal Revenue Code, do hereby consent to this Beneficiary Designation.

      The effect of the foregoing consent is to pay my spouse's vested benefits under the Plan, which may be substantial, to persons other than myself.


                                    ------------------------------------------
                                    [Signature of] Spouse

      The foregoing Beneficiary Designation and Consent of Spouse were signed in my presence.


Dated:
      --------------------------------    -------------------------------------
                                          Plan Administrator

================================================================================

      [If not so witnessed, the following notarization must be executed]

                        )
                        )     ss
                        )

      I, _______________________________________________________________, a
notary public in and for the jurisdiction above named, do hereby certify that ______________________________________________ did personally appear before me and did acknowledge that he/she executed the foregoing Consent of Spouse as his/her free act and deed.

      Subscribed and sworn to before me this __________ day of _________________, 19_____.


                                    ------------------------------------------
                                    Notary Public

My Commission Expires:  ________________________
                        Date

================================================================================

      Receipt of this Beneficiary Designation is hereby acknowledged.

Dated:
      --------------------------------    -------------------------------------
                                          Plan Administrator

                           DISTRIBUTION ELECTION FORM

[FOR USE BY MONEY PURCHASE PENSION PLANS, PLANS THAT HAVE ACCEPTED TRANSFERS FROM PLANS SUBJECT TO ANNUITY RULES AND ALL OTHER PLANS THAT OFFER DISTRIBUTIONS IN THE FORM OF A JOINT AND SURVIVOR ANNUITY]

SINGLE PARTICIPANTS COMPLETE PAGE 1. MARRIED PARTICIPANTS COMPLETE PAGES 1 AND
2.

      I am a married participant in the [INSERT NAME OF PLAN] and have received information regarding payment of benefits in the form of a joint and survivor annuity or I am a single participant and have received information regarding payment of benefits in the form of a life annuity. I hereby elect to change my form of benefit distribution to that which I have checked below:

|_|   Lump-sum distribution of cash only.

|_| Lump-sum distribution that includes the mutual fund shares credited to my account.

|_| [INSERT FREQUENCY OF PAYMENTS] installment payments over a period of years equal to [INSERT PERIOD OF PAYMENTS]. The period may not exceed my life expectancy or the joint and last survivor expectancy of me and my beneficiary, determined in each case as of the earlier of the end of the plan year entitling me to a distribution or the date the payments commence.

      [IF PERMITTED BY PLAN SPONSOR]

|_| Installment payments [monthly, quarterly, annually] in cash or in shares, actuarially determined, in accordance with section 11.9(a)(iv) of the Plan.

|_|   Purchase of an annuity contract.

|_|   Direct Rollover

      Name of IRA or Other Payee:

      ________________________________________________________________________

      ________________________________________________________________________

      Name and Telephone Number of Contact Person:

      ________________________________________________________________________

      ________________________________________________________________________

      Attached is a statement from payee verifying that it is an individual retirement account, an individual retirement annuity, a qualified trust described in section 401(a) of the Internal Revenue Code or a qualified annuity plan described in section 403(a) of the Internal Revenue Code and that it will accept a Direct Rollover for my benefit.

      Note: The amount must be at least $200 in order to elect Direct Rollover.

|_|   Combination Direct Rollover/Lump-Sum

      Amount to be transferred as a direct rollover: $________ (amount must be at least $500).

      Fill in information above (under Direct Rollover) and attach statement required for Direct Rollover.

      The balance of the distribution will be paid in a single, lump-sum to me, subject to applicable withholding requirements.

                                      * * *

      Any elections I have made on this form revoke all prior elections with regard to this form.

      I may change any election I have made on this form by making a new election.

Date:
     ----------------------------------   ------------------------------------
                                          [Signature of] Participant


---------------------------------------   ------------------------------------
Witness                                   Plan Representative or Notary

Date:  _________________________________

                MARRIED PARTICIPANTS MUST COMPLETE THE FOLLOWING:

I hereby consent to the elections made by my spouse on this form on this date.

Date:
---------------------------------------   ------------------------------------
                                          [Signature of] Participant's Spouse


---------------------------------------   ------------------------------------
Witness                                   Plan Representative or Notary

Date:  _________________________________

                           DISTRIBUTION ELECTION FORM

[FOR USE BY PROFIT SHARING PLANs, 401(k) PLANS AND PLANS THAT DO NOT OFFER, AND HAVE NOT ACCEPTED, TRANSFERS FROM PLANS SUBJECT TO A JOINT AND SURVIVOR ANNUITY FORM OF PAYMENT]

      I hereby elect to receive my benefit distribution from the [INSERT NAME OF PLAN] in the form which I have checked below:

|_|   Lump-sum distribution of cash only.

|_| Lump-sum distribution that includes the mutual fund shares credited to my account.

|_| [INSERT FREQUENCY OF PAYMENTS] installment payments over a period of years equal to [INSERT PERIOD OF PAYMENTS]. The period may not exceed my life expectancy or the joint and last survivor expectancy of me and my beneficiary, determined in each case as of the earlier of the end of the plan year entitling me to a distribution or the date the payments commence.

      [IF PERMITTED BY PLAN SPONSOR]

|_| Installment payments [monthly, quarterly, annually] in cash or in shares, actuarially determined, in accordance with section 11.9(a)(iv) of the Plan.

|_|   Purchase of an annuity contract.

|_|   Direct Rollover

      Name of IRA or Other Payee:

      ________________________________________________________________________

      ________________________________________________________________________

      Name and Telephone Number of Contact Person:

      ________________________________________________________________________

      ________________________________________________________________________

      Attached is a statement from payee verifying that it is an individual retirement account, an individual retirement annuity, a qualified trust described in section 401(a) of the Internal Revenue Code or a qualified annuity plan described in section 403(a) of the Internal Revenue Code and that it will accept a Direct Rollover for my benefit.

      Note: The amount must be at least $200 in order to elect Direct Rollover.

      Combination Direct Rollover/Lump-Sum

      Amount to be transferred as a direct rollover: $________ (amount must be at least $500).

      Fill in information above (under Direct Rollover) and attach statement required for Direct Rollover.

      The balance of the distribution will be paid in a single, lump-sum to me, subject to applicable withholding requirements.

                                      * * *

      Any elections I have made on this form revoke all prior elections with regard to this form.

      I may change any election I have made on this form by making a new election.

Date:
     ----------------------------------   ------------------------------------
                                          [Signature of] Participant


---------------------------------------   ------------------------------------
Witness                                   Plan Representative or Notary

Date:  _________________________________

                    EXPLANATION OF JOINT AND SURVIVOR ANNUITY

      As a married participant in this Plan, your benefit will be paid to you in the form of a joint and survivor annuity. A joint and survivor annuity provides a benefit to you over your lifetime, and a benefit to your surviving spouse over that spouse's lifetime equal to [INSERT JOINT AND SURVIVOR PERCENTAGE (WILL BE 50% IF LEFT BLANK)] of the benefit you received or would have received. The total of the annuity payments to both you and your surviving spouse will be the actuarial equivalent of the amount in your account at the time you first receive your distribution. This means that the monthly payments you and your spouse receive will be less than the monthly payments you would receive if payments were made only during your lifetime.

      You may opt out of this form of distribution by electing one of the other forms of distribution permitted by this Plan during the 90-day period ending on the date your distribution begins. If you want to opt out of the joint and survivor annuity, or wish to have the benefit after your death paid to someone other than your spouse, you must receive the consent of your spouse in writing in order for the change to be effective.

      If you elect out of the joint and survivor annuity, you and your spouse will no longer receive a guaranteed level of benefits over your joint lifetimes. Depending on the form of distribution you do select, your spouse may receive no benefit at all in the event of your death.

      Any election that you make may be revoked at any time before you begin to receive payments. If you want to change your election, please notify the Plan Administrator promptly.

      You can request from the Plan Administrator a written explanation of the financial effect upon the monthly benefits payable to you of any election you and your spouse wish to make. The explanation will show the dollar effect of different elections you and your spouse might wish to make. Your request must be submitted to the Plan Administrator in writing. No more than one request may be made in any calendar year.

              SPECIFIC INFORMATION ABOUT JOINT AND SURVIVOR ANNUITY

      As a married participant in the [INSERT NAME OF PLAN], you are entitled to receive a retirement benefit equal to the amount contained in your account. Unless you elect otherwise, and your spouse consents in writing, this benefit will be distributed in the form of a joint and survivor annuity.

      A joint and survivor annuity will provide you with a periodic benefit over your lifetime, and a periodic benefit over your spouse's lifetime equal to [INSERT JOINT AND SURVIVOR PERCENTAGE] of the benefit you received or would have received. The total of the annuity payments to both you and your surviving spouse is calculated so as to equal the amount you would receive were the benefit paid over your lifetime only. This results in periodic joint and survivor benefit payments that are smaller than you would receive were payments made over your lifetime only.

      You currently have a vested account balance of [INSERT PARTICIPANT'S VESTED ACCOUNT BALANCE]. If this vested account balance were distributed to you today in the form of a joint and survivor annuity, you would receive [INSERT FREQUENCY OF PAYMENT] payments of [INSERT AMOUNT OF PARTICIPANT'S ANNUITY] over your lifetime. In the event of your death, your spouse would receive [INSERT FREQUENCY OF PAYMENT] payments of [INSERT AMOUNT OF SURVIVOR'S ANNUITY] over that spouse's lifetime.

      If you were to elect to receive a single life annuity, and your spouse consented to that election in writing, you would receive [INSERT FREQUENCY OF PAYMENT] payments of [INSERT AMOUNT OF PARTICIPANT'S ANNUITY] over your lifetime, but your spouse would receive no further benefits in the event of your death.

      The actual payments you would receive from an annuity would depend on your vested account balance at the time you begin distributions, and the current rates being charged for annuity contracts.

      If you wish to elect a form of distribution other than a joint and survivor annuity, you should use the form "Distribution Election Form for Married Participants."

                            DOMESTIC RELATIONS ORDER

      A domestic relations order recognizes or assigns to an alternate payee the right to receive all or a portion of the benefits payable to you under the Plan. An alternate payee can be any spouse, former spouse, child, or other dependent. If a domestic relations order is received by the Plan, the following procedure shall be in effect:

      1. The Plan Administrator shall promptly notify you and any other alternate payee that a domestic relations order has been received, and shall explain how the Plan determines the status of the order.

      2. As soon as possible, the Plan Administrator shall determine whether the order is a qualified domestic relations order, as defined in ERISA.

      3. If it is determined that the domestic relations order is a qualified domestic relations order, the Plan Administrator shall promptly inform you and any alternate payee of that fact. The Plan Administrator shall then ascertain the amount payable to each alternate payee, and disburse it accordingly.

      4. If, for any reason, there is a delay in making payment to the alternate payee(s), the Plan Administrator shall direct that the dollar amount in question be segregated in a separate account in the Plan or in an escrow account where it will continue to accumulate interest. If it is later determined that the domestic relations order is not a qualified domestic relations order, the segregated account and its accrued interest shall be restored to you.

      Attached are various sample forms for use by Plan administrators who receive domestic relations orders.

                   ______________________________________ PLAN

      Notice to Participant of Plan Administrator's Determination Regarding
                            Domestic Relations Order

      You were previously notified that the ____________________________________
Plan (the "Plan"), in which you are a participant, received a domestic relations order that purported to confer upon your former spouse, ____________________________, certain of your rights to benefits under the Plan. In that prior notification, dated ____________________, you were informed that the Plan administrator would determine whether the domestic relations order received constituted a qualified domestic relations order under section 414(p) of the Internal Revenue Code of 1986 (the "Code).

Conclusion

      After careful consideration, the Plan administrator has determined that the domestic relations order received by it does not constitute a qualified domestic relations order. Based on this determination, the Plan will not honor the domestic relations order unless the domestic relations order is modified, within the time period established by section 414(p) of the Code, to bring it into compliance with the provisions of Code section 414(p).

Reasons for Conclusion

            The Plan administrator's determination that the domestic relations order does not constitute a qualified domestic relations order is based on its determination that the domestic relations order fails to satisfy certain requirements set forth in section 414(p)(2) of the Code. Each of those requirements is set froth below, as well as the indication of the reason by the domestic relations order does not comply with these requirements:

      [To be Completed by Plan Administrator]

      In all other respects the domestic relations order received by the Plan appears to satisfy the requirements for a qualified domestic relations order as established by the Internal Revenue Code. For this purpose, it is assumed that payments to the alternate payee will be made in accordance with the time and manner in which payments will be made to the participant since the domestic relations order received by the Plan does not otherwise specify.

      Since the Plan administrator has determined that the domestic relations order in question is not presently a qualified domestic relations order, it will not make any payments pursuant to the domestic relations order received by it at the present time. If the domestic relations order is modified to become a qualified domestic relations order, within the time period prescribed in section 414(p) of the Code, the Plan will make payments in accordance with the directions of such domestic relations order. In the interim, the Plan administrator will separately account for the amounts which would have been payable to the alternate payee during the period as if the domestic relations order received by it had been determined to have been a qualified domestic relations order. If, however, under the terms of the Plan, payments are required to be made to the Participant and the domestic relations order received by the Plan has not been modified to become a qualified domestic relations order, the Plan will pay the entire amount to the Participant in accordance with the Plan provisions.

Date:  _______________________________    _________________________________
                                          Plan Administrator

Address for Comment:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                   ______________________________________ PLAN

    Notice to Alternate Payee of Plan Administrator's Determination Regarding
                            Domestic Relations Order

      You were previously notified that the ___________________________________
Plan (the "Plan"), in which ___________________________________ is a participant
(the "Participant"), received a domestic relations order that purported to confer upon you certain of the Participant's rights to benefits under the Plan. In that prior notification, dated ____________________, you were informed that the Plan administrator would determine whether the domestic relations order received constituted a qualified domestic relations order under section 414(p) of the Internal Revenue Code of 1986 (the "Code).

Conclusion

      After careful consideration, the Plan administrator has determined that the domestic relations order received by it does not constitute a qualified domestic relations order. Based on this determination, the Plan will not honor the domestic relations order unless the domestic relations order is modified, within the time period established by section 414(p) of the Code, to bring it into compliance with the provisions of Code section 414(p).

Reasons for Conclusion

      The Plan administrator's determination that the domestic relations order does not constitute a qualified domestic relations order is based on its determination that the domestic relations order fails to satisfy certain requirements set forth in section 414(p)(2) of the Code. Each of those requirements is set froth below, as well as the indication of the reason by the domestic relations order does not comply with these requirements:

      [To be Completed by Plan Administrator]

      In all other respects the domestic relations order received by the Plan appears to satisfy the requirements for a qualified domestic relations order as established by the Internal Revenue Code. For this purpose, it is assumed that payments to the alternate payee will be made in accordance with the time and manner in which payments will be made to the participant since the domestic relations order received by the Plan does not otherwise specify.

      Since the Plan administrator has determined that the domestic relations order in question is not presently a qualified domestic relations order, it will not make any payments pursuant to the domestic relations order received by it at the present time. If the domestic relations order is modified to become a qualified domestic relations order, within the time period prescribed in section 414(p) of the Code, the Plan will make payments in accordance with the directions of such domestic relations order. In the interim, the Plan administrator will separately account for the amounts which would have been payable to the alternate payee during the period as if the domestic relations order received by it had been determined to have been a qualified domestic relations order. If, however, under the terms of the Plan, payments are required to be made to the Participant and the domestic relations order received by the Plan has not been modified to become a qualified domestic relations order, the Plan will pay the entire amount to the Participant in accordance with the Plan provisions.

Date:  _______________________________    _________________________________
                                          Plan Administrator

Address for Comment:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                   ______________________________________ PLAN

      Notice to Participant of Plan Administrator's Determination Regarding
                            Domestic Relations Order

      You were previously notified that the __________________________________
Plan (the "Plan"), in which you are a participant, received a domestic relations order that purported to confer upon your former spouse, ____________________________, certain of your rights to benefits under the Plan. In that prior notification, dated ____________________, you were informed that the Plan administrator would determine whether the domestic relations order received constituted a qualified domestic relations order under section 414(p) of the Internal Revenue Code of 1986.

      After careful consideration, the Plan administrator has determined that the domestic relations order received by it constitutes a qualified domestic relations order. Based on this determination, the Plan will honor the qualified domestic relations order.

      The Plan administrator has further determined that the qualified domestic relations order requires that the amount of payment shall equal _______________
_______________________________________________________________________________
__________________________________________. Accordingly, the Plan will promptly issue a check in the amount of ________________________________________________
($____________________), plus earnings, payable to your former spouse, which amount represents payment in full of all amounts due [him/her] under the terms of the qualified domestic relations order.


Date:  _______________________________    _________________________________
                                          Plan Administrator

Address for Comment:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                   ______________________________________ PLAN

         Notice to Alternate Payee of Plan Administrator's Determination
                       Regarding Domestic Relations Order

      You were previously notified that the ____________________________________
Plan (the "Plan"), in which your former spouse, ____________________________, is a participant, received a domestic relations order that purported to confer upon you certain of your former spouse's rights to benefits under the Plan. In that prior notification, dated ______________________, you were informed that the Plan administrator would determine whether the domestic relations order received constituted a qualified domestic relations order under section 414(p) of the Internal Revenue Code of 1986.

      After careful consideration, the Plan administrator has determined that the domestic relations order received by it constitutes a qualified domestic relations order. Based on this determination, the Plan will honor the qualified domestic relations order.

      The Plan administrator has further determined that the qualified domestic relations order requires that the amount of payment shall equal ________________
________________________________________________________________________________
_________________________________________________________Accordingly, the Plan
will promptly issue a check in the amount of ___________________________________ ($_________________) plus earnings, payable to you, which amount represents payment in full of all amounts due you under the terms of the qualified domestic relations order.


Date:  _______________________________    _________________________________
                                          Plan Administrator

Address for Comment:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                    ___________________________________ PLAN

        Notice to Alternate Payee of Receipt of Domestic Relations Order

      You are hereby notified that the _____________________________________
Plan (the "Plan"), in which __________________________ is a participant (the "Participant"), has recently received a domestic relations order that purports to confer upon ________________________________, the Participant's former spouse, certain of the rights of the Participant to benefits under the Plan. A copy of this communication is attached. If the Plan administrator determines that this communication constitutes a qualified domestic relations order as defined by section 414(p) of the Internal Revenue Code of 1986, it will comply with the request or instructions that the communication contains.

      The Plan administrator will make its determination as to whether the attached communication constitutes a qualified domestic relations not more than sixty (60) days after the date of this notice, which is set forth below. If you wish to comment on this matter, please write the Plan administrator at the address set forth below. In making its determination, the Plan administrator will consider any written comments mailed within thirty (30) days from the date of this notice.

      Upon making its determination, the Plan administrator will notify you thereof and, if it determines that the communication is not a qualified domestic relations order, will furnish the reason or reasons for that determination. It will also notify you of any action it intends to take pursuant to its determination.


Date:  _______________________________    _________________________________
                                          Plan Administrator

Address for Comment:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                    ___________________________________ PLAN

        Notice to Plan Participant of Receipt of Domestic Relations Order

      You are hereby notified that the ______________________________________
__________________________ Plan (the "Plan"), in which you are a participant, has recently received a domestic relations order that purports to confer upon your former spouse, ________________________, certain of your rights to benefits under the Plan. A copy of this communication is attached. If the Plan administrator determines that this communication constitutes a qualified domestic relations order as defined by section 414(p) of the Internal Revenue Code of 1986, it will comply with the request or instructions that the communication contains.

      The Plan administrator will make its determination as to whether the attached communication constitutes a qualified domestic relations not more than sixty (60) days after the date of this notice, which is set forth below. If you wish to comment on this matter, please write the Plan administrator at the address set forth below. In making its determination, the Plan administrator will consider any written comments mailed within thirty (30) days from the date of this notice.

      Upon making its determination, the Plan administrator will notify you thereof and, if it determines that the communication is not a qualified domestic relations order, will furnish the reason or reasons for that determination. It will also notify you of any action it intends to take pursuant to its determination.


Date:  _______________________________    _________________________________
                                          Plan Administrator

Address for Comment:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

                  INSTRUCTION FOR NOTICE TO INTERESTED PARTIES

      Retype this form on your letterhead, filling in all blanks. Post it on the bulletin boards customarily used to display notices concerning labor-management relations, or hand distribute or mail it to employees after adopting the Plan.

      A list of IRS Key District Offices is attached to the end of this notice. The list should be kept available to employees at the location indicated in the notice.

                              KEY DISTRICT OFFICES

Key District            IRS Districts Covered
------------            ---------------------
                        Central Region

Cincinnati............  Cincinnati, Louisville,
                        Indianapolis
Cleveland.............  Cleveland, Parkersburg
Detroit...............  Detroit

                        Mid-Atlantic Region

Baltimore.............  Baltimore (which includes the  District of Columbia and Office of International Operations), Pittsburgh, Richmond
Philadelphia..........  Philadelphia, Wilmington
Newark................  Newark

                        Midwest Region

Chicago...............  Chicago
St. Paul..............  St. Paul, Fargo, Aberdeen,
                        Milwaukee
St. Louis.............  St. Louis, Springfield, Des Moines, Omaha

                        North-Atlantic Region

Boston................  Boston, Augusta, Burlington, Providence, Hartford,
                        Portsmouth
Manhattan.............  Manhattan
Brooklyn..............  Brooklyn, Albany, Buffalo

                        Southeast Region

Atlanta...............  Atlanta, Greensboro, Columbia, Nashville,
                        Jacksonville, Jackson, Birmingham

                        Southwest Region

Dallas................  Austin, New Orleans,  Albuquerque,  Denver,  Cheyenne,
                        Dallas, Oklahoma City, Little Rock, Wichita

                        Western Region

Los Angeles...........  Los Angeles, Phoenix, Honolulu
San Francisco.........  San Francisco, Salt Lake City, Reno
Seattle...............  Seattle, Portland, Anchorage, Boise, Helena

                          NOTICE TO INTERESTED PARTIES

      Current employees of [NAME OF EMPLOYER] are hereby notified that [NAME OF ADOPTING EMPLOYER] has adopted the [NAME OF PLAN OR PLANS] as its employee retirement benefit plan.

      The employees eligible to participate under this Plan are [INSERT ELIGIBLE CLASS OF EMPLOYEES].

      It is not expected that this Plan will be submitted to the Internal Revenue Service for an advance determination as to whether or not the Plan meets the qualification requirements of section 401(a) of the Internal Revenue Code. However, this Plan is a prototype plan and the Internal Revenue Service has previously issued a favorable opinion letter to the sponsor with regard to this Plan.

      As an interested party, you have the right to submit to the Key District Director of the Internal Revenue Service, either individually or jointly with other interested parties, your comments as to whether this Plan meets the qualification requirements of the Internal Revenue Code.

      You may also, either individually or jointly with other interested parties, request that the Department of Labor submit, on your behalf, comments to the Key District Director regarding qualification of this Plan.

      If the Department of Labor declines to comment on all or some of the matters you raise, you may, individually or jointly if your request was made to the Department jointly, submit your comments on these matters directly to the Key District Director at the following address:

      [INSERT NAME AND ADDRESS OF KEY DISTRICT DIRECTOR]

      The Department of Labor may not comment on behalf of interested parties unless requested to do so by the lesser of 10 employees or 10% of the employees who qualify as interested parties. The number of persons needed for the Department of Labor to comment with respect to this Plan is [INSERT NUMBER]. A request to the Department of Labor should be sent to the following address:

                          Administrator of Pension and
                            Welfare Benefit Programs
                            U.S. Department of Labor
                          200 Constitution Avenue, N.W.
                             Washington, D.C. 20216
                         Attention: 3001 Comment Request

      Any comment you submit to the Key District Director, or any request to the Department of Labor must include the name of the Plan, the Plan number, the opinion letter number, the adopting employer's identification number, the name and address of the sponsor, and the name and address of the Plan administrator. Any request to the Department of Labor must also include the address of the Key District Director. This information can be found at the end of this Notice.

      A comment to the Key District Director must be received by [INSERT DATE 75 DAYS AFTER PLAN IS ADOPTED]. A request for comment submitted to the Department of Labor must be received by [INSERT DATE 45 DAYS AFTER PLAN IS ADOPTED], if you wish to preserve your right to comment to the Key District Director, or by [INSERT DATE 55 DAYS AFTER PLAN IS ADOPTED] if you wish to waive that right.

      If there are matters upon which you request the Department of Labor to comment upon on your behalf, and the Department declines to do so, you may submit comments on these matters directly to the Key District Director. These comments must be received by the Key District Director within 15 days from the time the Department of Labor notifies you that it will not comment on a particular matter, or by [INSERT THE DATE 75 DAYS AFTER THE PLAN IS ADOPTED], whichever is later.

      Detailed instructions regarding the requirements for submitting comments may be found in sections 6, 7 and 8 of Revenue Procedure 80-30.

      Additional information concerning this Plan (including, where applicable, a description of the circumstances which may result in ineligibility or loss of benefits, a description of the source of financing of the plan, and copies of section 6 of Revenue Procedure 80-30) is available at [INSERT LOCATION] during the hours of [INSERT HOURS] for inspection or copying. There may be a nominal charge for copying and/or mailing.

      The following information will be needed for correspondence with the Department of Labor or the Key District Director:

      [INSERT NAME OF ADOPTING EMPLOYER]
      [INSERT NAME OF PLAN OR PLANS]
      [INSERT PLAN IDENTIFICATION NUMBER(s)]
      [INSERT OPINION LETTER NUMBER]

      [INSERT NAME OF SPONSOR]
      [INSERT ADDRESS OF SPONSOR]
      [INSERT ADOPTING EMPLOYER'S EIN]
      [INSERT NAME OF PLAN ADMINISTRATOR]
      [INSERT ADDRESS OF PLAN ADMINISTRATOR]
      [INSERT ADDRESS OF KEY DISTRICT DIRECTOR]

                   SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

            The attached form is a model explanation, prepared by the IRS, of some of the consequences of plan distributions. The model explanation describes the tax-free rollover rules, the direct rollover option, the mandatory and voluntary income tax withholding rules, the special tax treatment of lump sum distributions, the special tax treatment of distributions of employer stock and other matters.

            The IRS permits this model explanation to be "customized" by omitting any portions of it that are not applicable to a plan. For example, the explanation of the special tax treatment of employer stock might be omitted by plans that do not invest in or distribute employer stock. In addition, alternative explanations may be substituted for all or any portion of the model explanation. Any alterations must, however, comply with the requirements of section 402(f) of the Internal Revenue Code.

                  SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

            This notice contains important information you will need before you decide how to receive your benefits from the __________________________________ Plan (the "Plan").

                                     SUMMARY

            A payment from the Plan that is eligible for "rollover" can be taken in two ways. You can have all or any portion of your payment either (1) paid in a "direct rollover"; or (2) paid to you. A rollover is a payment of your Plan benefits to your individual retirement arrangement (IRA) or to another employer plan. This choice will affect the tax you owe.

If you choose a direct rollover --

      o Your payment will not be taxed in the current year and no income tax will be withheld.

      o Your payment will be made directly to your IRA or, if you choose, to another employer plan that accepts your rollover.

      o Your payment will be taxed later when you take it out of the IRA or the employer plan.

If you choose to have your Plan benefits paid to you --

      o You will receive only 80% of the payment because the Plan administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

      o Your payment will be taxed in the current year unless you roll it over. You may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you also may have to pay an additional 10% tax.

      o Within 60 days of receiving the payment you can roll over the payment by paying it to your IRA or to another employer plan that accepts your rollover. The amount rolled over will not be taxed until you take it out of the IRA or employer plan.

      o If you want to roll over 100% of the payment to an IRA or an employer plan, you must find other money to replace the 20% that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

                                 SPECIAL NOTICE

            The Plan administrator must provide this Special Tax Notice to you within a reasonable time before an "eligible rollover distribution," as described herein, is made. Under IRS regulations, this Special Tax Notice must generally be given no more than 90 days and no less than 30 days before the distribution or transfer. However, the 30-day requirement no longer applies once you affirmatively elect to make or not make a direct rollover. You have the right to wait the full 30 days before making a decision, if you wish to do so.

                                MORE INFORMATION

I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

      Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Your Plan administrator should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments cannot be rolled over:

      A. Nontaxable Payments

            In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the Plan, these contributions will be nontaxable when they are paid to you and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed).

      B. Payments Spread Over Long Periods

            You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for (1) your lifetime (or your life expectancy); (2) your lifetime and your beneficiary's lifetime (or life expectancies); or (3) a period of ten or more years.

      C. Required Minimum Payments

            Beginning in the year you reach age 70 1/2, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you.

II. DIRECT ROLLOVER

      You can choose a direct rollover of all or any portion of your payment that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA or the employer plan.

      A. Direct Rollover to an IRA

            You can open an IRA to receive the direct rollover. (The term "IRA," as used in this notice, includes individual retirement accounts and individual retirement annuities). If you choose to have your payment made directly to an IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to an IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish an IRA to receive the payment. However, in choosing an IRA, you may wish to consider whether the IRA you choose will allow you to move all or a part of your payment to another IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on IRAs (including limits on how often you can roll over between IRAs).

      B. Direct Rollover to a Plan

            If you are employed by a new employer that has a plan, and you want a direct rollover to that plan, ask the administrator of that plan whether it will accept your rollover. An employer plan is not legally required to accept a rollover. If your new employer's plan does not accept a rollover, you can choose a direct rollover to an IRA.

      C. Direct Rollover of a Series of Payments

            If you receive eligible rollover distributions that are paid in a series for less than ten years, your choice to make or not make a direct rollover for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

III. PAYMENT PAID TO YOU

      If you have the payment made to you, it is subject to 20% income tax withholding. The payment is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA or another plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

      A. Income Tax Withholding

            1. Mandatory Withholding

                  If any portion of the payment to you is an eligible rollover distribution, the Plan is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding. For example, if your eligible rollover distribution is $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, you will report the full $10,000 as a payment from the Plan. You will report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.

            2. Voluntary Withholding

                  If any portion of your payment is not an eligible rollover distribution but is taxable, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. To elect out of withholding, ask the Plan administrator for the election form and related information.

      B. Sixty-Day Rollover Option

            If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA or another employer plan that accepts rollovers. If you decide to roll over, you must make the rollover within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA or the employer plan.

            You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.

                                     Example

      Your eligible rollover distribution is $10,000, and you choose to have it paid to you. You will receive $8,000 and $2,000 will be sent to the IRS as income tax withholding.

      Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to an IRA or employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the IRA or employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000).

      C. Additional 10% Tax if You are Under Age 59 1/2

            If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax does not apply to your payment if it is (1) paid to you because you separate from service with your employer during or after the year you reach age 55, (2) paid because you retire due to disability, (3) paid to you as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), or (4) used to pay certain medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

      D. Special Tax Treatment

            If your eligible rollover distribution is not rolled over, it will be taxed in the year you receive it. However, if it qualifies as a "lump sum distribution," it may be eligible for special tax treatment. A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you because you have reached age 59 1/2 or have separated from service with your employer (or, in the case of a self-employed individual, because you have reached age 59 1/2 or have become disabled). For a payment to qualify as a lump sum distribution, you must have been a participant in the Plan for at least five years. The special tax treatment for lump sum distributions is described below.

            1. Five-Year Averaging

                  If you receive a lump sum distribution after you are age
59 1/2, you may be able to make a one-time election to figure the tax on the payment by using "5-year averaging." Five-year averaging often reduces the tax you owe because it treats the payment much as if it were paid over five years.

            2. Ten-Year Averaging if You Were Born Before January 1, 1936

                  If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates) instead of 5-year averaging (using current tax rates). Like the 5-year averaging rules, 10-year averaging often reduces the tax you owe.

            3. Capital Gain Treatment if You Were Born Before January 1, 1936

                  In addition, if you receive a lump sum distribution and you were born before January 1, 1936, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the Plan (if any) taxed as long-term capital gain at a rate of 20%.

            There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. If you have previously rolled over a payment from the Plan (or certain other similar plans of the employer), you cannot use this special tax treatment for later payments from the Plan. If you roll over your payment to an IRA, you will not be able to use this special tax treatment for later payments from the IRA. Also, if you roll over only a portion of your payment to an IRA, this special tax treatment is not available for the rest of the payment. Additional restrictions are described in IRS Form 4972, which has more information on lump sum distributions and how you elect the special tax treatment.

      E. Employer Stock or Securities

            There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, (1) the payment must qualify as a lump sum distribution, as described above (or would qualify except that you do not yet have five years of participation in the
Plan), or (2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

            You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock (including any net unrealized appreciation) can be rolled over to an IRA or another employer plan either in a direct rollover or a rollover that you make yourself.

            If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 5-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

      In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation. Some of the rules summarized above also apply to a deceased employee's beneficiary who is not a spouse. However, there are some exceptions for payments to surviving spouses, alternate payees, and other beneficiaries that should be mentioned.

            If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA but you cannot roll it over to an employer plan. If you are an alternate payee, you have the same choices as the employee. Thus, you can have the payment paid as a direct rollover or paid to you. If you have it paid to you, you can keep it or roll it over yourself to an IRA or to another employer plan that accepts rollovers. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

            If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is not subject to the additional 10% tax described in section III. above, even if you are younger than age 59 1/2.

            If you are a surviving spouse, an alternate payee or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in section III. above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had five years of participation in the Plan.

V. HOW TO OBTAIN ADDITIONAL INFORMATION

      This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with a professional tax advisor before you take a payment of your benefits from the Plan. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, Pension and Annuity

Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office or by calling 1-800-TAX-FORMS.

                                [NAME OF SPONSOR]
                      PROTOTYPE PROFIT SHARING/401(k) PLAN

                        Model Salary Reduction Agreement

      I, ___________________________________________________, an employee of
_______________________________________ (the "Employer"), have received written information on the _____________________________ Prototype Profit Sharing/401(k) Plan (the "Plan") and I understand the general requirements, including the available salary reduction elections. All of the following elections are subject to the express provisions and limitations in the Plan and the Employer's adoption agreement (the "Adoption Agreement"). I hereby elect the following salary reductions:

      1. Deductible Voluntary

            |_| I elect not to make Salary Reduction Contributions to the Plan.

            |_| I elect to make Salary Reduction Contributions to the Plan equal to _______% [SPECIFY PERCENTAGE SELECTED IN ADOPTION AGREEMENT].

                  NOTE: The aggregate Salary Reduction Contributions of any taxable year of a participant may not exceed $7,000, as adjusted pursuant to section 402(g)(5) of the Internal Revenue Code.

      2. Nondeductible Voluntary

            |_| I elect to contribute ________% [SPECIFY PERCENTAGE SELECTED IN ADOPTION AGREEMENT] as a nondeductible voluntary contribution, such contribution to be in the form of salary reductions.

            |_| I understand that nondeductible employee contributions are not permitted under the terms of the Employer's Adoption Agreement [CHECK IF EMPLOYER OPERATES THE PLAN UNDER ADOPTION AGREEMENT 001].

      Receipt of this Salary Reduction Agreement is hereby acknowledged.


                                          -----------------------------
                                          Plan Administrator

              INSTRUCTIONS FOR PREPARING SALARY REDUCTION AGREEMENT

      Each Employer who elects, in either Adoption Agreement 001 or Adoption Agreement 002 for the Prototype Profit Sharing/401(k) Plan to permit participants to make voluntary contributions, should have each participant complete a Salary Reduction Agreement.

      The Plan permits two type of voluntary employee contributions:

      1.    Nondeductible voluntary (not permitted under Adoption Agreement
            001); and

      2.    Deductible voluntary, which are matched by the Employer.

      The model Salary Reduction Agreement contains several sections where you must fill in the blanks in accordance with the selections made in your Adoption Agreement. You may then wish to have the Salary Reduction Agreement retyped to delete the instructions to the Employer.

                                  NAME OF PLAN

                                Loan Application,
                         Truth-in-Lending Disclosure and
                                 Promissory Note

Participant's Name:     _____________________________________________________

Social Security Number: _____________________________________________________

Employee Number:        _____________________________________________________

Office Phone Number:    _____________________________________________________

================================================================================

I. Loan Application

      I hereby apply for a loan from my total vested account balance in the ___________________________________ Plan (hereinafter referred to as the "Plan")
in the amount of _____________________________________________ dollars
($____________) to be repaid by me from each paycheck via regular payroll deductions over a period of ___________________________ (_____) months (minimum of one year but not to exceed five years, unless for the purchase of a primary residence). I accept the below stated interest rate and authorize the appropriate interest and principal payments be deducted by __________________________ (hereinafter sometimes referred to as the "Employer") from my biweekly salary payments over the term of the loan. I understand that the principal amount may be pre-paid in its entirety without penalty but partial pre-payments cannot be made. I understand that I may only take one loan in any calendar year.

      I understand that the loan will be withdrawn from my investment accounts on a pro rata basis and that the loan amount will be less if the funds available for the loan are less than the amount requested above. I will be notified if the amount available is less than the requested amount.

================================================================================

II. Truth-in-Lending Disclosure

--------------------------------------------------------------------------------
  Annual
Percentage
   Rate         Finance Charge       Amount Financed       Total of Payments
--------------------------------------------------------------------------------
The cost of     The dollar amount    The amount of credit  The amount you will
your credit as  the credit will      provided to your or   have paid when you
a yearly rate   cost you             on your behalf        have made all
                                                           payments as
                                                           scheduled
--------------------------------------------------------------------------------
YOUR PAYMENT SCHEDULE WILL BE:
--------------------------------------------------------------------------------
Number of          Biweekly
Biweekly           Deduction
Deductions         Amounts     Biweekly Deductions Due Accounting Beginning
--------------------------------------------------------------------------------
                               First pay period 30 days after application is
                               received by Plan administrator
--------------------------------------------------------------------------------

Itemization of the Amount Financed of $_____________________.

$_____________________ Amount given to you directly.

Security: You are giving a security interest of one-half (1/2) of your vested account balance in the Plan.

Prepayment: If you pay off early, you will not have to pay a penalty.

================================================================================

III. Promissory Note/Pledge

      For value received, the above mentioned employee of _____________________ and a participant in the Plan (hereinafter referred to as "Borrower") hereby agrees to pay to the Plan the sum of _________________________________________
dollars ($_____________________).

      Borrower shall have the right to pre-pay the principal amount in its entirety without penalty but partial pre-payments are not permitted.

      Borrower agrees to pay interest at the rate of ___________________________ percent (______________%) per annum from the date hereof on the principal amount and agrees to make biweekly principal and interest payments of ___________________________________ dollars ($_____________________) over the term of the loan. Borrower authorizes the deduction of the appropriate principal and interest payments by _______________________ from biweekly salary payments.

      If for any reason the Borrower ceases to be an employee of _______________________, the Borrower agrees to repay the loan in its entirety within thirty (30) days of termination date. If the loan is not repaid, the Borrower understands that the outstanding balance will be considered an early distribution subject to income taxes and applicable early withdrawal penalties. Any total plan distribution will be reduced by the amount of the outstanding balance. If payroll deductions cease for any reason, the Borrower agrees to make the appropriate payment of interest and principal biweekly in advance, or repay the loan in its entirety.

      If this note is referred to any attorney for collection, Borrower agrees to pay all costs and expenses thereof, including attorney's fees and court costs.

      As a security for the payment of the principal and interest on this note, the Plan shall have and is hereby granted a security interest and/or right of set-off in an amount equal to one-half (1/2) of the borrower's vested account balance in the Plan, including his or her employee contribution account (if applicable) and Employer contribution account heretofore vested or which shall thereafter become vested as determined from the effective date of this instrument and throughout its duration. Borrower, his or her heirs, legal representatives and beneficiaries agree to hold the Plan's Retirement Committee and the Plan harmless against any and all claims against said Plan that may arise by virtue of the enforcement of such security interest or any such set-off.

      Borrower agrees that if at any time the Borrower's vested account balance is no longer at least twice the then loan obligation under this Agreement, the loan will, to the extent permitted by the Plan, be considered an early distribution subject to income taxes and applicable early withdrawal penalties, to the extent necessary so that the Borrower's vested account balance will equal twice such loan obligation.

      Receipt of a copy of this note, appropriately filled in, is hereby acknowledged by the Borrower.

================================================================================

IV. Payroll Deduction Authorization

      I authorize the Employer's accounting department to deduct from my base salary the amount and number of payments and to make deductions according to the payment schedule set forth above in the Truth-in-Lending Disclosure.

      Expected Date of First Payment: ______________________________

================================================================================

V. Distribution of Loan Proceeds

      ___   Please send the loan check to the following address:

            ------------------------------------------------------------------

            ------------------------------------------------------------------

      ___   Please deliver the loan check to me personally at
            _______________________ [name of Employer].

================================================================================

VI. Signature and Acknowledgement

      I have received a completed copy of this Agreement, including the Truth-in-Lending Disclosure, Promissory Note and Payroll Deduction Authorization and I agree to fulfill the terms set forth in this Agreement.


-----------------------------------------             -----------------------
Signature of Borrower                                 Date

================================================================================

VII. Retirement Committee Approval/Denial of Application

      Subject to acceptance of the printed information by the above named participant, the Retirement Committee has ___ Approved ___ Denied the participant's loan request.


-----------------------------------------       ------------------------------
Authorized Signature                                  Date

----------------------------------
Date Received

                  AMENDMENT TO THE INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) PLAN
                               BASIC DOCUMENT #02

                                      FIRST

      The Plan is hereby amended by the word-for-word adoption of the model language contained in Revenue Procedure 93-12, for distributions made on or after January 1, 1993, as follows:

      Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this provision, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Definitions

      (a) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (b) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      (c) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

      (d) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                     SECOND

      The Plan is hereby amended by the word-for-word adoption of the model language contained in Revenue Procedure 94-13 as follows:

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.

      If Compensation for any prior Determination Period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the OBRA '93 Annual Compensation Limit in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000.

                      MODEL SUMMARY PLAN DESCRIPTION OF THE
                            [INSERT NAME OF EMPLOYER]
                           PROFIT SHARING/401(k) PLAN

                            (ADOPTION AGREEMENT #001)

                      MODEL SUMMARY PLAN DESCRIPTION OF THE
                            [INSERT NAME OF EMPLOYER]
                           PROFIT SHARING/401(k) PLAN

                            (ADOPTION AGREEMENT #001)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.    INTRODUCTION......................................................     1

II.   DESCRIPTION OF PLAN BENEFITS AND REQUIREMENTS.....................     1

      A.    Terms With Special Meanings.................................     1
      B.    Participation...............................................     3
      C.    Individual Accounts.........................................     3
      D.    Contributions...............................................     4
      E.    Vesting.....................................................     5
      F.    Forfeitures.................................................     5
      G.    Distributions of Benefits...................................     5
      H.    Investment of Plan Assets...................................     8
      I.    Withdrawals.................................................     8

III.  CLAIMS PROCEDURE..................................................     9

IV.   CHANGES TO THE PLAN...............................................     9

      A.    Amendment of the Plan.......................................     9
      B.    Termination of the Plan.....................................     9
      C.    Merger, Consolidation or Transfer of the Plan...............    10

V.    GENERAL INFORMATION...............................................    10

VI.   NON-APPLICATION OF PBGC GUARANTEES................................    11

VII.  SPECIAL RIGHTS UNDER ERISA........................................    11

                                      MODEL
                         SUMMARY PLAN DESCRIPTION OF THE
                            [INSERT NAME OF EMPLOYER]
                           PROFIT SHARING/401(k) PLAN

                            (ADOPTION AGREEMENT #001)

I. INTRODUCTION

      [INSERT NAME OF EMPLOYER] (the "Employer") is pleased to be able to provide you with the [INSERT NAME OF EMPLOYER] Profit Sharing/401(k) Plan (the "Plan" or the "Profit Sharing/401(k) Plan"). The Plan is effective as of [INSERT EFFECTIVE DATE].

      The Plan is a defined contribution plan, to which the Employer makes contributions to an account held in your name. With this type of plan, the retirement benefit you receive will depend on the investment performance of the amounts that are in your account. The Plan is designed to provide retirement income to employees who remain with the Employer until retirement and to those who have a vested interest in their account when they terminate their employment with the Employer.

      Only the main features of the Plan are explained in this Summary Plan Description. Any questions which are not answered here should be referred to [INSERT NAME OF DEPARTMENT OR PERSONNEL RESPONSIBLE FOR PARTICIPANT INFORMATION]. If there is any inconsistency between the Plan as described in this Summary Plan Description and the Plan document itself, the terms of the Plan document will govern. Copies of the Plan document and the Trust Agreement are available for your inspection during regular working hours.

II. DESCRIPTION OF PLAN BENEFITS AND REQUIREMENTS

      A. Terms With Special Meanings

            Certain words and terms used in this Summary have special meanings. Many of these terms are defined in this section, while others are explained in the text of the Summary. To assist you in identifying these terms within the text, they are capitalized.

            1. Beneficiary. Your designated Beneficiary is the person you name to receive your benefit distribution in the event of your death. If you are married, you will need written consent from your spouse to name someone other than your spouse as your Beneficiary.

            2. Break in Service. A Break in Service occurs if you complete less than 501 Hours of Service with the Employer during a Plan Year.

            3. Compensation. Compensation is the total compensation paid to you by the Employer during any portion of a Plan Year during which you were a Plan Participant. If you are self-employed, your Compensation is your earned income less your deductible contributions to any qualified retirement plans. Compensation is limited to a maximum dollar amount established under the Internal Revenue Code.

            4. Elective Deferrals. Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash Compensation and that are made pursuant to a salary reduction agreement.

            5. Hours of Service. Each hour for which you are paid or entitled to be paid by the Employer. In addition, uncompensated authorized leaves of absence that do not exceed two years, military leave while your reemployment rights are protected by law, and absences from work for maternity or paternity reasons may be credited as Hours of Service for the purpose of determining whether you had a Break in Service.

            6. Matching Contributions. Contributions made to the Plan by the Employer by reason of the Participant's Elective Deferrals.

            7. Participant. A Participant is an employee who has met the requirements for participating in this Plan, and whose account has been neither completely forfeited nor distributed.

            8. Plan Year. The Plan Year is the 12-month period ending on the date shown in section V of this Summary.

            9. Sponsor. The Sponsor is the organization which has made this Plan available to the Employer.

            10. Trust. The Trust is a fund maintained by the Trustee for the investment of Plan assets, including the amount in your account.

            11. Year of Service. A Year of Service is the applicable 12-month period during which you complete 1,000 or more Hours of Service. For eligibility purposes, the applicable 12-month period is your first year of employment or any Plan Year. For vesting purposes, the applicable 12-month period is the Plan Year.

      B. Participation

            You will be eligible to participate in the Plan after you have met the following eligibility requirements: [CHECK ALL APPLICABLE ITEMS]

            |_|   You have reached age [INSERT AGE].

            |_|   You have completed one Year of Service.

            The first entry date, or date in which you can first participate in the Plan if you meet these requirements, is [INSERT EFFECTIVE DATE]. Thereafter, the entry date(s) will be [INSERT DATES OF THE FIRST DAY OF THE PLAN YEAR AND THE FIRST DAY OF THE SEVENTH MONTH OF THE PLAN YEAR] of each year.

      C. Individual Accounts

            A separate account will be maintained for you within the Plan. This account will be further divided into subaccounts, which will be credited with the different types of contributions that are described in the next section. The subaccounts that will be maintained for you are as follows:

            1. Elective Deferral Subaccount. This subaccount will be credited with your elective deferral contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            2. Qualified Nonelective Contribution Subaccount. This subaccount will be credited with your share of the Employer's qualified nonelective contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            3. Matching Contribution Subaccount. This subaccount will be credited with your share of the Employer's matching contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            4. Trustee Transfer and Rollover Subaccounts. These subaccounts will be credited with any rollover contributions or transfer contributions you may make to the Plan, any distributions from the subaccount, and the earnings and losses attributable to the subaccount.

      D. Contributions

     |_|    1.    Employer Contributions. The Employer will make Matching
                  Contributions each Plan Year in accordance with the following contribution formula: [CHECK ONE OF THE FOLLOWING]:

                  |_| Contributions will be made in an amount equal to [INSERT CONTRIBUTION PERCENTAGE] of the Elective Deferrals made by each Participant.

                  |_| Contributions will be made in an amount equal to [INSERT CONTRIBUTION PERCENTAGE] of the Elective Deferrals made by each Participant up to the first [INSERT PERCENTAGE] of the Participant's Compensation plus [INSERT PERCENTAGE] of the Participant's Elective Deferrals.

                        NOTE: These contributions are subject to maximum limitations as provided in the Plan and the Internal Revenue Code.

                        NOTE: Under special minimum allocation rules, you may receive a larger allocation than that which you would otherwise receive for a Plan Year.

            2. Employee Contributions.

                  a. Elective Deferrals. A Participant may elect to defer [INSERT CONTRIBUTION PERCENTAGE] of his compensation, bonuses or other nonregular compensation that would otherwise be payable to him. Elective Deferrals will be made through the direct reduction of compensation in each payroll period during which the election is in effect. Participants may change the amounts designated to be deducted in accordance with the Plan provisions.

                  b. Rollover Contributions and Direct Transfers. If you have participated in other pension or profit sharing plans, you will be permitted to make a rollover contribution to the Plan of certain amounts you may receive from those other plans.

            You will also be permitted, with the approval of the Plan Administrator, to authorize a direct transfer to the Plan of amounts that are attributable to your participation in other pension or profit sharing plans.

      E. Vesting.

            Vesting refers to the nonforfeitable interest you have in each of your subaccounts. In other words, your vested interest in your account is the amount you will receive when your account is distributed to you.

            You will always have a 100% vested and nonforfeitable interest in all of your subaccounts.

      F. Forfeitures.

            You have a 100% vested and nonforfeitable interest in the amounts in your account at all times. Your account will therefore not be subject to forfeitures.

      G. Distribution of Benefits.

            1. Eligibility for Distribution. You will be entitled to receive a distribution of the vested amounts in your account upon occurrence of any of the following:

      o     Your termination of employment with the Employer for any reason.

      o     Your total and permanent disability.

      o     Your death.

      o     Termination of the Plan.

      o     Your attainment of normal retirement age, which is:

            |_|   Age [insert normal retirement age]

            |_| Age [insert normal retirement age] or the [insert anniversary date] of the day you commenced participation in the plan.

            2. Timing of Distributions. You will begin receiving benefit distributions in accordance with the following:

      o Generally, benefit distributions will commence not later than 60 days after the end of the Plan Year in which you become eligible to receive benefits.

      o In the event of your death, your spouse, if you are married, will generally be entitled to receive your benefit distribution. If you are unmarried, or if your spouse has given written consent, your designated Beneficiary will receive your benefit distribution. If you have no spouse or designated Beneficiary, your benefit distribution will go to your estate.

      o If you so elect, you may defer commencement of the distribution of your benefit beyond the date you first become eligible to receive that distribution, to a date which you may specify. The date you specify must not be later than the April 1 following the close of your taxable year in which you attain age 70 1/2.

            If you attained age 70 1/2 before January 1, 1988, special rules apply to your distributions.

            If you wish to receive benefit distributions before attaining age 59 1/2, you may be subject to a penalty tax, and you must notify the Plan Administrator in writing that you are aware of the consequences of this tax.

            3. Form of Distribution. If you are married, your benefit will automatically be distributed in the form of a joint and survivor annuity, unless you elect otherwise and your spouse consents in writing to one of the forms below. If you are unmarried, your benefit will automatically be distributed in the form of a life annuity, unless you elect any of the other distribution options listed below.

      o In a lump sum payment of cash, or a lump sum payment that includes an in-kind distribution of all mutual fund shares credited to your account.

      o In substantially equal monthly, quarterly, or annual installment payments of cash or distributions in kind of the mutual fund shares credited to your account, over a period of years not to exceed your life expectancy or the joint and survivor life expectancies of you and your Beneficiary.

      o In the form of an annuity, which is a level payment that you receive at a fixed interval over a specified period of time. If you are married, the annuity will automatically take the form of a joint and survivor annuity, unless you elect otherwise, and your spouse consents in writing, as described above. A joint and survivor annuity is an annuity paid over the lives of both you and your spouse. If your spouse survives you, the annuity payment your spouse will receive will be at least 50% of the annuity payment you received or would have received.

      o In monthly, quarterly, or annual installment payments of cash, or the distribution of shares in kind, so that the amount you receive each Plan Year is equal to the amount in your account at the beginning of that Plan Year divided by the joint and survivor life expectancy of you and your Beneficiary for that Plan Year. Your joint and survivor life expectancy will be recalculated each Plan Year so that benefit payments will continue through your life and that of your Beneficiary.

            4. Direct Rollovers

                  All benefits paid under the Plan (whether to a participant or a beneficiary) will be subject to income tax withholding. A payment from the Plan that is eligible for "rollover" can be taken in two ways. The payment can be either (1) paid in a "direct rollover;" or (2) paid directly to you. A rollover is a payment of Plan benefits to an individual retirement arrangement
(IRA) or to another employer plan. This choice will affect the tax you owe.

            If you choose a direct rollover:

            o the payment will not be taxed in the current year and no income tax will be withheld;

            o the payment will be made directly to the IRA or to another employer plan that accepts rollovers;

            o the payment will be taxed later when it is withdrawn from the IRA or the employer plan.

            If you choose to receive Plan benefits directly:

            o You will receive only 80% of the payment because the Plan administrator is required to withhold 20% of the payment and send it to the Internal Revenue Service as income tax withholding to be credited against your taxes;

            o The payment will be taxed in the current year unless it is rolled over. You might be able to use special tax rules that could reduce the tax that is owed. However, if you receive the payment before age 59 1/2, an additional 10% tax may have to be paid.

            o Within 60 days of receiving the payment it can be rolled over by paying it to an IRA or to another employer plan that accepts rollovers. The amount rolled over will not be taxed until it is withdrawn from the IRA or employer plan.

            o If you want to roll over 100% of the payment to an IRA or an employer plan, other money must be found to replace the 20% that was withheld. If only the 80% that is received is rolled over, you will be taxed on the 20% that was withheld and that is not rolled over.

      H. Investment of Plan Assets

            All contributions made to the Plan are kept in the Trust. A separate account, including all of the subaccounts described in the section on "Participant accounts," is maintained for you within that Trust. The assets of the Trust are invested as follows:

o You must direct the Plan Administrator to invest the amounts in all of your subaccounts in specified investments offered by the Sponsor.

      I. Withdrawals

            You may make the following types of withdrawals from your account:
[CHECK ALL APPLICABLE ITEMS]:

      |_| If you have made Elective Deferrals to the Plan, you will be permitted to withdraw the amounts in your Elective Deferral subaccount if you have reached age 59 1/2.

      |_| In the event of an immediate and heavy financial need due to the purchase of or imminent foreclosure upon or eviction from a primary residence, or the educational or medical expenses of you or a member of your immediate family, you will be permitted to make a hardship withdrawal of amounts credited to your Elective Deferral subaccount. Such withdrawals can only be made after exhausting all other reasonable sources of funds, such as distributions and nontaxable loans from all of the employer's plans. The amount withdrawn cannot be greater than the amount of the immediate and heavy financial need. In addition, your ability to make future elective deferrals will be limited. If you are married, your spouse must consent to any withdrawals.

III. CLAIMS PROCEDURE

      You or your Beneficiary may file a written claim for benefits under this Plan with the Plan Administrator at any time. If your claim is denied to any extent by the Plan Administrator, a written notification must be sent to you within 90 days. If you choose to appeal the decision, a request for review must be made in writing to the Plan Administrator within 60 days of receipt of written notification of the denial. Within 60 days after the appeal is filed, or within 120 days, if there are special circumstances involved, the Plan Administrator will issue a written decision.

IV. CHANGES TO THE PLAN

      A. Amendment of the Plan

            The Employer, together with the Sponsor, reserves the right to amend the Plan at any time. You will be kept informed of any material amendments to the Plan by updates to this Summary Plan Description.

      B. Termination of the Plan

            The Employer intends to continue this Plan indefinitely. However, the Employer reserves the right to terminate the Plan at any time. If a termination takes place, or if the Employer discontinues making contributions to the Plan, you will have a 100% vested and nonforfeitable interest in all of the amounts in your account. These amounts may be distributed to you at that time, or may be distributed in accordance with the benefit distribution rules.

      C. Merger, Consolidation or Transfer of the Plan

            In the event of the merger, consolidation or transfer of assets or liabilities of the Plan to any other plan, your benefits will not be decreased from what they would have been prior to such an event.

V.    GENERAL INFORMATION

      Name of Plan:                 [INSERT NAME OF EMPLOYER] Profit
                                    Sharing/401(k) Plan

      Employer:                     [INSERT NAME, ADDRESS AND TELEPHONE
                                    NUMBER OF EMPLOYER]

      Type of Plan:                 Profit Sharing/401(k) Plan

      Type of Administration:       Trusteed

      Employer's Fiscal Year:       [INSERT EMPLOYER'S FISCAL YEAR]

      Plan Year End:                [INSERT PLAN YEAR END]

      Plan Administrator:           [INSERT NAME, ADDRESS AND TELEPHONE
                                    NUMBER OF PLAN ADMINISTRATOR]

      Trustees:                     [INSERT NAME, TITLE, ADDRESS AND PHONE
                                    NUMBER OF  PRINCIPAL  PLACE OF BUSINESS OF
                                    EACH TRUSTEE]

      Agent for Service of
      Legal Process:                [INSERT NAME AND ADDRESS OF PERSON
                                    DESIGNATED AS AGENT FOR SERVICE OF LEGAL
                                    PROCESS]

      Employer Identification
      Number:                       [INSERT EIN]

      Plan Number:                  [INSERT PLAN NUMBER]

Also, a complete list of the employers and employee organizations sponsoring the Plan may be obtained by participants and beneficiaries upon written request to the Plan administrator, and is available for examination by participants and beneficiaries, as required by Labor Reg. ss.2520.104b-1 and ss.2520.104b-30.

VI. NON-APPLICATION OF PBGC GUARANTEES

      Because this Plan is a defined contribution plan, the benefits you will receive are exempt from and not insured by the Pension Benefit Guaranty Corporation.

VII. SPECIAL RIGHTS UNDER ERISA

      As a participant in the [INSERT NAME OF EMPLOYER] Profit Sharing/401(k) Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

      o Examine, without charge, at the Plan Administrator's office and at other specified locations, all Plan documents, including insurance contracts, affecting the individual making the request, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

      o Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

      o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

      o Obtain a statement of the total value of your account under the Plan and your vested (nonforfeitable) portion of this account. This statement must be requested in writing and is not required to be given more than once a year. The Plan will provide the statement free of charge.

            In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. These people who operate your plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries. No one, including your Employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under this Plan or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

            Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                                      MODEL
                         SUMMARY PLAN DESCRIPTION OF THE
                            [INSERT NAME OF EMPLOYER]
                           PROFIT SHARING/401(k) PLAN

                            (ADOPTION AGREEMENT #002)

                                      MODEL
                         SUMMARY PLAN DESCRIPTION OF THE
                            [INSERT NAME OF EMPLOYER]
                           PROFIT SHARING/401(k) PLAN

                            (ADOPTION AGREEMENT #002)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.    INTRODUCTION .........................................................  1

II.   DESCRIPTION OF PLAN BENEFITS AND REQUIREMENTS ........................  1

      A.   Terms With Special Meanings .....................................  1
      B.   Participation ...................................................  3
      C.   Individual Accounts .............................................  3
      D.   Contributions ...................................................  4
      E.   Allocations .....................................................  6
      F.   Vesting .........................................................  9
      G.   Forfeitures ..................................................... 11
      H.   Distributions of Benefits ....................................... 11
      I.   Investment of Plan Assets ....................................... 14
      J.   Withdrawals ..................................................... 15
      K.   Loans ........................................................... 16
      L.   Insurance ....................................................... 16

III.  CLAIMS PROCEDURE ..................................................... 17

IV.   CHANGES TO THE PLAN .................................................. 17

      A.   Amendment of the Plan ........................................... 17
      B.   Termination of the Plan ......................................... 17
      C.   Merger, Consolidation or Transfer of the Plan ................... 17

V.    GENERAL INFORMATION .................................................. 18

VI.   NON-APPLICATION OF PBGC GUARANTEES ................................... 18

VII.  SPECIAL RIGHTS UNDER ERISA ........................................... 19

                                      MODEL
                         SUMMARY PLAN DESCRIPTION OF THE
                            [INSERT NAME OF EMPLOYER]
                           PROFIT SHARING/401(k) PLAN

                            (ADOPTION AGREEMENT #002)

I. INTRODUCTION

      [INSERT NAME OF EMPLOYER] (the "Employer") is pleased to be able to provide you with the [INSERT NAME OF EMPLOYER] Profit Sharing/401(k) Plan (the "Plan" or the "Profit Sharing/401(k) Plan"). The Plan is effective as of [INSERT EFFECTIVE DATE].

      The Plan is a defined contribution plan, to which the Employer makes contributions to an account held in your name. With this type of plan, the retirement benefit you receive will depend on the investment performance of the amounts that are in your account. The Plan is designed to provide retirement income to employees who remain with the Employer until retirement and to those who have a vested interest in their account when they terminate their employment with the Employer.

      Only the main features of the Plan are explained in this Summary Plan Description. Any questions which are not answered here should be referred to [INSERT NAME OF DEPARTMENT OR PERSONNEL RESPONSIBLE FOR PARTICIPANT INFORMATION]. If there is any inconsistency between the Plan as described in this Summary Plan Description and the Plan document itself, the terms of the Plan document will govern. Copies of the Plan document and the Trust Agreement are available for your inspection during regular working hours.

II. DESCRIPTION OF PLAN BENEFITS AND REQUIREMENTS

      A. Terms With Special Meanings

            Certain words and terms used in this Summary have special meanings. Many of these terms are defined in this section, while others are explained in the text of the Summary. To assist you in identifying these terms within the text, they are capitalized.

            1. Beneficiary. Your designated Beneficiary is the person you name to receive your benefit distribution in the event of your death. If you are married, you will need written consent from your spouse to name someone other than your spouse as your Beneficiary.

            2. Break in Service. A Break in Service occurs if you complete less than 501 Hours of Service with the Employer during a Plan Year.

            3. Compensation. Compensation is the total compensation paid to you by the Employer during any portion of a Plan Year during which you were a Plan Participant. If you are self-employed, your Compensation is your earned income less your deductible contributions to any qualified retirement plans. Compensation is limited to a maximum dollar amount established under the Internal Revenue Code.

            4. Elective Deferrals. Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash Compensation and that are made pursuant to a salary reduction agreement.

            5. Hours of Service. Each hour for which you are paid or entitled to be paid by the Employer. In addition, uncompensated authorized leaves of absence that do not exceed two years, military leave while your reemployment rights are protected by law, and absences from work for maternity or paternity reasons may be credited as Hours of Service for the purpose of determining whether you had a Break in Service.

            6. Matching Contributions. Contributions made to the Plan by the Employer by reason of the Participant's Elective Deferrals.

            7. Participant. A Participant is an employee who has met the requirements for participating in this Plan, and whose account has been neither completely forfeited nor distributed.

            8. Plan Year. The Plan Year is the 12-month period ending on the date shown in section V of this Summary.

            9. Sponsor. The Sponsor is the organization which has made this Plan available to the Employer.

            10. Trust. The Trust is a fund maintained by the Trustee for the investment of Plan assets, including the amount in your account.

            11. Year of Service. A Year of Service is the applicable 12-month period during which you complete [INSERT NUMBER OF HOURS] or more Hours of Service. For eligibility purposes, the applicable 12-month period is your first year of employment or any Plan Year. For vesting purposes, the applicable 12-month period is the Plan Year.

      B. Participation

            You will be eligible to participate in the Plan after you have met the following eligibility requirements: [CHECK ALL APPLICABLE ITEMS]

            |_|   You have reached age [INSERT AGE].

            |_|   You have completed one Year of Service.

            |_|   You are not a member of a collective bargaining unit.

            |_|   You are not a nonresident alien.

            The first entry date, or date in which you can first participate in the Plan if you meet these requirements, is [INSERT EFFECTIVE DATE]. Thereafter, the entry date(s) will be [INSERT DATES OF THE FIRST DAY OF THE PLAN YEAR AND THE FIRST DAY OF THE SEVENTH MONTH OF THE PLAN YEAR] of each year.

            Once you become a Participant, you will remain a Participant as long as you do not incur a Break in Service. If you do incur a Break in Service, and are later reemployed by the Employer, you will be reinstated as a Participant and any previous Hours of Service will be reinstated as of the date of your reemployment.

      C. Individual Accounts

            A separate account will be maintained for you within the Plan. This account will be further divided into subaccounts, which will be credited with the different types of contributions that are described in the next section. The subaccounts that will be maintained for you are as follows:

            1. Profit Sharing Contribution Subaccount. This subaccount will be credited with your share of Employer profit sharing contributions, forfeitures (if any), distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            2. Nondeductible Voluntary Contribution Subaccount. This subaccount will be credited with your voluntary employee contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            3. Elective Deferral Subaccount. This subaccount will be credited with your elective deferral contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            4. Qualified Nonelective Contribution Subaccount. This subaccount will be credited with your share of the Employer's qualified nonelective contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            5. Matching Contribution Subaccount. This subaccount will be credited with your share of the Employer's matching contributions, any distributions from this subaccount, and the earnings and losses attributable to this subaccount.

            6. Trustee Transfer and Rollover Subaccounts. These subaccounts will be credited with any rollover contributions or transfer contributions you may make to the Plan, any distributions from the subaccount, and the earnings and losses attributable to the subaccount.

      D. Contributions

            1. Employer Contributions. The Employer will make the following types of contributions. These contributions will be allocated to the appropriate subaccounts within your account: [CHECK APPLICABLE ITEMS]

           |_|    a.    Profit Sharing Contributions. The Employer will make
                        profit sharing contributions to the Plan each Plan Year in accordance with the following contribution formula:

                  |_| Contributions will be made in an amount to be determined each year by the Employer.

                  |_| Contributions will be made in an amount equal to [INSERT CONTRIBUTION PERCENTAGE] of each Participant's Compensation, plus any discretionary amount the Employer may choose to contribute.

           |_|    b.    Matching Contributions. The Employer will make Matching
                        Contributions each Plan Year in accordance with the following contribution formula: [CHECK ONE OF THE
                        FOLLOWING]

                  |_| Contributions will be made in an amount equal to [INSERT CONTRIBUTION PERCENTAGE] of the Elective Deferrals made by each Participant.

                  |_| Contributions will be made in an amount equal to [INSERT CONTRIBUTION PERCENTAGE] of the Elective Deferrals made by each Participant up to the first [INSERT PERCENTAGE] of the

                        Participant's Compensation plus [INSERT PERCENTAGE] of the Participant's Elective Deferrals.

                        NOTE: These contributions are subject to maximum limitations as provided in the Plan and the Internal Revenue Code.

            2. Employee Contributions. [CHECK THE FOLLOWING ITEM IF YOUR PLAN PERMITS VOLUNTARY EMPLOYEE CONTRIBUTIONS]:

           |_|    a.    Voluntary Nondeductible Employee Contributions. To
                        increase your retirement benefits from this Plan, you may choose to make voluntary contributions to the Plan of up to [INSERT MAXIMUM VOLUNTARY EMPLOYEE CONTRIBUTION
                        PERCENTAGE] of your Compensation. The minimum contribution you must make if you choose to make a voluntary contribution is as follows: [CHECK ONE OF THE
                        FOLLOWING ITEMS]

                  |_| The minimum voluntary contribution is [INSERT MINIMUM VOLUNTARY CONTRIBUTION PERCENTAGE]

                  |_|   There is no minimum voluntary contribution.

                  b. Elective Deferrals. A Participant may elect to defer [INSERT CONTRIBUTION PERCENTAGE] of his compensation, bonuses or other nonregular compensation that would otherwise be payable to him. Elective Deferrals will be made through the direct reduction of compensation in each payroll period during which the election is in effect. Participants may change the amounts designated to be deducted in accordance with the Plan provisions.

                  c. Rollover Contributions and Direct Transfers. If you have participated in other pension or profit sharing plans, you will be permitted to make a rollover contribution to the Plan of certain amounts you may receive from those other plans.

            You will also be permitted, with the approval of the Plan Administrator, to authorize a direct transfer to the Plan of amounts that are attributable to your participation in other pension or profit sharing plans.

      E. Allocations

            1. Eligibility for Allocations. Each Plan Year the Employer will make a profit sharing contribution to the Plan in accordance with the formula described in the previous section. Your account will be allocated a share of that contribution

            |_| Unless you terminate your employment during the Plan Year with not more than [insert Hours of Service requirement] Hours of Service and you are not an employee as of the last day of the Plan Year. (You will receive an allocation, however, if you die, retire or become disabled during the Plan Year).

Under some circumstances, special minimum allocation rules may result in your receiving an allocation, even if you do not meet any of the requirements set forth above.

            2. Amount of Allocation. If you are eligible, your account will be credited with a portion of the profit sharing contribution as follows: [CHECK ONE OF THE FOLLOWING ITEMS]

            [Choose if your plan is not integrated with Social Security]

            |_| Your account will be credited with a portion of the profit sharing contribution that is equal to the ratio of your Compensation to the Compensation of all Participants for such year.

                  For example, if your Compensation for a Plan Year was $10,000 and the total Compensation of all Participants was $100,000, your account would be credited with $10,000/$100,000 = 1/10 of the total contribution made by the Employer for that Plan Year.

            [Choose If Your Plan Is Integrated With Social Security]

            |_| Profit Sharing Contributions will be allocated to eligible Participants in four steps as follows:

                  Step One: Your account will be credited with a portion of the Profit Sharing Contribution that is equal to the ratio of your Compensation to the Compensation of all Participants for such year (just as if the Plan were not integrated with Social Security), but only up to a maximum of three percent of each Participant's Compensation.

                  Step Two: Your account will be credited with a portion of the balance of the Profit Sharing Contribution (after the allocation in Step One) that is equal to the ratio of your Compensation in excess of the Plan's Integration Level to the Compensation in excess of the Plan's Integration Level of all Participants for such year, but only up to a maximum of three percent of any Participant's Compensation in excess of the Plan's Integration Level.

                  For example, if the Plan's Integration Level were $51,300 and your Compensation were $61,300, your Compensation in excess of the Integration Level would be $10,000. If the total Compensation in excess of the Integration Level of all Participants were $70,000, your account would be credited with $10,000/$70,000 = 1/7 of the total allocation made under Step Two (but only up to a maximum of three percent of your Compensation in excess of the Plan's Integration Level, or $300).

                  Step Three: Your account will be credited with a portion of the balance of the Profit Sharing Contribution (after the allocations in Step One and Step Two) that is equal to the ratio that the sum of your Compensation plus your Compensation in excess of the Plan's Integration Level bears to the sum of all Participant's Compensation plus their Compensation in excess of the Plan's Integration Level for such year, up to a maximum of the Maximum Profit Sharing Disparity Rate.

                  The Maximum Profit Sharing Disparity Rate is 2.7 percent if the Integration Level equals the annual earnings subject to Social Security (FICA) tax (the taxable wage base). If the Integration Level is lower (see below), then the Maximum Profit Sharing Disparity Rate is determined by the following formula:

                  If the Integration is:
                                                           The Applicable
                  More Than         But Not More Than      Percentage Is:
                  ---------         -----------------      --------------
                  $0                X                      2.7%
                  X */ of TWB       80% of TWB             1.3%
                    -
                  80% of TWB        Y **/                  2.4%
                                      --

                  */    X = the  greater of $10,000 or 20% of the Taxable Wage
                  -     Base.

                  **/   Y = any amount more than 80% of the Taxable Wage Base
                  --    but less than 100% of the Taxable Wage Base.

                       "TWB" means the Taxable Wage Base.

                  For example, if the Maximum Profit Sharing Disparity Rate is
                  2.7 percent, your Compensation is $61,300, the Plan's Integration Level is $51,300, the total Compensation of all Participants is $700,000 and the Compensation of all

                  Participants that is in excess of the Plan's Integration Level is $70,000, then the ratio applied under Step Three would be:

                  (61,300 + 10,000)/(700,000 + 70,000) = 9.25%

                  However, this exceeds the Maximum Profit Sharing Disparity Rate, so 2.7 percent is applicable instead.

                  Step Four: Your account will be credited with a portion of the balance of the Profit Sharing Contribution (after the allocations in Step One, Step Two and Step Three) that is equal to the ratio of your Compensation to the Compensation of all Participants for such year.

                  The Plan's Integration Level is equal to: [CHECK ONE OF THE FOLLOWING ITEMS]

                  |_| The taxable wage base, which is the annual earnings subject to Social Security (FICA) tax.

                  |_|   A dollar amount equal to [INSERT $ AMOUNT].

                  |_| A percentage of the taxable wage base equal to _____% of the annual earnings subject to Social Security (FICA) tax.

Under some circumstances, special minimum allocation rules may result in your receiving a larger allocation than you normally would. The amount that can be allocated to your account in any Plan Year, including forfeitures (if any), is limited by rules applying to all qualified plans.

      F. Vesting

            Vesting refers to the nonforfeitable interest you have in each of your subaccounts. In other words, your vested interest in your account is the amount you will receive when your account is distributed to you.

      You will always have a 100% vested and nonforfeitable interest in the amounts you have in your:

      o     Trustee transfer and rollover subaccounts.

      o     Elective Deferral subaccount.

      [CHECK THE FOLLOWING ITEM ONLY IF YOUR PLAN PERMITS VOLUNTARY EMPLOYEE CONTRIBUTIONS]:

      |_|   Nondeductible voluntary contribution subaccount.

      You will earn a vested interest in your profit sharing contribution and Matching Contribution subaccounts in accordance with the following: [CHECK ONE OF THE FOLLOWING ITEMS]:

      |_| You will always have a 100% vested and nonforfeitable interest in your profit sharing and Matching Contribution subaccounts.

      |_| You will have a 100% vested and nonforfeitable interest in your profit sharing and Matching Contribution subaccounts in the event of any of the following:

            you reach your retirement date

            you die or become disabled

      Otherwise, you will earn a vested interest in your profit sharing and Matching Contribution subaccounts in accordance with the following schedule:
[CHECK ONE OF THE FOLLOWING ITEMS]

      |_|   Years of Service     Vested Percentage
            ----------------     -----------------
            1 year                        0%
            2 years                      20%
            3 years                      40%
            4 years                      60%
            5 years                      80%
            6 or more years             100%

            For example, if you are employed for six years, you will be entitled to the entire amount in your profit sharing and Matching Contribution subaccounts. However, if you terminate employment with the Employer after only four years, even though you return to employment with the Employer six years later, you will be entitled to receive only 60% of that amount.

      |_| You will be 100% vested after three years of service. If you terminate employment prior to three years you will not have any vested amount in your profit sharing and Matching Contribution subaccounts.

      |_|   Years of Service     Vested Percentage
            ----------------     -----------------
            1 year                  ______%
            2 years                 ______% (not less than 20)
            3 years                 ______% (not less than 40)
            4 years                 ______% (not less than 60)
            5 years                 ______% (not less than 80)
            6 or more years         ______% (not less than 100)

      Any portion of your profit sharing and Matching Contribution subaccounts in which you do not have a vested interest will be forfeited by you as of the last day of the Plan Year in which your fifth consecutive Break in Service occurs.

      G. Forfeitures [CHECK ONE OF THE FOLLOWING ITEMS]:

      |_| You have a 100% vested and nonforfeitable interest in the amounts in your account at all times. You will therefore not be subject to forfeitures.

      |_| Forfeitures occur when you terminate employment before becoming fully vested in your account, as explained in the section on "Vesting." Effective for the first Plan Year beginning after 1984, any portion of your account that is not vested will be forfeited as of the last day of the Plan Year in which your fifth consecutive Break in Service occurs. Forfeited amounts will not be reinstated, even if you return to service with the Employer. Such forfeitures will be allocated among the profit sharing contributions.

      H. Distribution of Benefits.

            1. Eligibility for Distribution. You will be entitled to receive a distribution of the vested amounts in your account upon occurrence of any of the following:

            o Your termination of employment with the Employer for any reason.

            o     Your total and permanent disability.

            o     Your death.

            o     Termination of the Plan.

            o Your attainment of normal retirement age, which is: [CHECK ONE OF THE FOLLOWING ITEMS]

            |_|   Age [INSERT NORMAL RETIREMENT AGE].

            |_| Age [INSERT NORMAL RETIREMENT AGE] or the [INSERT ANNIVERSARY DATE] of the day you commenced participation in the Plan.

      [CHECK THE FOLLOWING IF YOUR PLAN PERMITS EARLY RETIREMENT]:

      |_| If you elect early retirement, attainment of your early retirement date, which is the first day of the month coincident with or next following the date you reach age [INSERT EARLY RETIREMENT AGE] and complete [INSERT NUMBER OF YEARS] Years of Service.

            2. Timing of Distributions. You will begin receiving benefit distributions in accordance with the following:

            o Generally, benefit distributions will commence not later than 60 days after the end of the Plan Year in which you become eligible to receive benefits.

            o In the event of your death, your spouse, if you are married, will generally be entitled to receive your benefit distribution. If you are unmarried, or if your spouse has given written consent, your designated Beneficiary will receive your benefit distribution. If you have no spouse or designated Beneficiary, your benefit distribution will go to your estate.

            o If you so elect, you may defer commencement of the distribution of your benefit beyond the date you first become eligible to receive that distribution, to a date which you may specify. The date you specify must not be later than the April 1 following the close of your taxable year in which you attain age 70 1/2.

      If you attained age 70 1/2 before January 1, 1988, special rules apply to your distributions.

      If you wish to receive benefit distributions before attaining age 59 1/2, you may be subject to a penalty tax, and you must notify the Plan Administrator in writing that you are aware of the consequences of this tax.

            3. Form of Distribution. If you are married, your benefit will automatically be distributed in the form of a joint and survivor annuity, unless you elect otherwise and your spouse consents in writing to one of the forms below. If you are unmarried, your benefit will automatically be distributed in the form of a life annuity, unless you elect any of the other distribution options listed below.

            o In a lump sum payment of cash, or a lump sum payment that includes an in-kind distribution of all mutual fund shares credited to your account.

            o In substantially equal monthly, quarterly, or annual installment payments of cash or distributions in kind of the mutual fund shares credited to your account, over a period of years not to exceed your life expectancy or the joint and survivor life expectancies of you and your Beneficiary.

            o In the form of an annuity, which is a level payment that you receive at a fixed interval over a specified period of time. If you are married, the annuity will automatically take the form of a joint and survivor annuity, unless you elect otherwise, and your spouse consents in writing, as described above. A joint and survivor annuity is an annuity paid over the lives of both you and your spouse. If your spouse survives you, the annuity payment your spouse will receive will be at least 50% of the annuity payment you received or would have received.

            o In monthly, quarterly, or annual installment payments of cash, or the distribution of shares in kind, so that the amount you receive each Plan Year is equal to the amount in your account at the beginning of that Plan Year divided by the joint and survivor life expectancy of you and your Beneficiary for that Plan Year. Your joint and survivor life expectancy will be recalculated each Plan Year so that benefit payments will continue through your life and that of your Beneficiary.

            4. Direct Rollovers

                  All benefits paid under the Plan (whether to a participant or a beneficiary) will be subject to income tax withholding. A payment from the Plan that is eligible for "rollover" can be taken in two ways. The payment can be either (1) paid in a "direct rollover;" or (2) paid directly to you. A rollover is a payment of Plan benefits to an individual retirement arrangement
(IRA) or to another employer plan. This choice will affect the tax you owe.

            If you choose a direct rollover:

            o the payment will not be taxed in the current year and no income tax will be withheld;

            o the payment will be made directly to the IRA or to another employer plan that accepts rollovers;

            o the payment will be taxed later when it is withdrawn from the IRA or the employer plan.

            If you choose to receive Plan benefits directly:

            o You will receive only 80% of the payment because the Plan administrator is required to withhold 20% of the payment and send it to the Internal Revenue Service as income tax withholding to be credited against your taxes;

            o The payment will be taxed in the current year unless it is rolled over. You might be able to use special tax rules that could reduce the tax that is owed. However, if you receive the payment before age 59 1/2, an additional 10% tax may have to be paid.

            o Within 60 days of receiving the payment it can be rolled over by paying it to an IRA or to another employer plan that accepts rollovers. The amount rolled over will not be taxed until it is withdrawn from the IRA or employer plan.

            o If you want to roll over 100% of the payment to an IRA or an employer plan, other money must be found to replace the 20% that was withheld. If only the 80% that is received is rolled over, you will be taxed on the 20% that was withheld and that is not rolled over.

      I. Investment of Plan Assets

            All contributions made to the Plan are kept in the Trust. A separate account, including all of the subaccounts described in the section on "Participant accounts," is maintained for you within that Trust. The assets of the Trust are invested as follows: [CHECK ONE OF THE FOLLOWING ITEMS]

      |_| All of the assets of the Trust are invested in shares or other investments offered by the Sponsor.

      |_| [INSERT PERCENTAGE] of the assets of the Trust are invested in shares or other investments offered by the Sponsor. The remaining assets are invested in such other investments as are acceptable to the Trustee.

      |_| You [INSERT "may" or "must"] direct the Plan Administrator to invest the amounts in the following subaccount in specified investments offered by the Sponsor: [CHECK THE APPLICABLE ITEMS]:

            |_| The amounts in your nondeductible voluntary contribution subaccount.

            |_|   The amounts in your elective deferral subaccount.

            |_|   The amounts in your profit sharing contribution subaccount.

            |_|   The amounts in your trustee transfer and rollover subaccounts.

            |_|   The amounts in your matching contribution subaccount.

            |_| The amounts in your qualified nonelective contribution subaccount.

      J. Withdrawals

            You may make the following types of withdrawals from your account:
[CHECK ALL APPLICABLE ITEMS]:

      |_| If you have made voluntary employee contributions to the Plan, you will be permitted to withdraw the amounts in your nondeductible voluntary contribution subaccount. If you are married, your spouse must consent to the withdrawal.

      |_| If you have made Elective Deferrals to the Plan, you will be permitted to withdraw the amounts in your Elective Deferral subaccount if you have reached age 59 1/2.

      |_| In the event of an immediate and heavy financial need due to the purchase of or imminent foreclosure upon or eviction from a primary resident, or the educational or medical expenses of you or a member of your immediately family, you will be permitted to make a hardship withdrawal of amounts credited to your Elective Deferral subaccount.

            Such withdrawals can only be made after prior withdrawal of all amounts in your nondeductible voluntary contribution subaccount and after exhausting all other reasonable sources of funds, such as distributions and nontaxable loans, from all of the employer's plans. The amount withdrawn cannot be greater than the amount of the immediate and heavy financial need. In addition, your ability to make future elective deferrals will be limited. If you are married, your spouse must consent to any withdrawals.

[CHECK THE FOLLOWING ITEM IF PLAN LOANS ARE PERMITTED]

|_|   K. Loans

            The Plan contains provisions that permit you to borrow from the Plan part of your vested interest in your account. Such a loan will not be made, however, if the total of all outstanding loans to you from all pension and profit sharing plans of the Employer exceed the lesser of $50,000 (taking into account the highest principal balance of any loan outstanding at any time during the preceding 12 months) or one-half of the value of your vested interest in your account.

            The Plan Administrator will set the terms of all loans. The maximum payment term for any loan will generally be five years.

[CHECK THE FOLLOWING ITEM IF YOUR PLAN PERMITS PARTICIPANTS TO PURCHASE LIFE INSURANCE]:

|_|   L. Insurance

            The Plan contains provisions permitting you to designate a portion of the amounts in your profit sharing contribution subaccount and matching contribution subaccount to purchase life insurance. The portion of your profit sharing contribution and matching contribution subaccounts which may be used to purchase life insurance is equal to [INSERT PERCENTAGE] of that subaccount.

III. CLAIMS PROCEDURE

      You or your Beneficiary may file a written claim for benefits under this Plan with the Plan Administrator at any time. If your claim is denied to any extent by the Plan Administrator, a written notification must be sent to you within 90 days. If you choose to appeal the decision, a request for review must be made in writing to the Plan Administrator within 60 days of receipt of written notification of the denial. Within 60 days after the appeal is filed, or within 120 days, if there are special circumstances involved, the Plan Administrator will issue a written decision.

IV. CHANGES TO THE PLAN

      A. Amendment of the Plan

            The Employer, together with the Sponsor, reserves the right to amend the Plan at any time. You will be kept informed of any material amendments to the Plan by updates to this Summary Plan Description.

      B. Termination of the Plan

            The Employer intends to continue this Plan indefinitely. However, the Employer reserves the right to terminate the Plan at any time. If a termination takes place, or if the Employer discontinues making contributions to the Plan, you will have a 100% vested and nonforfeitable interest in all of the amounts in your account. These amounts may be distributed to you at that time, or may be distributed in accordance with the benefit distribution rules.

      C. Merger, Consolidation or Transfer of the Plan

            In the event of the merger, consolidation or transfer of assets or liabilities of the Plan to any other plan, your benefits will not be decreased from what they would have been prior to such an event.

V.    GENERAL INFORMATION

      Name of Plan:           [INSERT NAME OF EMPLOYER] Profit Sharing/401(k)
                              Plan

      Employer:               [INSERT NAME, ADDRESS AND TELEPHONE NUMBER OF
                              EMPLOYER]

      Type of Plan:           Profit Sharing/401(k) Plan

      Type of Administration: Trusteed

      Employer's Fiscal Year: [INSERT EMPLOYER'S FISCAL YEAR]

      Plan Year End:          [INSERT PLAN YEAR END]

      Plan Administrator:     [INSERT NAME, ADDRESS AND TELEPHONE NUMBER OF
                              PLAN ADMINISTRATOR]

      Trustees:               [INSERT NAME, TITLE, ADDRESS AND PHONE NUMBER
                              OF PRINCIPAL PLACE OF BUSINESS OF EACH TRUSTEE]

      Agent for Service of
      Legal Process:          [INSERT NAME AND ADDRESS OF PERSON DESIGNATED
                              AS AGENT FOR SERVICE OF LEGAL PROCESS]

      Employer Identification
      Number:                 [INSERT EIN]

      Plan Number:            [INSERT PLAN NUMBER]

Also, a complete list of the employers and employee organizations sponsoring the Plan may be obtained by participants and beneficiaries upon written request to the Plan administrator, and is available for examination by participants and beneficiaries, as required by Labor Reg. ss.2520.104b-1 and ss.2520.104b-30.

VI. NON-APPLICATION OF PBGC GUARANTEES

      Because this Plan is a defined contribution plan, the benefits you will receive are exempt from and not insured by the Pension Benefit Guaranty Corporation.

VII. SPECIAL RIGHTS UNDER ERISA

      As a participant in the [INSERT NAME OF EMPLOYER] Profit Sharing/401(k) Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

o Examine, without charge, at the Plan Administrator's office and at other specified locations, all Plan documents, including insurance contracts, affecting the individual making the request, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

o Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

o Obtain a statement of the total value of your account under the Plan and your vested (nonforfeitable) portion of this account. This statement must be requested in writing and is not required to be given more than once a year. The Plan will provide the statement free of charge.

      In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. These people who operate your plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries. No one, including your Employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under this Plan or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

      Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.


                          INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) TRUST






                              Revised February 1990

                          INVESTMENT COMPANY INSTITUTE
                      PROTOTYPE PROFIT SHARING/401(k) TRUST

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I      ACCOUNTS

      1.1      Establishing Accounts....................................... 1
      1.2      Charges Against Accounts.................................... 1
      1.3      Prospectus to be Provided................................... 2

ARTICLE II     RECEIPT OF CONTRIBUTIONS.................................... 2

ARTICLE III    INVESTMENT POWERS OF THE TRUSTEE

      3.1      Investment of Account Assets................................ 3
      3.2      Directed Investments........................................ 3
      3.3      General Investment Powers................................... 5
      3.4      Investment in Combined Funds................................ 5
      3.5      Other Powers of the Trustee................................. 6
      3.6      General Powers.............................................. 7
      3.7      Valuation of Trust.......................................... 7
      3.8      Bonding..................................................... 7
      3.9      Duties not Assigned......................................... 7

ARTICLE IV     DISTRIBUTIONS FROM A PARTICIPANT'S ACCOUNT.................. 7

ARTICLE V      REPORTS OF THE TRUSTEE AND THE PLAN
                  ADMINISTRATOR............................................ 8

ARTICLE VI     TRUSTEE'S FEES AND EXPENSES OF THE TRUST.................... 8

ARTICLE VII    DUTIES OF THE EMPLOYER AND THE PLAN ADMINISTRATOR

      7.1      Information and Data to be Furnished the Trustee............ 9
      7.2      Limitation of Duties........................................ 9

ARTICLE VIII   LIABILITY OF THE TRUST

      8.1      Trustee's Liability......................................... 9

ARTICLE IX     DELEGATION OF POWERS

      9.1      Delegation by the Trustee...................................11
      9.2      Delegation with Employer Approval...........................12

ARTICLE X      AMENDMENT...................................................12

ARTICLE XI     RESIGNATION OR REMOVAL OF TRUSTEE...........................12

ARTICLE XII    TERMINATION OF THE TRUST

      12.1     Term of the Trust...........................................13
      12.2     Termination by the Trustee..................................13

ARTICLE XIII   MISCELLANEOUS

      13.1     No Diversion of Assets......................................14
      13.2     Notices.....................................................14
      13.3     Multiple Trustees...........................................14
      13.4     Conflict with Plan..........................................14
      13.5     Applicable Law..............................................14
      13.6     Returned Contributions......................................15
      13.7     General Undertaking.........................................15
      13.8     Invalidity of Certain Provision.............................15
      13.9     Counterpart Originals.......................................15

                                 TRUST AGREEMENT

      The Employer has established a Plan for the benefit of Participants therein pursuant to section 401 of the Internal Revenue Code of 1986. As part of the Plan, the Employer has requested such person or persons (individual, corporate, or other entity), as may be designated in the Adoption Agreement, to serve as Trustee pursuant to the Trust established for the investment of contributions under the Plan upon the terms and conditions set forth in this Trust Agreement.

      Unless the context of this Trust Agreement clearly indicates otherwise, the terms defined in ARTICLE 2 of the Plan entered into by the Employer, of which this Trust Agreement forms a part, shall, when used herein, have the same meaning as in the Plan.

                                    ARTICLE I
                                    ACCOUNTS

      1.1 Establishing Accounts. The Trustee shall open and maintain a Trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Plan Administrator shall, from time to time, give written notice to the Trustee as being Participants in the Plan. The Trustee shall also open and maintain such other subaccounts as may be appropriate or desirable to aid in the administration of the Plan. Separate subaccounts shall be maintained for each Participant and shall be credited with the contributions made by the Employer and with forfeitures allocated to each such Participant pursuant to the Plan (and all earnings thereon). If nondeductible voluntary contributions by Participants are permitted by the Plan, the Trustee shall open and maintain as a part of the Trust a separate subaccount for each Participant who makes such nondeductible voluntary contributions, each such subaccount to be credited with the Participant's voluntary contributions (and all earnings attributable to such contributions). If trustee transfers or rollover contributions from another qualified plan are received, the Trustee shall open and maintain a separate rollover subaccount for each Participant, each such subaccount to be credited with the Participant's trustee transfers or rollover contributions (and all earnings attributable to such contributions).

      1.2 Charges Against Accounts. Upon receipt of written instructions from the Administrator, the Trustee shall charge the appropriate subaccount of the Participant for any withdrawals or distributions made under the Plan and any forfeiture, which may be required under the Plan, of unvested interests attributable to Employer Contributions. The Plan Administrator will give written instructions to the Trustee specifying the manner in which Employer Contributions and any forfeiture of the nonvested portion of Accounts, as allocated by the Plan

Administrator in accordance with the provisions of the Plan, are to be credited to the various Accounts maintained for Participants.

      1.3 Prospectus to be Provided. The Plan Administrator shall ensure that a Participant who makes a nondeductible voluntary contribution has previously received or receives a copy of the then current prospectus relating to the Shares. Delivery of such a nondeductible voluntary contribution, pursuant to the provisions of the Plan by the Plan Administrator to the Trustee shall entitle the Trustee to assume that the Participant has received such a prospectus.

                                   ARTICLE II
                            RECEIPT OF CONTRIBUTIONS

      The Trustee shall accept and hold in the Trust contributions made by the Employer and Participants under the Plan. The Administrator shall give written instructions to the Trustee specifying the Participants' Accounts to which contributions are to be credited, the amount of each such credit which is attributable to Employer Contributions, and the amount, if any, which is attributable to the Participant's nondeductible voluntary contributions. If written instructions are not received by the Trustee, or if such instructions are received but are deemed by the Trustee to be unclear, upon notice to the Employer, the Trustee may elect to hold all or part of any such contribution in cash, without liability for rising security prices or distributions made, pending receipt by it from the Plan Administrator of written instructions or other clarification, or the Trustee may return the contribution to the Employer. If any contributions or earnings are less than any minimum which the then current prospectus for the Shares requires, the Trustee may hold the specified portion of contributions or earnings in cash, without interest, until such time as the proper amount has been contributed or earned so that the investment in the Shares required under the Plan may be made. All payments to the Trust shall be remitted in U.S. currency or other property to the Trustee at the address specified by it. Any payments not in U.S. currency may, in the sole discretion of the Trustee, be refused.

                                   ARTICLE III
                        INVESTMENT POWERS OF THE TRUSTEE

      3.1 Investment of Account Assets. The Trustee shall invest the amount of each contribution made hereunder and all earnings on the Trust in full and fractional Shares in accordance with the current prospectus for such Shares, in such amounts and proportions as shall from time to time be designated by the Plan Administrator on forms provided by the Sponsor, and shall credit such Shares to the Accounts of each Participant on whose behalf or by whom the contributions are made and any forfeitures are allocated. All dividends and capital gain distributions received on the Shares held by the Trustee in each Account, shall, if received in cash, be reinvested in such Shares in accordance with the current prospectus for such Shares and shall in any event be credited to such Account. If any distribution on Shares may be received at the election of the shareholder in additional Shares, the Trustee shall so elect. The Trustee shall deliver, or cause to be executed and delivered, to the Plan Administrator, all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to Shares held hereunder. The Trustee shall not vote any of the Shares held hereunder, except in accordance with the written instructions of the Plan Administrator. If no such written instructions are received, such Shares shall not be voted. The obligations of the Trustee hereunder may be delegated by it as provided in sections 9.1 and 9.2.

      The Trustee shall sell Shares and purchase Shares to accomplish any change in investments desired by the Employer as indicated on any amended Adoption Agreement or other instructions in accordance with the terms of the Plan.

      Notwithstanding the above, if periodic payments are being made to a Participant pursuant to ARTICLE IV hereof, any dividends received on Shares held in such Participant's Account, which dividends are invested at an offering price which includes a sales charge, need not be invested in additional Shares but may be held for distribution to the Participant in periodic payments. In such instances, the Trustee may make any election necessary to receive any such dividends in cash.

      3.2 Directed Investments. When so instructed by the Plan Administrator, the Trustee shall invest all or any portion of the individual Account of any Participant in accordance with the direction of the Employer or such Participant in lieu of participation in the general assets of the Trust. Such directed investments shall be accounted for separately for each Participant. Except as otherwise provided herein, the Trustee shall not have any discretion, and is specifically prohibited from exercising any control or discretion, with respect to such directed investments. Each Participant who directs the investment of his Account shall be solely and absolutely responsible for the investment or reinvestment of all directed investment assets held on his behalf in Trust, and, except as otherwise provided herein, the Trustee shall not question any such direction, review any securities or other such assets, or make suggestions with respect to the investment, retention or disposition of any such assets; provided that:

            (a) If any contributions are transmitted to or otherwise received or held as directed investment assets without investment directions from the Participant, the Trustee may retain such amounts in a noninterest-bearing savings account in a federally insured institution for the benefit of the Participant.

            (b) The Trustee may establish such reasonable rules and regulations, applied on a uniform basis to all Participants, with respect to the requirements for, and the form and manner of, effectuating any transaction with respect to directed investment assets including, without limitation, minimum amounts, rules applicable to conversion of directed investments into general assets of the Trust, and appropriate adjustments (based on fair market values) to Accounts to reflect any such conversion, as the Trustee shall determine to be consistent with the purposes of the Plan. Any such rules and regulations shall be binding upon all persons interested in the Trust.

            (c) The Trustee may establish a procedure for the periodic review of directed investment assets to determine, in light of the facts and circumstances reasonably known to it, whether any actual or proposed investment of such assets constitutes or would constitute a prohibited transaction as that term is defined in sections 406-408 of ERISA and the corresponding provisions of the Code. If the Trustee determines that any investment constitutes or would constitute a prohibited transaction, the Trustee shall promptly communicate this determination to the Plan Administrator, and shall recommend that the investment be prevented or disposed of, as the case may be, and may recommend any other action authorized or required by law, to prevent or remedy the transaction.

            (d) In accordance with and pursuant to uniform and nondiscriminatory rules established under and in accordance with the Plan, the Trustee may deny the Plan Administrator's application to allow a directed investment proposed by a Participant.

            (e) Notwithstanding anything herein to the contrary, in no event shall the Trustee engage in any transaction that would be prohibited under ERISA.

      3.3 General Investment Powers. Subject to any investment limitations or minimum requirements for investments in Shares imposed by the Sponsor, and subject to investment instructions given by the Employer, the Trustee shall be authorized and empowered to invest and reinvest all or any part of the Trust in any property, real or personal or mixed, including, but not being limited to, capital or common stock (whether voting or nonvoting or whether or not currently paying a dividend), preferred or preference stock (whether voting or nonvoting or whether or not currently paying a dividend), Shares of regulated investment companies, convertible securities, corporate and governmental obligations, leaseholds, ground rents, mortgages, and other interests in realty, trust, and participation certificates, oil, mineral or gas properties, royalty interests or rights, including equipment pertaining thereto, notes and other evidences of indebtedness or ownership, secured or unsecured, contracts, choses in action, and warrants, and other instruments entitling the owner thereof to subscribe to or purchase any of the aforesaid. Subject to any investment limitations or requirements imposed by the Sponsor relating to the type of permissible investments in the Trust or the minimum percentage of Trust assets to be invested in Shares, and subject to the provisions of ARTICLE VIII hereof, in making and retaining such investments and reinvestments pursuant hereto, the Trustee shall not be bound as to the character of any investments by any statute, rule of court, or custom governing the investment of Trust funds.

      3.4 Investment in Combined Funds. If the Trustee is a banking institution, subject to any investment limitations or minimum requirements for investment in Shares imposed by the Sponsor, and subject to investment instructions given by the Employer, it may, subject to the election of the Sponsor or the Employer, cause funds of this Trust to be invested in its commingled funds for qualified employee benefit plan trusts and such commingled funds are hereby adopted and made a part of the Plan of which this Trust is a part, and any funds of this Trust invested in any such commingled funds shall be subject to all the provisions thereof, as the same may be amended from time to time.

      3.5 Other Powers of the Trustee. The Trustee is authorized and empowered with respect to the Trust:

            (a) Subject to any investment limitations or minimum requirements for investment in Shares imposed by the Sponsor, and subject to investment instructions given by the Employer, to sell, exchange, convey, transfer, or otherwise dispose of, either at public or private sale, any property, real or personal or mixed, at any time held by it, for such consideration and on such terms and conditions as to credit or otherwise as the Trustee may deem best.

            (b) Subject to the provisions of section 3.1, to vote in person or by proxy any stocks, bonds, or other securities held by it; to exercise any options appurtenant to any stocks, bonds, or other securities, or to exercise any rights to subscribe for additional stocks, bonds, or other securities, and to make any and all necessary payments therefor, to join in, or to dissent from, and to oppose, the reorganizations, consolidation, liquidation, sale, or merger of corporations, or properties in which it may be interested as Trustee, upon such terms and conditions as it may deem wise.

            (c) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

            (d) To register any investment held in the Trust in the name of the Trust or in the name of a nominee, and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

            (e) To employ suitable agents and counsel (who may also be agents and/or counsel for the Employer or the Sponsor) and to pay their reasonable expenses and compensation.

            (f) To borrow or raise monies for the purpose of the Trust from any source and, for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust fund, but nothing herein contained shall obligate the Trustee to render itself liable individually for the amount of any such borrowing; and no person loaning money to the Trustee shall be bound to see to the application of money loaned or to inquire into the validity or propriety of any such borrowing.

      Each and all of the foregoing powers may be exercised without a court order or approval. No one dealing with the Trustee need inquire concerning the validity or propriety of anything that is done or need see to the application of any money paid or property transferred to or upon the order of the Trustee.

      3.6 General Powers. The Trustee shall have all of the powers necessary or desirable to do all acts, take all such proceedings, and exercise all such rights and privileges, whether or not expressly authorized herein, which it may deem necessary or proper for the administration and protection of the property of the Trust and to accomplish any action provided for in the Plan.

      3.7 Valuation of Trust. The Trustee, as of the Valuation Date, and at such other time or times as it determines, shall determine the net worth of the assets of the Trust. In determining such net worth, the assets of the Trust shall be evaluated at their fair market value and all expenses shall be deducted. The Trustee may adopt such methods of valuation as it deems advisable.

      3.8 Bonding. Except to the extent otherwise required by law, the Trustee shall not be required to obtain any bonds in connection with its duties hereunder. The cost of any bond obtained may be charged as an expense of the Trust, but if not so charged, shall be paid by the Employer.

      3.9 Duties not Assigned. The duties of the Trustee with respect to the Plan are limited to those assumed by the Trustee by the terms of this Trust. The Trustee shall not be deemed, by virtue hereof, to be the administrator or sponsor of the Plan, and shall not be responsible for filing reports, returns or disclosures with any government agency except as may otherwise be required by its duties as Trustee under applicable law.

                                   ARTICLE IV
                  DISTRIBUTIONS FROM A PARTICIPANT'S ACCOUNT

      Distributions from the Trust shall be made by the Trustee in accordance with proper written directions of the Plan Administrator in accordance with the provisions of section 15.2 of the Plan, and the Plan Administrator shall have the sole responsibility for determining that the directions given conform to provisions of the Plan and applicable law, including (without limitation) responsibility for calculating the vested interests of the Participant, for calculating the amounts payable to a Participant pursuant to ARTICLE 11 of the Plan, and for determining the proper person to whom benefits are payable under the Plan. Except to the extent otherwise provided in the Plan, the interest of Participants and Beneficiaries in the Trust and in the net earnings and profits thereof may not be assigned or used by a Participant or Beneficiary as collateral for a loan and shall not be subject to garnishment, attachment, levy or execution of any kind for the debts or defaults of the Trustee or of any person, natural or legal, having interest in the Trust.

                                    ARTICLE V
                REPORTS OF THE TRUSTEE AND THE PLAN ADMINISTRATOR

      The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements, and other transactions required to be performed hereunder with respect to the Trust. The Trustee shall file with the Plan Administrator a written report or reports reflecting the receipts, disbursements, and other transactions effected by it with respect to the Trust during such Plan Year and the assets and liabilities of the Trust at the close of the Plan Year. Such report or reports shall be open to inspection by any Participant for a period of one hundred eighty (180) days immediately following the date on which it is filed with the Plan Administrator. Except as otherwise prescribed by ERISA, upon the expiration of such one hundred eighty (180) day period, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations, or responsibilities as shown in or reflected by such report, except with respect to any such acts or transactions as to which the Plan Administrator shall have filed written objections with the Trustee within such one hundred eighty (180) day period, and except for willful misconduct or lack of good faith on the part of the Trustee.

                                   ARTICLE VI
                    TRUSTEE'S FEES AND EXPENSES OF THE TRUST

      The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be respectively established by it from time to time. The Trustee shall furnish the Employer with its current schedule of fees and shall give written notice to the Employer whenever its fees are changed or revised. Such fees, any taxes of any kind whatsoever which may be levied or assessed upon or in respect of the Trust, to the extent incurred by the Trustee and any and all expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, shall, unless paid by the Employer, be paid from the Trust in the manner provided in the Plan.

      Unless paid by the Employer, all fees of the Trustee and taxes and other expenses charged to a Participant's Account may be collected by the Trustee from the amount of any contribution to be credited or distribution to be charged to such Account or may be paid by redeeming or selling assets credited to such Account.

                                   ARTICLE VII
                DUTIES OF THE EMPLOYER AND THE PLAN ADMINISTRATOR

      7.1 Information and Data to be Furnished the Trustee. In addition to making the contributions called for in ARTICLE II hereof, the Employer, through the Plan Administrator, agrees to furnish the Trustee with such information and data relative to the Plan as is necessary for the proper administration of the Trust established hereunder.

      7.2 Limitation of Duties. Neither the Employer nor any of its officers, directors, or partners, nor the Plan Administrator shall have any duties or obligations with respect to this Trust Agreement, except those expressly set forth herein and in the Plan.

                                   ARTICLE VII
                             LIABILITY OF THE TRUST

      8.1 Trustee's Liability.

            (a) The Employer shall indemnify and save the Trustee (including its affiliates, representatives and agents) harmless from and against any liability, cost or other expense, including, but not limited to, the payment of attorneys' fees that the Trustee may incur in connection with this Trust Agreement or the Plan unless such liability, cost or other expense (whether direct or indirect) arises from the Trustee's own willful misconduct or gross negligence. The Employer recognizes that a burden of litigation may be imposed upon the Trustee as a result of some act or transaction for which it has no responsibility or over which it has no control under this Trust Agreement. Therefore, the Employer agrees to indemnify and hold harmless and, if requested, defend the Trustee (including its affiliates, representatives and agents) from any expenses (including counsel fees, liabilities, claims, damages, actions, suits or other charges) incurred by the Trustee in prosecuting or defending against any such litigation.

            (b) The Trustee shall not be liable for, and the Employer will indemnify and hold harmless the Trustee (including its affiliates, representatives and agents) from and against all liability or expense (including counsel fees) because of (i) any investment action taken or omitted by the Trustee in accordance with any direction of the Employer or a Participant, or investment inaction in the absence of directions from the Employer or a Participant or (ii) any investment action taken by the Trustee pursuant to an order to purchase or sell securities placed by the Employer or a Participant directly with a broker, dealer or issuer. It is understood that although, when the Trustee is subject to the direction of the Employer or a Participant the Trustee will perform certain ministerial duties with respect to the portion of the Fund subject to such direction (the "Directed Fund"), such duties do not involve the exercise of any discretionary authority or other authority to manage and control assets of the Directed Fund and will be performed in the normal course of business by officers and employees of the Trustee or its affiliates, representatives or agents who may be unfamiliar with investment management. It is agreed that the Trustee is not undertaking any duty or obligation, express or implied, to review, and will not be deemed to have any knowledge of or responsibility with respect to, any transaction involving the investment of the Directed Fund as a result of the performance of its ministerial duties. Therefore, in the event that "knowledge" of the Trustee shall be a prerequisite to imposing a duty upon or determining liability of the Trustee under the Plan or this Trust or any law or regulation regulating the conduct of the Trustee with respect to the Directed Fund, as a result of any act or omission of the Employer or any Participant, or as a result of any transaction engaged in by any of them, then the receipt and processing of investment orders and other documents relating to Plan assets by an officer or other employee of the Trustee or its affiliates, representatives or agents engaged in the performance of purely ministerial functions shall not constitutes "knowledge" of the Trustee.

            (c) Notwithstanding the foregoing provisions of this Trust Agreement, the Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any investments selected by the Trustee without specific direction from the Employer shall be selected to diversify the investments of the Trust fund so as to minimize the risk of large losses, unless in the circumstances it is clearly prudent not to do so. The Trustee shall perform its duties in accordance with this Trust Agreement insofar as this Trust Agreement is consistent with the provisions of ERISA. To the extent not prohibited by ERISA, the Trustee shall not be responsible in any way for any action or omission of the Employer or the Plan Administrator with respect to the performance of their duties and obligations set forth in the Plan. To the extent not prohibited by ERISA, the Trustee shall not be responsible for any action or omission of any of its agents, or with respect to reliance upon advice of its counsel (whether or not such counsel is also counsel to the Employer or to the Plan Administrator), provided that such agents or counsel were prudently chosen by the Trustee and that the Trustee relied in good faith upon the action of such agent or the advice of such counsel. The Trustee shall be indemnified and held harmless by the Employer against liability or losses occurring by reason of any act or omission of the Trustee under this Trust Agreement, unless such act or omission is due to its own willful nonfeasance, malfeasance, or misfeasance or other breach of duty under ERISA, to the extent that such indemnification does not violate ERISA or any other federal or state laws.

                                   ARTICLE IX
                              DELEGATION OF POWERS

      9.1 Delegation by the Trustee. With respect to Shares held by the Plan, the Trustee hereby delegates to the custodian or other agent designated by the Sponsor the functions designated in (a) through (d) hereunder, other than the investment, management or control of the Trust assets. With respect to assets other than Shares, the Trustee may delegate in writing pursuant to a procedure permitted and established by the Sponsor, to a person (individual, corporate, or other entity) designated by the Sponsor as an agent or custodian, any of the powers or functions of the Trustee hereunder other than the investment, management or control of the Trust assets, including (without limitation):

            (a) custodianship of all or any part of the assets of the Trust;

            (b) maintaining and accounting for the Trust and for Participants and other Accounts as a part thereof;

            (c) distribution of benefits as directed by the Plan Administrator; and

            (d) Preparation of the annual report on the status of the Trust.

      The agent or custodian so appointed may act as agent for the Trustee, without investment responsibility, for fees to be mutually agreed upon by the Employer and the agent or custodian and paid in the same manner as Trustee's fees. The Trustee shall not be responsible for any act or omission of the agent or custodian arising from any such delegation, except to the extent provided in section 8.1.

      9.2 Delegation with Employer Approval. The Trustee (whether or not a bank or trust company) and the Employer may, by mutual agreement, arrange for the delegation by the Trustee to the Plan Administrator or any agent of the Employer of any powers or functions of the Trustee hereunder other than the investment and custody of the Trust assets. The Trustee shall not be responsible for any act or omission of such person or persons arising from any such delegation, except to the extent provided in ARTICLE VIII.

                                    ARTICLE X
                                    AMENDMENT

      As provided in section 16.1 of the Plan, and subject to the limitations set forth therein, the prototype Adoption Agreement, Plan and Trust Agreement may be amended at any time, in whole or in part, by the Sponsor. The Trustee hereby delegates authority to the Sponsor, and to any successor Sponsor, to so amend the prototype Adoption Agreement, Plan and Trust Agreement and the Trustee hereby agrees that it shall be deemed to have consented to any amendment so made which does not increase the duties of the Trustee without its consent.

                                   ARTICLE XI
                        RESIGNATION OR REMOVAL OF TRUSTEE

      The Trustee may resign at any time upon thirty (30) days notice in writing to the Employer, and may be removed by the Sponsor or Employer at any time upon thirty (30) days notice in writing to the Trustee. Upon such resignation or removal, the Sponsor or Employer shall appoint a successor Trustee or Trustees. Upon receipt by the Trustee of written acceptance of such appointment by the successor Trustee, the Trustee shall transfer and pay over to such successor the assets of the Trust and all records pertaining thereto, provided that any successor Trustee shall agree not to dispose of any such records without the Trustee's consent. The successor Trustee shall be entitled to rely on all accounts, records, and other documents received by it from the Trustee, and shall not incur any liability whatsoever for such reliance. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Trust or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Trustee. Upon the assignment, transfer, and payment over of the assets of the Trust, and obtaining a receipt thereof from the successor Trustee, the Trustee shall be released and discharged from any and all claims, demands, duties, and obligations arising out of the Trust and its management thereof, excepting only claims based upon the Trustee's willful misconduct or lack of good faith. The successor Trustee shall hold the assets paid over to it under terms similar to those of this Trust Agreement under a trust that will qualify under section 401 of the Code. If within thirty (30) days after the Trustee's resignation or removal, the Employer or Sponsor has not appointed a successor Trustee which has accepted such appointment, the Trustee shall, unless it elects to terminate the Trust pursuant to ARTICLE XII, appoint such successor itself.

                                   ARTICLE XII
                            TERMINATION OF THE TRUST

      12.1 Term of the Trust. This Trust shall continue as to the Employer so long as the Plan is in full force and effect. If the Plan ceases to be in full force and effect, this Trust shall thereupon terminate unless expressly extended by the Employer.

      12.2 Termination by the Trustee. The Trustee may elect to terminate the Trust if within thirty (30) days after its resignation or removal pursuant to
ARTICLE XI the Employer or

Sponsor has not appointed a successor Trustee which has accepted such appointment. Termination of the Trust shall be effected by distributing all assets thereof to the Participants or other persons entitled thereto pursuant to the directions of the Plan Administrator (or, in the absence of such direction, as determined by the Trustee) as provided in section 16.3 of the Plan, subject to the Trustee's right to reserve funds as provided in ARTICLE XI hereof. Upon the completion of such distribution, the Trustee shall be relieved from all further liability with respect to all amounts so paid, other than any liability arising out of the Trustee's willful misconduct.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1 No Diversion of Assets. At no time shall it be possible for any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or revert to the Employer, except as specifically provided in the Plan or this Trust Agreement.

      13.2 Notices. Any notice from the Trustee to the Employer or from the Employer to the Trustee provided for in the Plan and Trust shall be effective if sent by first class mail to their respective last address of record.

      13.3 Multiple Trustees. In the event that there shall be two (2) or more Trustees serving hereunder, any action taken or decision made by any such Trustee may be taken or made by a majority of them with the same effect as if all had joined therein, if there be more than two (2), or unanimously if there be two (2).

      13.4 Conflict With Plan. In the event of any conflict between the provisions of the Plan and those of this Trust Agreement, the Plan shall prevail.

      13.5 Applicable Law. Except to the extent otherwise required by ERISA, as amended, this Trust Agreement shall be construed in accordance with the laws of the state where the Trustee has its principal place of business.

      13.6 Returned Contributions.

            (a) A contribution made by the Employer by a mistake of fact shall, if the Administrator so directs, be returned to the Employer within one (1) year after its payment. The Administrator shall, in its sole discretion, determine whether the contribution was made by mistake of fact based upon such evidence as it deems appropriate.

            (b) A contribution made by the Employer that is conditioned on deductibility under section 404 of the Code shall, to the extent such deduction is disallowed, be returned to the Employer within one (1) year after the disallowance, if the Administrator so directs.

      13.7 General Undertaking. All parties to this Trust and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of the Trust or any of its provisions.

      13.8 Invalidity of Certain Provisions. If any provision of this Trust shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Trust shall be construed and enforced as if such provisions had not been included.

      13.9 Counterpart Originals. This Trust may be executed in one or more counterpart originals.

      IN WITNESS WHEREOF, the Employer and the Trustee(s) have signed this Trust effective as of the date specified in the Adoption Agreement.


Attest:
                                    ------------------------------------------
                                     [NAME OF EMPLOYER]


                                 By:
-------------------------------     ------------------------------------------
Secretary                            President


                                    TRUSTEE(S)


                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------

                              )
                              )     ss
                              )

            I, ______________________________________, a notary public in and for the jurisdiction above named, do hereby certify that _______________________
________________________________________________________________________________
________________________________________________________________________________
did personally appear before me and do acknowledge that they executed the foregoing Trust as their free act and deed.

            Subscribed and sworn to before me this ___________ day of __________________________, 19_____.


                                    ------------------------------------------
                                     Notary Public


My Commission
Expires:_____________________________

                PROFIT SHARING/SECTION 401(k) ADOPTION AGREEMENT
                     FOR PROTOTYPE DEFINED CONTRIBUTION PLAN
                       #001 SPONSORED BY [Name of Sponsor]

                             Adoption Agreement #001

This is the Adoption Agreement for defined contribution plan #001 of basic plan document #02, which is a prototype profit sharing/section 401(k) plan.

NOTE: Before executing this Adoption Agreement, the Employer should consult with a tax advisor or attorney. Failure to properly complete this Adoption Agreement may result in Plan disqualification.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

The Employer hereby establishes a profit sharing/section 401(k) plan and trust upon the respective terms and conditions contained in the prototype defined contribution plan (the "Plan") and the Trust Agreement annexed hereto and appoints as Trustee of such trust the person(s) who have executed this Adoption Agreement evidencing their acceptance of such appointment. The Plan, the Trust Agreement, and the Custody Agreement, if applicable, shall be supplemented and modified by the terms and conditions contained in this Adoption Agreement and shall be effective on the Effective Date.

The Sponsor will inform the Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

I.    SPONSOR DATA

      A.    __________________________________________________________________
            Name of Sponsor (or authorized representative)

      B.    __________________________________________________________________
            Address
            __________________________________________________________________

      C.    __________________________________________________________________
            Telephone Number

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

II.   EMPLOYER DATA

      A.    __________________________________________________________________
            Name of Employer and Employer Identification Number

      B.    __________________________________________________________________
            Address
            __________________________________________________________________

      C.    __________________________________________________________________
            Telephone Number

      D.    __________________________________________________________________
            Employer's Taxable Year End

      E.    __________________________________________________________________
            Plan Year End

      F.    The Employer is: |_| a corporate entity

                             |_| a noncorporate entity

                             |_| a corporation electing to be taxed under
                                 Subchapter S

      G. The effective date will be the first day of the Plan Year in which the Plan is adopted.

      H.    If this is an amendment of an existing plan, complete the following:

            __________________________________________________________________
            Effective Date of Amendment (Should be first day of a Plan Year)

            __________________________________________________________________
            Name of Prior Plan

            __________________________________________________________________
            Effective Date of Prior Plan

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

III.  ELIGIBILITY

      Employees shall be eligible to participate in the Plan upon completion of the eligibility requirements (complete A and B) (Plan section 3.1):

      A.    Years of Service.  The Employee must complete [check one box]:

            |_|   One Year of Service.

            |_|   No service requirement.

      B.    Age. The Employee must attain age _____ (not greater than age 21).

            NOTE: For purposes of this section III, the term "Employee" includes all employees of this Employer or any employer aggregated with this Employer under sections 414(b), (c), (m) or (o) of the Code and individuals who are Leased Employees required to be considered Employees of any such employer under section 414(n) or (o) of the Code.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

IV.   CREDITED SERVICE

      The Plan provides that a Year of Service requires at least 1,000 hours during any Plan Year. No credit will be given for service with a predecessor employer except that if this is a continuation of a predecessor plan, service under the predecessor plan must be counted.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

V.    COMPENSATION

      A.    Compensation (choose 1 or 2) (Plan section 2.7):

      |_|   1.    shall include

      - or -

      |_|   2.    shall not include

      Employer Contributions made pursuant to a salary reduction agreement which are not includable in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

      B. The effective date of the election in A. above shall be ____________________ (but not earlier than the first day of the first Plan Year beginning after 1986).

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

VI.   CONTRIBUTIONS

      A.    Matching Contributions  (Plan section 4.1(b)):

            The Employer shall make a Matching Contribution equal to ____% of the Elective Deferrals made by each Participant up to the first ____% of such Participant's Compensation plus ____% of each such Participant's additional Elective Deferrals.

            NOTE: These contributions are subject to maximum limitations on contributions as provided in the Plan and the Internal Revenue Code. Employer Contributions, Elective Deferrals and Matching Contributions in the aggregate may not exceed 15% of all Participants' Compensation. Additional limitations are included in the Plan where the Employer also has another qualified retirement plan. An individual Participant's limit on contributions and forfeitures, per year, is generally the lesser of 25% of compensation or $30,000.

            NOTE: Minimum allocations may be required to Participants who do not receive an allocation of 3% of their Compensation. To the extent required, these allocations shall be provided by a separate profit sharing contribution from the Employer.

      B.    Elective Deferrals  (Plan section 4.4)

            Elective Deferrals not in excess of ____________% of a Participant's Compensation shall be contributed in accordance with a compensation reduction agreement signed by the Participant.

            NOTE: The aggregate Elective Deferrals of a Participant for any taxable year of that Participant shall be limited to $7,000, with such amount adjusted for cost-of-living to the extent permitted under sections 402(g)(5) and 415(d) of the Code.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

VII.  DISTRIBUTIONS

      A.    Normal Retirement Age is (choose 1 or 2) (Plan section 2.30):

      |_|   1.    The date a Participant reaches age ___ (not more than 65 or less than 55). If no age is indicated, normal retirement age shall be 65.

      - or -

      |_|   2.    The later of age ____ (not more than 65) or the _____ (not more than 5th) anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

VIII. CLAIM FOR EXCESS ELECTIVE DEFERRALS (Plan section 4.9)

      Participants who claim excess Elective Deferrals for the preceding calendar year must submit their claims in writing to the Plan Administrator by March 15.

      NOTE: Excess Elective Deferrals distributed after April 15 are not only includable in the Participant's gross income for the taxable year made, but are also includable in income again in the year distributed.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

IX.   OPTIONAL FEATURES

      A.    Hardship Withdrawals (choose 1 or 2) (Plan section 12.3):

      |_|   1.    Hardship withdrawals will be permitted.

      - or -

      |_|   2. Hardship withdrawals will not be permitted.

      B.    Loans to Participants are not permitted (Plan ARTICLE 13).

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

X.    VESTING

      A Participant shall be fully (100%) vested in Employer Contributions upon his commencement of participation in the Plan (Plan section 8.3).

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XI.   INVESTMENT CHOICES

|_|   [A.   Investments  of  Trust  assets  may be  selected  only  from
            Shares or other investments offered by the Sponsor.]

|_|   [B.   % of the Trust  assets  must be  invested in Shares or other investments offered by the Sponsor with the remainder in such other investments as may be acceptable within the discretion of the Trustee.]

|_|   [C.   50% of the Trust  assets must be invested in Shares or other investments offered by the Sponsor with the remainder in such other investments as may be acceptable within the discretion of the Trustee.]

|_|   [D.   25% of the Trust  assets must be invested in Shares or other investments offered by the Sponsor with the remainder in such other investments as may be acceptable within the discretion of the Trustee.]

            NOTE: The Sponsor may impose additional limitations relating to the type of permissible investments in the Trust (Plan section 7.3).

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XII.  INVESTMENT AUTHORITY  (Plan section 7.2)

      Contributions to the Plan shall be invested by the Trustee in accordance with instructions of the Employer or Plan Administrator except that each Participant shall direct that amounts voluntarily contributed by such Participant pursuant to sections 4.3 and 4.4 of the Plan, rollover contributions pursuant to section 4.5 of the Plan, and direct transfers pursuant to section 4.6 of the Plan, if any, and Employer Contributions on the Participant's behalf shall be invested in specified investments offered by the Sponsor. Participants may make or change such directions by giving written notice to the Plan Administrator. Reasonable restrictions may be imposed on this privilege by the Plan Administrator or the Sponsor for purposes of administrative convenience.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XIII. TOP-HEAVY PROVISIONS

      Participants who are eligible to receive the minimum allocation provided by section 5.2 of the Plan shall receive a minimum allocation of contributions and forfeitures under this Plan equal to three percent (3%) of Compensation, or if lesser, the largest percentage of Compensation allocated on behalf of any Key Employee for the Plan Year.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XIV.  ALLOCATION LIMITATIONS

      COMPLETE THIS SECTION ONLY IF YOU MAINTAIN OR EVER MAINTAINED ANOTHER QUALIFIED PLAN IN WHICH ANY PARTICIPANT IN THIS PLAN IS (OR WAS) A PARTICIPANT OR COULD BECOME A PARTICIPANT. THIS SECTION MUST ALSO BE COMPLETED IF THE EMPLOYER MAINTAINS A WELFARE BENEFIT FUND, AS DEFINED IN
      SECTION 419(e) OF THE CODE, OR AN INDIVIDUAL MEDICAL ACCOUNT, AS DEFINED IN SECTION 415(l)(2) OF THE CODE, UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS WITH RESPECT TO ANY PARTICIPANT IN THIS PLAN.

      A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer other than a master or prototype plan (choose 1 or 2) (Plan section 6.3).

      |_|   1.    The provisions of section 6.2 will apply as if the other
                  plan were a master or prototype plan.

      - or -

      |_|   2.    (On an attachment, provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion).

      B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, attach an explanation of the method under which the plan involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XV.   ADMINISTRATION

      A. The Plan administrator will be (choose [1], [2], [3], or [4]) (Plan sections 2.34 and 15.4):

      |_|   [1.   The Trustee]

      NOTE: If the Trustee designated in section XVI of this Adoption Agreement is the Sponsor's designated Trustee, it may not be appointed as Plan Administrator.

      - or -

      |_|   [2.   The Employer]

      - or -

      |_|   [3.   An individual Plan Administrator designated by the Employer:

            Name:    _________________________________________________________

            Address: _________________________________________________________]

      |_|   [4.   A committee of two or more Employees designated by the
            Employer:

                  ____________________________________________________________
                  Name & Title


                  ____________________________________________________________
                  Signature

                  ____________________________________________________________
                  Name & Title


                  ____________________________________________________________
                  Signature

                  ____________________________________________________________

                  Name & Title


                  ____________________________________________________________]
                  Signature

                  NOTE: If no Plan Administrator has ben designated or serving at any time, the Employer will be deemed the Plan Administrator. (Plan section 15.4).

      B. The Plan Administrator (including all members of a committee, if a committee is named) is a Named Fiduciary for the Plan. If other persons are also to be Named Fiduciaries, their names and addresses are:

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

      C. The Named Fiduciaries have all of the powers set forth in the Plan. If any powers or duties are to be allocated among them, or delegated to third parties, indicate below what the powers or duties are and to whom they are to be delegated (Plan section 15.3):

                     _________________________________________________________

                     _________________________________________________________

                     _________________________________________________________

                     _________________________________________________________

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XVI.  THE TRUSTEE

      [A. The Employer hereby appoints the following to serve as Trustee (Plan section 2.45):

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee]

      [B. The Employer hereby appoints the Sponsor's designated trustee(s) to serve as Trustee(s):

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XVII. EMPLOYER SIGNATURE

      The Employer acknowledges receipt of the current prospectus of the investment companies designated by the Employer for its initial investments under the Plan and represents that it has delivered a copy thereof to each Participant in the Plan, and that it will deliver to each Participant making contributions and each new Participant, a copy of the then current prospectus of such investment companies. The Employer further represents that the information in this Adoption Agreement shall become effective only when approved and countersigned by the Trustee. The right to reject this Adoption Agreement for any reason is reserved.

      This Adoption Agreement must be used only in conjunction with basic plan document #02.

      NOTE: An Employer who has ever maintained or who later adopts any plan (including, after December 31, 1985, a welfare benefit fund, as defined in section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in section 419A(d)(3) of the Code or an individual medical account, as defined in section 415(l)(2) of the Code) in addition to this Plan, may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the plans are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

      This Adoption Agreement consists of 13 pages.

      IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed by its duly authorized officers this __________ day of _________________________, ______.


                                    __________________________________________
                                                (Name of Employer)


                              By:   __________________________________________
                                                 (Name and Title)

                PROFIT SHARING/SECTION 401(k) ADOPTION AGREEMENT
                     FOR PROTOTYPE DEFINED CONTRIBUTION PLAN
                       #002 SPONSORED BY [Name of Sponsor]

                             Adoption Agreement #002

This is the Adoption Agreement for defined contribution plan #002 of basic plan document #02, which is a prototype profit sharing/section 401(k) plan.

NOTE: Before executing this Adoption Agreement, the Employer should consult with a tax advisor or attorney. Failure to properly complete this Adoption Agreement may result in Plan disqualification.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

The Employer hereby establishes a profit sharing/section 401(k) plan and trust upon the respective terms and conditions contained in the prototype defined contribution plan (the "Plan") and the Trust Agreement annexed hereto and appoints as Trustee of such trust the person(s) who have executed this Adoption Agreement evidencing their acceptance of such appointment. The Plan, the Trust Agreement, and the Custody Agreement, if applicable, shall be supplemented and modified by the terms and conditions contained in this Adoption Agreement and shall be effective on the Effective Date.

The sponsor will inform the Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

I.    SPONSOR DATA

      A.    __________________________________________________________________
            Name of Sponsor (or authorized representative)

      B.    __________________________________________________________________
            Address
            __________________________________________________________________

      C.    __________________________________________________________________
            Telephone Number

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

II.   EMPLOYER DATA

      A.    __________________________________________________________________
            Name of Employer and Employer Identification Number

      B.    __________________________________________________________________
            Address
            __________________________________________________________________

      C.    __________________________________________________________________
            Telephone Number

      D.    __________________________________________________________________
            Employer's Taxable Year End

      E.    __________________________________________________________________
            Plan Year End

      F.    The Employer is: |_| a corporate entity

                             |_| a noncorporate entity

                             |_| a corporation electing to be taxed under
                                 Subchapter S

      G. The effective date will be the first day of the Plan Year in which the Plan is adopted.

      H.    If this is an amendment of an existing plan, complete the following:

            __________________________________________________________________
            Effective Date of Amendment (Should be first day of a Plan Year)

            __________________________________________________________________
            Name of Prior Plan

            __________________________________________________________________
            Effective Date of Prior Plan

      I.    __________________________________________________________________
            Limitation Year, if different from E. above

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

III.  ELIGIBILITY

      Employees shall be eligible to participate in the Plan upon completion of the eligibility requirements (complete A and B) (Plan section 3.1):

      A.    Years of Service. The Employee must complete [check one box]:

            |_|   One Year of Service.

            |_|   No service requirement.

      B.    Age. The Employee must attain age __________ (not greater than age
            21).

      C. The following Employees will not be eligible to participate in the Plan (Plan section 3.1):

            |_| Union Employees. Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and Employee representatives (as defined in section 3.1(b)(i) of the Plan), if retirement benefits were the subject of good faith bargaining.

            |_| Nonresident Aliens. Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

                  For purposes of this section III, the term "Employee" includes all employees of this Employer or any employer aggregated with this Employer under sections 414(b), (c), (m) or (o) of the Code and individuals who are Leased Employees required to be considered Employees of any such employer under section 414(n) or (o) of the Code.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

IV.   CREDITED SERVICE

      A. The Plan provides that a Year of Service requires at least 1,000 hours during any Plan Year. If a lower number of hours is desired, state the number here: _____ (Plan section 2.48).

      B. The Plan permits Hours of Service to be determined by the use of service equivalencies under one of the methods selected below (choose one method) (Plan section 2.23):

      |_|   1.    On the basis of actual hours for which an Employee is paid or entitled to payment.

      |_|   2.    On the basis of days worked. An Employee will be credited
                  with 10 Hours of Service if under section 2.23 of the Plan such Employee would be credited with at least one Hour of Service during the day.

      |_|   3.    On the basis of weeks worked. An Employee will be credited with 45 Hours of Service if under section 2.23 of the Plan such Employee would be credited with at least one Hour of Service during the week.

      |_|   4.    On the basis of semi-monthly payroll periods. An Employee
                  will be credited with 95 Hours of Service if under section
                  2.23 of the Plan such Employee would be credited with at least one Hour of Service during the semi-monthly payroll period.

      - or -

      |_|   5.    On the basis of months worked. An Employee will be credited with 190 Hours of Service if under section 2.23 of the Plan such Employee would be credited with at least one Hour of Service during the month.

      C. Service with a predecessor employer (choose 1 or 2) (Plan sections 3.3 and 8.5):

      |_|   1.    No credit will be given for service with a predecessor
                  employer.

      - or -

      |_|   2.    Credit will be given for service with the following
                  predecessor employer(s):

                  ____________________________________________________________

                  ____________________________________________________________

                  NOTE: The Plan provides that if this is a continuation of a predecessor plan, service under the predecessor plan must be counted.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

V.    COMPENSATION

      A.    Compensation (choose 1 or 2) (Plan section 2.7):

      |_|   1.    shall include

      - or -

      |_|   2.    shall not include

      Employer Contributions made pursuant to a salary reduction agreement which are not includable in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

      B. The effective date of the election in A. above shall be _______________ (but not earlier than the first day of the first Plan Year beginning after 1986).

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

VI.   CONTRIBUTIONS

      A. Employer Contributions Other Than Matching Contributions (choose 1 or 2) (Plan section 4.1(a)):

      |_|   1.    Discretionary, pursuant to Employer resolution. If no
                  resolution is adopted, then _____% of each Participant's
                  Compensation.

      - or -

      |_|   2.    _____% of a Participant's Compensation, plus discretionary amounts, if any, made by Employer resolution.

      B.    Matching Contributions (choose (1) or (2)) (Plan section 4.1(b))

      |_|   1.    The Employer shall make a Matching Contribution equal to
                  _______% of the Elective Deferrals made by each Participant

      - or -

      |_|   2.    The Employer shall make a Matching Contribution equal to
                  _____% of the Elective Deferrals made by each Participant up to the first _____% of such Participant's Compensation plus
                  _____% of each Participant's additional Elective Deferrals.

                  NOTE: If you wish to make Matching Contributions based on a Participant's Elective Deferrals it is recommended that Elective Deferrals be limited to no more than six percent of Compensation.

                  NOTE: These contributions are subject to maximum limitations on contributions as provided in the Plan and the Internal Revenue Code. Employer Contributions, including Elective Deferrals and Matching Contributions, in the aggregate may not exceed 15% of all Participants' Compensation, plus up to 10% credit carryover in certain circumstances. Additional limitations are included in the Plan where the Employer also has another qualified retirement plan. An individual Participant's limit on contributions and forfeitures, per year, is generally the lesser of 25% of compensation or $30,000.

                  NOTE: Minimum allocations may be required to Participants who do not receive an allocation of 3% of their Compensation. To the extent required, these allocations shall be provided by a separate profit sharing contribution from the Employer.

      C.    Employee Contributions

      |_|   1.    Nondeductible Voluntary (choose a or b) (Plan section 4.3):

            |_|   a.    Each Participant may make nondeductible voluntary
                        contributions. The minimum voluntary contribution, if any, is _____%.

            - or -

            |_|   b.    Nondeductible voluntary contributions are not permitted.

      |_|   2.    Elective Deferrals (Plan section 4.4). Elective Deferrals
                  not in excess of _____% of a Participant's Compensation shall be contributed in accordance with a compensation reduction agreement signed by the Participant.

                  NOTE: The aggregate Elective Deferrals of a Participant for any taxable year of that Participant shall be limited to $7,000, with such amount adjusted for cost-of-living to the extent permitted under sections 402(g)(5) and 415(d) of the Code.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

VII.  ALLOCATION OF EMPLOYER CONTRIBUTIONS

      A. Formula -- (Choose 1 or 2) (Plan section 5.3(a)). Note: If you provide for hardship withdrawals you must use Formula 1.

      |_|   1.    Non-Integrated Plan -- Employer Contributions shall be
                  allocated to the accounts of all eligible Participants prorated upon Compensation.

      - or -

      |_|   2.    Integrated Plan -- Employer contributions and forfeitures
                  shall be integrated with Social Security and allocated in accordance with the provisions of Plan section 5.3(a). The
                  Plan's Integration Level shall be (choose (a), (b) or (c)):

            |_|   a.    Taxable Wage Base. (The maximum amount considered as
                        wages for such year under section 3121(a)(1) of the Internal Revenue Code (the Social Security taxable wage base) as of the beginning of the Plan Year).

            - or -

            |_|   b.    $___________________ (a dollar amount not to exceed
                        the Taxable Wage Base).

            - or -

            |_|   c.    ___________% of the Taxable Wage Base (not to exceed
                        100%).

            NOTE: If you maintain any other plan in addition to this Plan, only one plan may be integrated with Social Security.

      B.    Contribution Eligibility (Plan section 4.1(c)):

            The Plan provides that all Participants will share in Employer Contributions for the Plan Year, except the following (if elected):

            |_| Participants who terminate employment during the Plan Year with not more than 500 Hours of Service and who are not Employees as of the last day of the Plan Year (other than Participants who die, retire or become Totally and Permanently Disabled).

            If a fewer number of hours than 500 is desired, state the number here: _____.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

VIII. DISTRIBUTIONS

      A.    Normal Retirement Age is (choose 1 or 2) (Plan section 2.30):

      |_|   1.    The date a Participant reaches age _____ (not more than 65 or less than 55). If no age is indicated, normal retirement age shall be 65.

      - or -

      |_|   2.    The later of age _____ (not more than 65) or the _____ (not more than 5th) anniversary of the day the Participant commenced participation in the Plan. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

      B.    Early Retirement (choose 1 or 2) (Plan section 2.10):

      |_|   1.    Early Retirement Date is the first day of the month
                  coincident with or next following the date upon which a Participant reaches age _____ (not less than 55) and completes
                  _____ years of service (not more than 15).

      - or -

      |_|   2.    Early retirement will not be permitted under the Plan.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

IX.   CLAIM FOR EXCESS ELECTIVE DEFERRALS (Plan section 4.9)

      Participants who claim excess Elective Deferrals for the preceding calendar year must submit their claims in writing to the Plan Administrator by March 15.

      NOTE: Excess Elective Deferrals distributed after April 15 are not only includable in the Participant's gross income for the taxable year made, but are also includable in income again in the year distributed.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

X.    OPTIONAL FEATURES

      A.    Hardship Withdrawals (choose 1 or 2) (Plan section 12.3):

      |_|   1.    Hardship withdrawals will be permitted.

      - or -

      |_|   2.    Hardship withdrawals will not be permitted.

      NOTE: The Plan may not provide hardship withdrawals if integration with Social Security is elected in section VII.A.2.

      [B.   Loans (choose 1 or 2) (Plan ARTICLE 13)

      |_|   1.    Loans will be permitted to be made to Participants.

- or -

      |_|   2.    Loans will not be permitted to be made to Participants.

                  NOTE: The Plan may not permit loans to Owner-Employees of noncorporate entities or to Shareholder-Employees of subchapter S corporations. If Plan loans are permitted, the Trustee designated in section XVII of this Adoption Agreement may not be the Sponsor's designated Trustee.]

      [C.   Insurance (choose 1 or 2) (Plan ARTICLE 14)

      |_|   1.    The Plan permits Participants to designate a portion of
                  their Account to purchase life insurance contracts. (MUST NOT be selected if Sponsor's designated trustee is appointed as Trustee).

                  The percentage of the Employer Contributions which may be applied to purchase life insurance contracts shall be equal to _____%.

      - or -

      |_|   2.    The Plan does not permit Participants to designate a
                  portion of their Account to purchase life insurance contracts.

                  NOTE: Section 14.5 of the Plan provides certain limits on the amount of Employer Contributions that can be applied to purchase life insurance contracts.]

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XI.   VESTING

      Employer Contributions and Matching Contributions will become vested if the Participant terminates employment for any reasons other than retirement, death or disability pursuant to the following schedule (choose A, B, C or D) (Plan section 8.3).

|_|   A.    Years of Service        Vested Percentage

            1 year                             0%
            2 years                           20%
            3 years                           40%
            4 years                           60%
            5 years                           80%
            6 or more years                  100%

      - or -

|_|   B.    100 percent vesting immediately after satisfaction of the
            eligibility requirements.

      - or -

|_|   C.    100 percent vesting after three Years of Service.

      - or -

|_|   D.    Years of Service        Vested Percentage
            ----------------        -----------------

            1 year                  __%
            2 years                 __% (not less than  20)
            3 years                 __% (not less than  40)
            4 years                 __% (not less than  60)
            5 years                 __% (not less than  80)
            6 years                 __% (not less than 100)

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XII.  INVESTMENT CHOICES

|_|   [A.   Investments  of  Trust  assets  may be  selected  only  from
            Shares or other investments offered by the Sponsor.]

|_|   [B.   _________%  of the Trust  assets  must be invested in Shares or other investments offered by the Sponsor with the remainder in such other investments as may be acceptable within the discretion of the Trustee.]

|_|   [C.   50% of the Trust  assets must be invested in Shares or other investments offered by the Sponsor with the remainder in such other investments as may be acceptable within the discretion of the Trustee.]

|_|   [D.   25% of the Trust  assets must be invested in Shares or other investments offered by the Sponsor with the remainder in such other investments as may be acceptable within the discretion of the Trustee.]

            NOTE: The Sponsor may impose additional limitations relating to the type of permissible investments in the Trust (Plan section 7.3).

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XIII. INVESTMENT AUTHORITY

      [Contributions to the Plan shall be invested by the Trustee in accordance with instructions of the Employer or Plan Administrator except that (choose [A], [B] or [C])] (Plan section 7.2):

|_|   [A.   No  exceptions;  the  Employer or Plan  Administrator  shall make all investment selections.]

      - or -

|_|   [B.   The Employer delegates all investment  responsibility to the
            Trustee. (MUST NOT be selected if Sponsor's designated trustee is appointed as Trustee).]

      - or -

|_|   [C.   Each Participant  may,  shall direct that:

      |_|   1.    amounts voluntarily contributed by such Participant
                  pursuant to sections 4.3 and 4.4 of the Plan, rollover contributions pursuant to section 4.5 of the Plan and direct transfers pursuant to section 4.6 of the Plan, if any,

      and/or

      |_|   2.    Employer Contributions on the Participant's behalf

      shall be invested in specified investments offered by the Sponsor. Participants may make or change such directions by giving written notice to the Plan Administrator. Reasonable restrictions may be imposed on this privilege by the Plan Administrator or the Sponsor for purposes of administrative convenience.]

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XIV.  TOP-HEAVY PROVISIONS

      Participants who are eligible to receive the minimum allocation provided by section 5.2 of the Plan shall receive a minimum allocation of contributions and forfeitures under this Plan equal to three percent (3%) of Compensation, or if lesser, the largest percentage of Compensation allocated on behalf of any Key Employee for the Plan Year.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XV.   ALLOCATION LIMITATIONS

      COMPLETE THIS SECTION ONLY IF YOU MAINTAIN OR EVER MAINTAINED ANOTHER QUALIFIED PLAN IN WHICH ANY PARTICIPANT IN THIS PLAN IS (OR WAS) A PARTICIPANT OR COULD BECOME A PARTICIPANT. THIS SECTION MUST ALSO BE COMPLETED IF THE EMPLOYER MAINTAINS A

      WELFARE BENEFIT FUND, AS DEFINED IN SECTION 419(e) OF THE CODE, OR AN INDIVIDUAL MEDICAL ACCOUNT, AS DEFINED IN SECTION 415(l)(2) OF THE CODE, UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS WITH RESPECT TO ANY PARTICIPANT IN THIS PLAN.

      A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer other than a master or prototype plan (choose either 1 or 2) (Plan section 6.3).

      |_|   1.    The provisions of section 6.2 will apply as if the other
                  plan were a master or prototype plan.

      - or -

      |_|   2.    (On an attachment, provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion).

      B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, attach an explanation of the method under which the plan involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XVI.  ADMINISTRATION

      A. The Plan administrator will be (choose [1], [2], [3] or [4]) (Plan sections 2.34 and 15.4):

      |_|   [1.   The Trustee]

      NOTE: If the Trustee designated in section XVII of this Adoption Agreement is the Sponsor's designated Trustee, it may not be appointed as Plan Administrator.

      - or -

      |_|   [2.   The Employer]

      - or -

      |_|   [3.   An  individual  Plan  Administrator  designated by the
                  Employer:

                  ____________________________________________________________
                  Name

                  ____________________________________________________________
                  Address
                  ____________________________________________________________]

      |_|   [4.   A committee  of two or more  Employees  designated  by
                  the Employer:

                  ____________________________________________________________
                  Name & Title


                  ____________________________________________________________
                  Signature


                  ____________________________________________________________
                  Name & Title


                  ____________________________________________________________
                  Signature


                  ____________________________________________________________
                  Name & Title


                  ____________________________________________________________
                  Signature

                  NOTE: If no Plan Administrator has been designated or serving at any time, the Employer will be deemed the Plan Administrator. (Plan section 15.4).

      B. The Plan Administrator (including all members of a committee, if a committee is named) is a Named Fiduciary for the Plan. If other persons are also to be Named Fiduciaries, their names and addresses are:

                  ____________________________________________________________
                  Name

                  ____________________________________________________________
                  Address
                  ____________________________________________________________


                  ____________________________________________________________
                  Name

                  ____________________________________________________________
                  Address
                  ____________________________________________________________


                  ____________________________________________________________
                  Name

                  ____________________________________________________________
                  Address
                  ____________________________________________________________

      C. The Named Fiduciaries have all of the powers set forth in the Plan. If any powers or duties are to be allocated among them, or delegated to third parties, indicate below what the powers or duties are and to whom they are to be delegated (Plan section 15.3):

            __________________________________________________________________

            __________________________________________________________________

            __________________________________________________________________

            __________________________________________________________________

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XVII. THE TRUSTEE

      [A. The Employer hereby appoints the following to serve as Trustee (Plan section 2.45):

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee]

      [B. The Employer hereby appoints the Sponsor's designated trustee(s) to serve as Trustee(s):

            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee


            Name:    _________________________________________________________

            Address: _________________________________________________________

                     _________________________________________________________

            Dated:   ______________________     ______________________________
                                                (Signature of) Trustee]

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

XVIII. EMPLOYER SIGNATURE

      The Employer acknowledges receipt of the current prospectus of the investment companies designated by the Employer for its initial investments under the Plan and represents that it has delivered a copy thereof to each Participant in the Plan, and that it will deliver to each Participant making contributions and each new Participant, a copy of the then current prospectus of such investment companies. The Employer further represents that the information in this Adoption Agreement shall become effective only when approved and countersigned by the Trustee. The right to reject this Adoption Agreement for any reason is reserved.

      This Adoption Agreement must be used only in conjunction with basic plan document #02.

      NOTE: An Employer who has ever maintained or who later adopts any plan (including, after December 31, 1985, a welfare benefit fund, as defined in section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in section 419A(d)(3) of the Code, or an individual medical account, as defined in section 415(l)(2) of the Code) in addition to this Plan, may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the plans are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

      This Adoption Agreement consists of 19 pages.

      IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed by its duly authorized officers this ______ day of _________________________, _____.


                                    __________________________________________
                                                (Name of Employer)


                              By:   __________________________________________
                                                 (Name and Title)